Exhibit 10(m)

INVESTMENT AND PARTICIPATION AGREEMENT

Dated as of February 1, 2000

Among

PROTECTIVE LIFE INSURANCE COMPANY,

As the Company,

Wachovia Capital Investments, Inc.,

as Lessor,

and

THE LEASE PARTICIPANTS SIGNATORIES HERETO

TABLE OF CONTENTS

                                                                                                                                   Page

ARTICLE I. Defined Terms and Accounting Matters..................................................................

   Section 1.01          Terms Defined Above.....................................................................

   Section 1.02          Certain Defined Terms...................................................................

   Section 1.03          Accounting Terms and Determinations.....................................................

ARTICLE II. Commitments  2

   Section 2.01          Lessor Investments; Purchase of Ownership Interests.....................................

   Section 2.02          Fundings................................................................................

   Section 2.03          Changes of Commitments..................................................................

   Section 2.04          Certain Supplemental Rent...............................................................

   Section 2.05          Ownership Interests; Lessor as Servicing Agent; Record of Payments......................

   Section 2.06          Several Obligations.....................................................................

   Section 2.07          Applicable Funding Offices..............................................................

   Section 2.08          Acquisition and Construction of Facility................................................

ARTICLE III. Recovery of Lessor Investments; Payment of Yield and Other Amounts..................................

   Section 3.01          Recovery of Lessor Investments..........................................................

   Section 3.02          Redemptions.............................................................................

   Section 3.03          Yield on Lessor Investments; Overdue Amounts............................................

   Section 3.04          Payments by Lessor......................................................................

   Section 3.05          Applications of Payments and Proceeds...................................................

ARTICLE IV. Payments; Computations; Etc..........................................................................

   Section 4.01          Payments................................................................................

   Section 4.02          Pro Rata Treatment......................................................................

   Section 4.03          Computations............................................................................

   Section 4.04          Non-receipt of Funds by the Lessor......................................................

   Section 4.05          Sharing of Payments.....................................................................

   Section 4.06          Taxes...................................................................................

ARTICLE V. Yield Protection and Illegality.......................................................................

   Section 5.01          Basis for Determining Yield Rate Inadequate or Unfair...................................

   Section 5.02          Illegality..............................................................................

   Section 5.03          Increased Cost and Reduced Return.......................................................

   Section 5.04          Base Rate Substituted for Adjusted LIBO Rate............................................

   Section 5.05          Compensation............................................................................

   Section 5.06          Payments and Computations...............................................................

ARTICLE VI. Conditions Precedent.................................................................................

   Section 6.01          Conditions Precedent to Effectiveness of this Agreement.................................

   Section 6.02          Initial and Subsequent Advances.........................................................

   Section 6.03          Conditions Precedent for the Benefit of Funding Parties.................................

   Section 6.04          Closing.................................................................................

ARTICLE VII. Representations and Warranties......................................................................

   Section 7.01          Company Representations and Warranties..................................................

ARTICLE VIII. Covenants  30

   Section 8.01          Information.............................................................................

   Section 8.02          Maintenance and Inspection of Property, Books and Records...............................

   Section 8.03          Related Contracts.......................................................................

   Section 8.04          Consolidations, Mergers and Sales of Assets.............................................

   Section 8.05          Maintenance of Existence................................................................

   Section 8.06          Dissolution.............................................................................

   Section 8.07          Use of Proceeds.........................................................................

   Section 8.08          Compliance with Laws; Payment of Taxes..................................................

   Section 8.09          Insurance...............................................................................

   Section 8.10          Maintenance of Property.................................................................

   Section 8.11          Environmental Notices...................................................................

   Section 8.12          Environmental Matters...................................................................

   Section 8.13          Environmental Release...................................................................

   Section 8.14          Transactions with Affiliates............................................................

   Section 8.15          Further Assurances......................................................................

   Section 8.16          Completion; Etc.........................................................................

   Section 8.17          Maintenance; Etc........................................................................

   Section 8.18          Encroachments...........................................................................

   Section 8.19          Liens, Etc..............................................................................

   Section 8.20          Facility Plan...........................................................................

   Section 8.21          Change in Fiscal Year...................................................................

   Section 8.22          Intentionally Omitted...................................................................

   Section 8.23          Restrictions on Ability of Subsidiaries to Pay Dividends................................

   Section 8.24          Adjusted Consolidated Net Worth.........................................................

   Section 8.25          Ratio of Adjusted Consolidated Indebtedness to Consolidated Capitalization..............

   Section 8.26          Ratio of Unconsolidated Cash Inflow Available for Interest Expense to Adjusted Consolidated Interest Expense.
                         37

   Section 8.27          Company's Total Adjusted Capital........................................................

   Section 8.28          Restricted Payments.....................................................................

ARTICLE IX. Events of Default....................................................................................

   Section 9.01          Events of Default.......................................................................

   Section 9.02          Remedies................................................................................

ARTICLE X. The Lessor as Servicing Agent for the Lease Participants..............................................

   Section 10.01         Appointment, Powers and Immunities......................................................

   Section 10.02         Reliance by Lessor......................................................................

   Section 10.03         Defaults................................................................................

   Section 10.04         Rights as a Funding Party...............................................................

   Section 10.05         Indemnification by Lease Participants...................................................

   Section 10.06         Indemnification by Lessor...............................................................

   Section 10.07         Non-Reliance on Lessor and other Lease Participants.....................................

   Section 10.08         Failure to Act..........................................................................

ARTICLE XI. Miscellaneous........................................................................................

   Section 11.01         Amendments, Etc.........................................................................

   Section 11.02         Notices.................................................................................

   Section 11.03         Payment of Expenses, Indemnities, etc...................................................

   Section 11.04         No Waiver; Remedies.....................................................................

   Section 11.05         Right of Set-Off........................................................................

   Section 11.06         Assignments and Participations..........................................................

   Section 11.07         Invalidity..............................................................................

   Section 11.08         Entire Agreement........................................................................

   Section 11.09         References..............................................................................

   Section 11.10         Successors; Survivals...................................................................

   Section 11.11         Captions................................................................................

   Section 11.12         Counterparts............................................................................

   Section 11.13         Confidentiality.........................................................................

   Section 11.14         GOVERNING LAW; SUBMISSION TO JURISDICTION...............................................

   Section 11.15         Yield...................................................................................

   Section 11.16         Characterization........................................................................

   Section 11.17         Compliance..............................................................................

   Section 11.18         Facility................................................................................

   Section 11.19         Funding Parties.........................................................................

   Section 11.20         Waiver of Jury Trial....................................................................

   Section 11.21         Certain Acknowledgments of the Parties..................................................

   Section 11.22         Consent to Release of Excess Annex Land and Excess Parking Land.........................

EXHIBITS

Exhibit A -        Legal Description of Site

Exhibit B -        Ownership Certificate

Exhibit C -        Form of Assignment and Acceptance Agreement

Exhibit D -        Form of legal opinion of counsel to the Company and the Guarantor

Exhibit E -        Form of Compliance Certificate

Exhibit F -        Form of Guaranty

                                                               SCHEDULES

Schedule 1.02     -        Defined Terms

Schedule 1.02(b)  -        Pricing Schedule

Schedule 7.01(e)  -        Litigation

Schedule 7.01(h)  -        Subsidiaries

Schedule 7.01(n)  -        Environmental Matters

        INVESTMENT AND PARTICIPATION AGREEMENT (as the same may be amended, modified or supplemented from time to time, this “Agreement” or the “Investment Agreement”) dated as of February 1, 2000 among PROTECTIVE LIFE INSURANCE COMPANY, a Tennessee corporation (the “Company”), WACHOVIA CAPITAL INVESTMENTS, INC., as Lessor (the “Lessor”) and each of the Lease Participants that is a party hereto or becomes a party hereto as provided in Section 11.06 (individually, together with its successors and assigns, a “Lease Participant,” and collectively, together with their successors and assigns, the “Lease Participants”).

RECITALS

        WHEREAS, the Lessor has acquired, as of the date hereof, a ground lease of certain real property located in Birmingham, Alabama, described in greater detail on Exhibit A (the “Site”), and intends to construct and install on the Site an annex office building and a related parking deck and related enhancements and improvements, including furniture, fixtures and equipment; and

        WHEREAS, the Lessor has leased the Facility to the Company pursuant to the Lease; and

        WHEREAS, the Company, acting as the Lessor’s Acquisition/Construction Agent under the Agency Agreement, will, on behalf of the Lessor, complete the construction and installation of all such enhancements and improvements on the Site and provide operations, maintenance and management support; and

        WHEREAS, in order to finance the acquisition of the Lessor’s ground lease of the Site and the construction and installation of the building, related parking deck and such related enhancements and improvements on the Site for the ultimate use and benefit of the Company in accordance with the Lease, the Company has requested that the Lessor make Lessor Investments in the Facility in an aggregate principal amount of up to $75,000,000, and the Lessor has requested that the Lease Participants purchase Ownership Interests from the Lessor; and

        WHEREAS, to induce the Lessor and the Lease Participants to enter into this Agreement and other agreements relating to the transactions contemplated hereby, the Guarantor has agreed to guarantee the obligations of the Company to the Lessor, subject to certain limitations;

        WHEREAS, the Lessor has agreed to make Lessor Investments and the Lease Participants have agreed to purchase Ownership Interests from the Lessor upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Defined Terms and Accounting Matters

        Section 1.01 Terms Defined Above. As used in this Agreement, the terms defined in the preamble and above shall have the meanings indicated above.

        Section 1.02 Certain Defined Terms. As used herein, all capitalized terms used but not otherwise defined herein shall have the meaning specified for such term in Schedule 1.02.

        Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP (except that financial statements of the Insurance Subsidiaries shall be prepared in accordance with SAP), applied on a basis consistent (except for changes concurred with by the Guarantor’s independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Guarantor and the Consolidated Subsidiaries delivered to the Funding Parties unless with respect to any such change concurred with by the Guarantor’s independent public accountants or required by GAAP or SAP, in determining compliance with any of the provisions of this Agreement or any of the other Operative Documents: (a) the Guarantor shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (b) the Majority Funding Parties shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01, shall mean the financial statements referred to in Section 7.01(d)).

ARTICLE II

Commitments

        Section 2.01 Lessor Investments; Purchase of Ownership Interests.

        (a) Lessor Investments. The Lessor agrees with the Company, on the terms and conditions of this Agreement, to make Lessor Investments by making Lessor Advances to the Acquisition/Construction Agent during the period from and including the Initial Funding Date up to and including the Completion Date, in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Lessor Investment Commitment plus the amount of related Lease Participant Advances made pursuant to Section 2.01(b). All Lessor Advances shall be utilized only for items of Facility Cost, which utilization shall be evidenced to the Lessor's reasonable satisfaction simultaneously with and as a condition to each Lessor Advance. The Lessor hereby assigns to the Company all of its rights to enforce the Lease Participant Commitments, and the Lessor shall have no obligation to fund any amounts in excess of its Lessor Investment Commitment, net of the aggregate amount of Lease Participant Commitments.

        (b) Purchase of Ownership Interests. Each Lease Participant severally agrees with the Lessor and the Company, on the terms and conditions of this Agreement, up to the amount of its Lease Participant Commitment, to purchase Ownership Interests from the Lessor by making Lease Participant Advances to the Lessor during the period from and including the later of (1) the Initial Funding Date or (2) the date such Lease Participant becomes a party to this Agreement as provided in Section 11.06(b), up to and including the Completion Date, in an aggregate amount equal to such Lease Participant's Percentage Share, as shown on the most current Ownership Certificate; provided, however, that the aggregate principal amount of all Lease Participant Advances by all Lease Participants under this Section 2.01(a) at any one time outstanding shall not exceed the lesser of (y) ninety-seven percent (97%) of the Facility Cost as incurred or invoiced or (z) the sum of the aggregate Lease Participant Commitments. All Lessor Advances and Lease Participant Advances shall be made so as to satisfy the Required Percentage Composition.

        (c) Limitations on Lessor Advances and Lease Participant Advances. The aggregate amount of all Lessor Advances shall not exceed the amount of the Lessor Investment Commitment plus the aggregate amount of all Lease Participant Advances, and the aggregate amount of all Lease Participant Advances shall not exceed the amount of the aggregate Lease Participant Commitments. Lessor Advances repaid may not be readvanced to the Acquisition/Construction Agent. Lease Participant Advances repaid may not be readvanced to the Lessor. All Lessor Advances and Lease Participant Advances shall be made in such manner so as to satisfy the Required Percentage Composition. All Lessor Advances shall be utilized only for items of Facility Cost, which utilization shall be evidenced or certified to the Lessor's reasonable satisfaction simultaneously with and as a condition to each Lessor Advance as provided herein. All Lease Participant Advances shall be utilized only for the purchase from the Lessor of Ownership Interests.

        (d) Capitalized Yield during Construction Term. In order to capitalize Yield accruing during the Construction Term as contemplated in Section 3.03(a), on the last day of each Yield Period during the Construction Term and on the last day of the Construction Term, without any requirement for the giving of an Advance Notice by the Acquisition/Construction Agent pursuant to Section 2.02, the Lessor shall be deemed to have made a Lessor Advance (and each of the Lease Participants shall be deemed to have made a Lease Participant Advance to the Lessor pursuant hereto in connection therewith) in the amount of all Yield accruing on the aggregate outstanding amount of Lessor Advances as of the last day of the immediately preceding Yield Period. The Lessor shall give the notice to the Company and the Lease Participants of the amount of each such deemed Lessor Advance and each deemed Lease Participant Advance. Notwithstanding the foregoing, the aggregate amount of all Lessor Advances shall not exceed the Facility Cost.

        Section 2.02 Fundings.

        (a)

                (i) The Company, as Acquisition/Construction Agent for the Lessor, shall give the Lessor an Advance Notice (which may be telephonic if confirmed promptly in writing) of each requested funding of a Lessor Advance, which notice shall be given at least 3 Business Days before the date for such funding hereunder and shall be irrevocable and effective only upon receipt by the Lessor, and shall specify the aggregate amount and the date of the Lessor Advance to be funded. Fundings hereunder shall be made on the Initial Funding Date, which shall commence the first Yield Period, and the first day of each Yield Period thereafter during the Construction Term, with only 1 funding each calendar month. Once given, an Advance Notice may be revoked only upon payment of any amounts due to the Funding Parties under section 5.05. Not later than 12:00 noon, Atlanta, Georgia time, on the date specified for each funding hereunder, the Lessor shall make available to the Acquisition/Construction Agent, in immediately available funds, the amount of the Lessor Advance on such date at an account which the Acquisition/Construction Agent shall specify and maintain with the Lessor at its Principal Office.

                (ii) Promptly upon receipt of an Advance Notice pursuant to clause (i), the Lessor shall notify the Lease Participants thereof and of the amount of each Lease Participant's Percentage Share thereof to be funded by a Lease Participant Advance by each Lease Participant in connection therewith, having due regard for the maintenance of the Required Percentage Composition. Not later than 2:00 p.m., Atlanta, Georgia time, on the date specified for each funding hereunder, the Lease Participants shall make available to the Lessor, in immediately available funds, the amount of such Lease Participant Advances to be made by them on such date at an account which the Lessor shall specify. Promptly following the receipt of such Lease Participant Advances, the Lessor shall furnish to each Lease Participant, with a copy to the Company, a certificate in the form of Exhibit B (an "Ownership Certificate") setting forth, as of the date thereof and after giving effect to such Lessor Advance pursuant to clause (i) above and the related Lease Participant Advances pursuant to this clause (ii), as well as all "deemed" Lessor Advances and Lease Participant Advances pursuant to Section 2.01(d) since the issuance of the prior Ownership Certificate, the aggregate amount of (a) all Lessor Investments, (b) the Ownership Interests owned by the Lessor and each Lease Participant, (c) the Percentage Share of the Lessor and each Lease Participant, and (d) the percentage which the Non-Recourse Amount Ownership Interests of the Lessor bears to the total Lessor Investments.

        (b) All Lessor Advances under Section 2.02(a)(i) shall be in amounts of at least $500,000 or in integral multiples of $100,000 in excess thereof, or the remaining balance of the sum of the Lessor Investment Commitment and Lease Participant Commitments, if less.

        (c) On the Completion Date, all Lessor Advances and Lease Participant Advances shall have been funded by the Funding Parties as herein provided on a pro rata basis so that the Required Percentage Composition shall be satisfied on such date.

Section 2.03 Changes of Commitments. The Company, as Acquisition/Construction Agent for the Lessor, shall have the right to terminate or to reduce the amount of, or, prior to utilization thereof, terminate, the Lessor Investment Commitment and Lease Participant Commitments at any time or from time to time upon not less than 3 Business Days’ prior written notice to the Lessor (which shall promptly notify the Lease Participants) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $1,000,000 or any multiple of $500,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Lessor. Any such reduction in the amount of the Lessor Investment Commitment and Lease Participant Commitments shall be pro rata. The Lessor Commitments and the Lease Participant Commitments, once terminated or reduced, may not be reinstated. In no event shall the Lessor Investment Commitment and Lease Participant Commitments be reduced below the outstanding amount of Lessor Advances and Lease Participant Advances. On the Completion Date, after all Lessor Advances and Lease Participant Advances required to be made hereunder have been made, the Commitments shall terminate entirely.

        Section 2.04 Certain Supplemental Rent. In addition to other Supplemental Rent payable pursuant to the Operative Documents, the Company shall pay to the Lessor the Supplemental Rent described in this Section 2.04 pursuant to the provisions hereof (and during the Construction Term, the Company shall be entitled to obtain Lessor Advances and Lease Participant Advances therefor by including such amounts in any Advance Notice).

        (a) The Company shall pay or cause to be paid to the Lessor Supplemental Rent (the "Commitment Supplemental Rent") on the daily average amount of the sum of the unused portion of the Lessor Investment Commitment and Lease Participant Commitments, for the period from and including the Closing Date, up to and including the earlier of the date the unused Lessor Investment Commitment and Lease Participant Commitments are terminated by the Company, as Acquisition/Construction Agent for the Lessor, or the Completion Date, at a rate per annum equal to 0.20%. Commitment Supplemental Rent and Yield thereon at the rate specified in the last sentence of Section 3.03(a) shall accrue for each Yield Period during the Construction Term and be payable, together with Yield thereon, on the first funding date as of which the aggregate amount of capitalized project costs funded (including capitalized project costs funded on such date) equal or exceed $1,000,000. Promptly upon receipt by the Lessor of each payment of the Commitment Supplemental Rent, it shall distribute to each Lease Participant its Percentage Share thereof.

        (b) The Company shall pay or cause to be paid to the Lessor Supplemental Rent (the "Upfront Supplemental Rent") in the amount of 0.20% of the Lessor Commitment. The Upfront Supplemental Rent and Yield thereon at the rate specified in the last sentence of Section 3.03(a) shall accrue during the Construction Term and be payable in full, together with Yield thereon, , on the first funding date as of which the aggregate amount of capitalized project costs funded (including capitalized project costs funded on such date) equal or exceed $1,000,000. Promptly upon receipt by the Lessor of such payment of the Upfront Supplemental Rent, it shall distribute to each Lease Participant its Percentage Share thereof.

        (c) The Company shall pay or cause to be paid Supplemental Rent in connection with the Lessor's role as arranger (the "Arranger's Supplemental Rent") and as the administrator (the "Administrative Supplemental Rent") of the transactions described in the Operative Documents, in each case as specified in the fee letter dated of even date herewith between the Lessor and the Company. The Arranger's Supplemental Rent and the Administrative Supplemental Rent shall accrue, together with Yield thereon at the rate specified in the last sentence of Section 3.03(a), during the Construction Term and be payable, together with Yield thereon, , on the first funding date as of which the aggregate amount of capitalized project costs funded (including capitalized project costs funded on such date) equal or exceed $1,000,000. Thereafter, the Administrative Supplemental Rent shall be paid annually in advance. The Lessor shall retain the Arranger's Supplemental Rent and the Administrative Supplemental Rent for its own account.

        Section 2.05 Ownership Interests; Lessor as Servicing Agent; Record of Payments.

        (a) The Ownership Certificates furnished by the Lessor pursuant to Section 2.02(a)(ii) shall evidence, as of the date thereof and after giving effect to such Lessor Advance pursuant to Section 2.02(a)(i) and the related Lease Participant Advances pursuant to Section 2.02(a)(ii), as well as all "deemed" Lessor Advances and Lease Participant Advances pursuant to Section 2.01(d) since the issuance of the prior Ownership Certificate, the aggregate amount of (a) all Lessor Investments, (b) the Ownership Interests owned by the Lessor and each Lease Participant, (c) the Percentage Share of the Lessor and each Lease Participant, and (d) the percentage which the Non-Recourse Amount Ownership Interests of the Lessor bears to the total Lessor Investments, and such Ownership Certificates shall be final and conclusive evidence of the amounts set forth therein, in the absence of manifest error. The sale by the Lessor to the Lease Participants of Ownership Interests shall be absolute sales, and the Lease Participants shall have no recourse to the Lessor in the event of failure of the Lessee to pay any Rent or other amounts payable pursuant to the Lease, this Agreement and the other Operative Documents which are attributable to their Ownership Interests, or right to require the Lessor to repurchase their Ownership Interests in any event.

        (b) The Lessor shall serve as the servicing agent of the Lease Participants to collect and receive all payments of Rent and other amounts payable pursuant to the Lease, this Agreement and the other Operative Documents which are attributable to their Ownership Interests, and such amounts, when received by the Lessor and until distributed to the Lease Participants pursuant to the Lease, this Agreement or the other Operative Documents, shall be held by the Lessor in trust for the Lease Participants.

        (c) The Lessor shall maintain a record of payments of Rent and all other amounts paid to the Lessor pursuant to the Lease, this Agreement and the other Operative Documents, and the amounts paid by the Lessor to the Lease Participants pursuant to this Agreement, and such record shall be final and conclusive evidence of the amounts recorded therein, absent manifest error. A copy of such record shall be made available to the Company and any Lease Participant upon its request.

        Section 2.06 Several Obligations. The failure of any Lease Participant to make any Lease Participant Advance to be made by it on the date specified therefor shall not relieve such Lease Participant of its obligation to the Company to make such Lease Participant Advance, nor shall it relieve the Lessor or any other Lease Participant of its obligation to make its own Lessor Advance (net of such amount) or Lease Participant Advance, but neither the Lessor nor any Lease Participant shall have any responsibility for such failure, or obligation to make such Lease Participant Advance on behalf of such Lease Participant.

        Section 2.07 Applicable Funding Offices. The Lessor Advances and Lease Participant Advances made by each Funding Party shall be made and maintained at such Funding Party’s Applicable Funding Office therefor.

        Section 2.08 Acquisition and Construction of Facility. The Lessor, acting solely by and through the Company as its Acquisition/Construction Agent under the Agency Agreement and subject to the provisions of this Agreement, shall, on the terms and conditions set forth in the Operative Documents, acquire the Facility, cause to be constructed the Improvements thereon, and lease the Facility to the Lessee pursuant to the Lease. The Company shall enter into and perform its obligations under the Agency Agreement, the Lease and the other Operative Documents, all in accordance with the terms thereof.

ARTICLE III.

Recovery of Lessor Investments;
Payment of Yield and Other Amounts

        Section 3.01 Recovery of Lessor Investments.

        (a) The Company will pay or cause to be paid to the Lessor all Rent and other amounts payable to the Lessor, for the account of the Lessor and the Lease Participants, as the case may be, including all Unrecovered Lessor Investments, all accrued and unpaid Yield (other than Yield capitalized during the Construction Period pursuant to Sections 2.01(d) and 3.03(a)), Supplemental Rent and other amounts owing under this Agreement and the other Operative Documents, in full on the Maturity Date, subject to Section 3.01(b).

        (b) If, on or before the Maturity Date, the Company or the Guarantor (or any of their respective Affiliates) shall exercise the option to purchase the Facility in its entirety, then the purchase price for the Facility shall be equal to the Purchase Price and the proceeds of such sale, when received by the Lessor, shall be applied by the Lessor in the order specified in Section 3.05(a). If, on the Maturity Date, no Cancellation Event shall have occurred and the Company or the Guarantor (or any of their respective Affiliates) shall elect to pay the Final Rent Payment or Completion Costs Payment, as applicable, and not to purchase the Facility, and shall pay the Final Rent Payment or Completion Costs Payment, as applicable, all amounts received by the Lessor pursuant to or in connection with the Lease, this Agreement or any other Operative Document or as proceeds of the disposition of the Facility shall be applied by the Lessor to pay the Unrecovered Lessor Investments and all accrued Yield (which shall be distributed ratably to the Funding Parties in accordance with their respective Ownership Interests), and to the Persons entitled thereto pursuant to the Operative Documents all Supplemental Rent and other amounts owing under this Agreement in the order specified in Section 3.05(b).

        Section 3.02 Redemptions.

        (a) On or after the third anniversary of the Completion Date, the Company may from time to time, upon at least 2 Business Days' notice to the Lessor which specifies the proposed date (which shall be a Business Day) and aggregate principal amount of the redemption and the Lessor Investments to be redeemed, and if such notice is given the Company shall, as specified in such notice, redeem no later than 12:00 noon, Atlanta, Georgia time, on such date, and the amount of such redemption payment, when received by the Lessor, shall be applied to redeem, the outstanding principal amounts of the Lessor Investments comprising the same Lessor Advance and related Lease Participant Advances in whole or ratably in part, together with accrued Yield to the date of such redemption on the amount redeemed (and the Lessor shall, on the same Business Day on which received, distribute to the Lease Participants which made Lease Participant Advances with respect thereto their respective Percentage Share; provided, however, that (i) each partial redemption shall be in an aggregate principal amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof, and (ii) in the event of any such redemption of Lessor Investments on any day other than the last day of the Yield Period for such Lessor Investments, the Company, as agent for the Lessor, shall be obligated to reimburse the Funding Parties in respect thereof pursuant to, and to the extent required by, Section 5.05. Any redemption pursuant to this Section 3.02 shall be allocated among the Lessor Investments to achieve or maintain the Required Percentage Composition; or if, after giving effect to such redemption, it is not possible to achieve or maintain such ratio, then such redemption will be allocated among the Lessor Investments in the manner which most closely approximates, but does not violate, the Required Percentage Composition. In no event shall any redemption be allowed which results in the Required Percentage Composition being violated. Within 5 Business Days after its receipt of such redemption amount, the Lessor, at the expense of the Company, shall execute and deliver to each of the Lease Participants a new Ownership Certificate, giving effect to such redemption and dated the date thereof.

        (b) On each date on which the Lessor Investment Commitments and Lease Participant Commitments are reduced pursuant to Section 2.03, the Company, as Acquisition/Construction Agent for the Lessor, shall redeem such principal amount of the outstanding Lessor Investments (together with Yield accrued thereon), as may be necessary so that after such payment the aggregate unpaid principal amount of the Lessor Investments does not exceed the sum of the Lessor Commitments and Lease Participant Commitments, as then reduced (and the Lessor shall distribute to the Lease Participants their respective Percentage Share thereof).

        Section 3.03 Yield on Lessor Investments; Overdue Amounts.

        (a) All Yield shall accrue and be payable at a rate per annum equal to the Adjusted LIBO Rate for the applicable Yield Period plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate. However, the Lessor and the Company have requested that Yield accruing during the Construction Term be capitalized, and the Funding Parties have agreed thereto. Therefore, all Yield accruing during the Construction Term shall be paid by the deemed making of Lessor Advances and Lease Participant Advances pursuant to Section 2.01(d).

        (b) Notwithstanding the foregoing, the Company, by the payment of additional Rent under the Lease, or otherwise, shall pay or cause to be paid to the Lessor, at the applicable Default Rate on the amount of Lessor Investments, Yield, Supplemental Rent or other amounts owing by the Lessee under this Agreement or any other Operative Document which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full, in each case to the maximum extent permitted by applicable law (and the Lessor shall, on the day of receipt, if received prior to 2:00 p.m., Atlanta, Georgia time, or on the next succeeding Business Day, if received at or after 2:00 p.m., Atlanta, Georgia time, distribute to the Lease Participants their respective Percentage Share thereof, or to such other Person as shall be entitled thereto pursuant to the Operative Documents).

        (c) Accrued Yield on the Lessor Investments shall be payable on the last day of each Yield Period therefor (subject to the provisions of Sections 2.01(d) and 3.03(a) with respect to Yield accruing during the Construction Term) and on the Maturity Date. Yield payable at the Default Rate shall be payable from time to time on demand.

        (d) Promptly after the determination of the rate of any Yield provided for herein or any change therein, the Lessor shall notify the Lease Participants which have an Ownership Interest in such Yield and the Company of such determination or change.

        Section 3.04 Payments by Lessor. All moneys received by the Lessor pursuant to the Lease including, but not limited to, payments of Basic Rent, Supplemental Rent, the Termination Value or the Final Rent Payment or the Completion Cost Payment, as applicable, except for amounts allocable to fees and expenses of the Lessor pursuant to the Operative Documents and amounts comprising Supplemental Rent payable to third Persons, if any, shall be paid to the Funding Parties in accordance with, and to pay amounts owing pursuant to, the terms of this Agreement, including without limitation Section 4.01 and, if applicable, Section 3.05.

        Section 3.05 Applications of Payments and Proceeds.

        (a) Upon the occurrence of a Cancellation Event or a Termination Event (and the Company elects pursuant to Section 15(a) or (b) of the Lease to exercise its option to purchase the Facility for the Purchase Price or elects pursuant to Section 15(b)(ii)(B) of the Lease to pay the Termination Value), or if the Company otherwise elects to acquire the Facility for the Purchase Price, the Purchase Price or the Termination Value, as the case may be, and all other monies received by the Lessor pursuant to or in connection with the Lease, this Agreement or any other Operative Document, including, without limitation, the proceeds of any insurance or condemnation awards received as a result of any Casualty Occurrence or Loss Event, shall be applied to Lessor Investments (and the Ownership Interests of the Lease Participants) in the following order:

         i. first, to pay or reimburse all Supplemental Rent and other costs and expenses, including, without limitation, those in connection with Indemnified Risks, increased costs, or Taxes, then due and owing to the Funding Parties under the other Operative Documents, pro rata to each such Person (collectively, the "Other Transaction Expenses");

        ii. second, to pay all accrued, unpaid Yield on the Lessor Investments, to the Lessor (who shall distribute to each of the Lease Participants its Percentage Share thereof); and

        iii. third, to pay the Unrecovered Lessor Investments to the Lessor (who shall distribute to each of the Lease Participants its Percentage Share thereof).

Any monies remaining after payment in full of the foregoing amounts and all other amounts owing by the Company from time to time under the Operative Documents shall be paid to the Lessor for distribution to the Company.

        (b) If (i) a Termination Event has occurred, (ii) a Cancellation Event does not exist and (iii) the Company has not elected to purchase the Facility for the Purchase Price, and has paid the Final Rent Payment or the Completion Costs Payment, as applicable pursuant to Section 15(a) of the Lease, then the Final Rent Payment or the Completion Costs Payment, as applicable, shall be applied as follows:

        i. first, to pay or reimburse all Other Transaction Expenses;

        ii. second, to pay all accrued, unpaid Yield on the Lessor Investments to the Lessor (who shall distribute to each of the Lease Participants its Percentage Share thereof);

        iii. third, to pay the Unrecovered Lessor Investments, up to the Recourse Amount, to the Lessor (who shall distribute to each of the Lease Participants its Percentage Share thereof); and

        iv. fourth, the balance, if any, to be applied as provided in the following provisions of this paragraph (b).

In such circumstances, all other monies received by the Lessor pursuant to or in connection with the Lease, this Agreement or any other Operative Document or as proceeds of disposition of the Facility shall be applied as follows:

        (1) first, to pay to the Lessor (who shall distribute to each of the Lease Participants its Percentage Share thereof) the remaining Unrecovered Lessor Investments attributable to the Non-Recourse Amount, excluding the portion thereof attributable to the Lessor Equity Interest;

        (2) second, to pay to the Lessor, for its own account, the remaining Unrecovered Lessor Investments attributable to the Lessor Equity Interest; and

        (3) third, to reimburse the Company for Support Expenses incurred by it under the Agency Agreement.

Any monies remaining after payment in full of the foregoing amounts and all other amounts owing by the Company from time to time under the Operative Documents shall be paid to the Lessor for distribution to the Company.

        (c) If the circumstances described in Section 3.05(b)(i) and (ii) exist, but the Company has either failed to elect to exercise its option to purchase the Facility, failed to make the Final Rent Payment or Completion Costs Payment, as applicable, and/or failed to furnish to the Lessor a satisfactory update of the environmental reports initially furnished with respect to the Facility, then the Lessor will be entitled to exercise foreclosure remedies set forth in Section 26 of the Lease and all moneys received by the Lessor from the disposition of the Facility or other foreclosure action, net of enforcement costs, will be applied (i) first to payment of the Unrecovered Lessor Investments attributable to the Non-Recourse Amount, excluding the portion thereof attributable to the Lessor Equity Interest (which payment shall be distributed to each of the Lease Participants according to its Percentage Share thereof), (ii) next to the remaining Unrecovered Lessor Investments attributable to the Lessor Equity Interest (which shall be retained by the Lessor), and (iii) any remaining net proceeds shall be applied in accordance with 3.05(a) in the same manner as if the Final Rent Payment or Completion Costs Payment had been made, and in such circumstances, the Company shall remain liable for any deficiency in such remaining net proceeds to pay such amounts described in Section 3.05(a).

ARTICLE IV.

Payments; Computations; Etc.

        Section 4.01 Payments. The Company (or, in the case of the principal amount of the Lessor Investments attributable to the Non-Recourse Amount in the circumstances described in Section 3.05(b) and if the Company shall have paid the Final Rent Payment or the Completion Costs Payment, as applicable, the Lessor), shall make each payment under this Agreement, whether the amount so paid is owing to any or all of the Funding Parties, not later than 12:00 noon, Atlanta, Georgia time, without setoff, counterclaim, or any other deduction whatsoever, on the day when due in Dollars to the Lessor at its address at 191 Peachtree Street, N. E., Atlanta, Georgia, 30303, Attention: Syndication Services, Reference: Protective Life Insurance Company Facility, or at such other location designated by notice to the Company from the Lessor, in same day funds, except as otherwise expressly provided in Section 2.01(d)(i). The Lessor will promptly thereafter (on the same day received, if received by 2:00 p.m., Atlanta, Georgia, time) cause to be distributed to the other Funding Parties like funds relating to the payment of principal or Yield ratably (other than amounts payable pursuant to Section 4.06 or 11.03 or Article V) according to the respective amounts of such principal or Yield then due and owing to the Funding Parties, to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 11.06(d), from and after the effective date specified in such Assignment and Acceptance, the Lessor shall make all payments under this Agreement in respect of the interest assigned thereby to the assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. Any payments and redemptions received hereunder, other than after the occurrence and during the continuation of a Cancellation Event or Termination Event, shall be applied in accordance with the purpose for which such payment or redemption is made. All payments by the Company under any Operative Document shall be made in the manner specified in this Article IV.

        Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Lessor Advance from the Lessor and Lease Participant Advance from the Lease Participants shall be made from them, each payment of Commitment Supplemental Rent with respect to unused portions of the Lessor Investment Commitments and Lease Participant Commitments under Section 2.04(a) shall be made to the account of the Lessor and the Lease Participants, and each termination or reduction of the Lessor Investment Commitment and Lease Participant Commitments under Section 2.03 shall be applied to the Lessor Investment Commitment and Lease Participant Commitments of each Lease Participant, pro rata according to its Percentage Share; (b) each payment of Lessor Investments received by the Lessor shall be retained by the Lessor and distributed to the Lease Participants pro rata in accordance with their respective Ownership Interests; (c) each payment of Yield received by the Lessor shall be retained by the Lessor and distributed to the Lease Participants pro rata in accordance with their respective Ownership Interests; and (d) each amount received by a setoff by any Funding Party pursuant to Section 11.05 shall be shared with all other Funding Parties so that each Funding Party receives its Percentage Share thereof.

        Section 4.03 Computations. All computations of Yield shall be made by the Lessor, on the basis of a year of 360 days (or, in the case of computations based on the Prime Rate, 365/366 days), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such Yield is payable. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of Yield; provided, however, that if such extension would cause payment of Yield on or amount of any Lessor Investment to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

        Section 4.04 Non-receipt of Funds by the Lessor. Unless the Lessor shall have received notice from the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, prior to the date on which any payment is due to the Funding Parties hereunder that the Company will not make such payment in full, the Lessor may assume that the Company, as Acquisition/Construction Agent for the Lessor, or a Lessee under the Lease, has made such payment in full to the Lessor on such date and the Lessor may, in reliance upon such assumption, but shall not be obligated to, cause to be distributed to each Lease Participant on such due date an amount equal to the amount then due such Lease Participant. If and to the extent the Lessor or the Company shall not have so made such payment in full to the Lessor, each Lease Participant shall repay to the Lessor forthwith on demand such amount distributed to such Lease Participant together with interest thereon, for each day from the date such amount is distributed to such Lease Participant until the date such Lease Participant repays such amount to the Lessor, at a rate equal to (i) until the Business Day after the Business Day on which such demand is made, the Federal Funds Rate for such day and (ii) thereafter 50 basis points above the Federal Funds Rate for such day.

        Section 4.05 Sharing of Payments. If any Funding Party shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its Ownership Interests (other than pursuant to Section 4.06 or 11.03 or Article V) in excess of its ratable share of payments then due and owing to it in accordance with the payment orders specified in Section 3.05 or Section 4.02 on account of the Lessor Investments obtained by all the Funding Parties, such Funding Party shall forthwith purchase from the other Funding Parties participations in such Ownership Interests of the other Funding Parties, as shall be necessary to cause such purchasing Funding Party to share the excess payment ratably with each of them (or, if necessary, to cause such purchasing Funding Party to assume the payment priority specified in Section 3.05), provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Funding Party, such purchase from each Funding Party shall be rescinded and each Funding Party shall repay to the purchasing Funding Party the purchase price to the extent of such recovery together with an amount equal to such Funding Party’s Percentage share. The Company agrees that any Funding Party so purchasing a participation from another Funding Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including any right of set-off) with respect to such participation as fully as if such Funding Party were the direct creditor of the Company in the amount of such participation.

        Section 4.06 Taxes.

        (a) Any and all payments of principal, Yield and all other amounts to be paid to the Lessor, for itself or for distribution to any Lease Participant by the Company, for its own account or as Acquisition/Construction Agent for the Lessor hereunder, or as Lessee under the Lease, or any other Operative Document to each Indemnified Party, shall be made, in accordance with Section 4.01, without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at any time hereafter imposed by any Governmental Authority or by any taxing authority thereof or therein, excluding in the case of each Funding Party, taxes imposed on or measured by the net income or net worth of any Funding Party, and franchise taxes imposed on such Funding Party (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Lessor or Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, is required by applicable law to make any such withholding or deduction of Taxes with respect to any Ownership Interest or other amount, the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Funding Party or other Person in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Funding Party or other Person additional amounts as may be necessary in order that the amount received by such Funding Party or other Person after the required deduction or withholding shall equal the amount such Funding Party would have received had no such deduction or withholding been made.

        (b) Each Lease Participant that is not chartered and organized under the laws of the United States of America or a state thereof (each a "Non-U.S. Domestic Participant") agrees, as soon as practicable after receipt by it of a request by the Lessor or the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant taxes, establishing that it is entitled to receive payments of principal and Yield under or in respect of this Agreement and its Ownership Interests without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided, that, if it is unable, by virtue of any applicable law, rule or regulation, to establish such exemption or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, shall nonetheless remain obligated under the terms of the immediately preceding paragraph. Without limiting the foregoing, each Non-U.S. Domestic Participant agrees to deliver to the Lessor and to the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, promptly upon any request therefor from time to time, such forms, documents and other information as may be required by applicable law from time to time to establish that payment to such Non-U.S. Domestic Participant hereunder or with respect to its Ownership Interests or under the Guaranty are exempt from Taxes. Without limiting the generality of the foregoing, each Non-U.S. Domestic Participant agrees, on the date of its execution of this Agreement (or, in the case of an Eligible Assignee, on the date on which such Eligible Assignee becomes a party to this Agreement), to deliver in duplicate to the Lessor and to the Company, as Acquisition/Construction Agent for the Lessor, accurate and duly completed and executed Internal Revenue Service Form 4224 or 1001 (as applicable), together with Internal Revenue Service Forms W-8 or W-9, as appropriate, establishing that such Non-U.S. Domestic Participant is entitled to a complete exemption from all Taxes imposed by the federal government of the United States by way of withholding, including without limitation, all backup withholding ("U.S. Withholding Taxes"). Thereafter, from time to time (i) upon any change by a Non-U.S. Domestic Participant of its Applicable Funding Office, (ii) before or promptly after any event occurs (including, without limitation, the passing of time) requiring a change in or update of the most recent Form 4224 or 1001 previously delivered by such Non-U.S. Domestic Participant, or (iii) upon the reasonable request of the Lessor or the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, such Non-U.S. Domestic Participant shall deliver in duplicate to the Lessor and to the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, accurate and duly completed and executed Form 4224 or 1001 (as applicable) (together with Forms W-8 or W-9, as aforesaid) in replacement of the forms previously delivered by such Non-U.S. Domestic Participant, establishing that such Non- U.S. Domestic Participant is entitled to an exemption in whole or in part from all U.S. Withholding Taxes except to the extent that a change in law has rendered all such forms inapplicable to such Non-U.S. Domestic Participant.

        (c) If the Internal Revenue Service or any other taxation authority in the United States or in any other jurisdiction successfully asserts a claim that such Non-U.S. Domestic Participant, the Lessor or the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, did not properly withhold tax from amounts paid to or for the account of any Non-U.S. Domestic Participant or its participant (because the appropriate form was not properly executed, or because such Non-U.S. Domestic Participant failed to notify the Lessor, Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, of a change in circumstances which rendered the exemption from (or reduction in) U.S. Withholding Taxes ineffective), such Non-U.S. Domestic Participant shall indemnify the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, fully for all amounts paid, directly or indirectly, by the Lessor or the Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, as applicable, as tax or otherwise, including, without limitation, penalties and interest.

        (d) In the event any Funding Party receives a refund from the Governmental Authority to which such Taxes were paid of any Taxes paid by the Company pursuant to this Section 4.06, it will pay to the Company the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Company shall promptly repay to it the amount of such refund.

        (e) Nothing in this Section shall require any Funding Party to disclose any information about its tax affairs or interfere with, limit or abridge the right of any Funding Party to arrange its tax affairs in any manner in which it desires.

        (f) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company and the Funding Parties contained in this Section 4.06 shall be applicable with respect to any Funding Party, Eligible Assignee or other transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Funding Party, Eligible Assignee or other transferee (subject to Section 11.06(j)), and (ii) constitute a continuing agreement and shall survive for a period of 2 years after the termination of this Agreement and the payment in full or cancellation of the Lessor Investment Commitment and the Lease Participation Commitments.

ARTICLE V.

Yield Protection and Illegality

        Section 5.01 Basis for Determining Yield Rate Inadequate or Unfair. The Lessor shall give prompt notice to the Company and the Lease Participants of the applicable Yield determined by the Lessor for purposes of Sections 3.03(a) and (b). If on or prior to the first day of any Yield Period:

        (a) the Lessor determines that deposits in Dollars (in the applicable amounts), are not being offered in the relevant market for such Yield Period, or

        (b) the Majority Funding Parties determine and give notice to the Lessor that the rates or yield determined on the basis of the LIBO Rate for any Yield Period for Lessor Advances or Lease Participant Advances will not adequately and fairly reflect the cost to Majority Funding Parties of making, funding or maintaining their respective Lessor Advances or Lease Participant Advances for such Yield Period, the Lessor shall forthwith so notify the Company and the Lease Participants, whereupon,

        (i) in the case of such notice from the Majority Funding Parties, each such Lessor Advance and Lease Participant Advance will automatically, on the last day of the then existing Yield Period, accrue Yield at a rate based upon the Base Rate plus the Applicable Margin as set forth in the Pricing Schedule.

        (ii) the obligation of the Majority Funding Parties to make Lessor Advances or Lease Participant Advances, as applicable, at the Adjusted LIBO Rate shall be suspended until the Lessor shall notify the Company and the Lease Participants that the circumstances causing such suspension no longer exist, and

        (iii) unless the Company notifies the Lessor at least 2 Business Days before the date of any Lessor Advance for which Advance Notice has previously been given that it elects not to effect a Lessor Advance, or require such Lessor Advance, as applicable, on such date, such Lessor Advance (and the related Lease Participant Advances) shall instead be made at a Yield based upon the Base Rate plus the Applicable Margin as set forth in the Pricing Schedule. Upon the written request of the Company, the Lessor shall negotiate with the Company and the relevant Lease Participants for a reasonable period of time, as determined in the Lessor's discretion, to develop a substitute interest rate basis hereunder; provided, however, (x) the Lessor, the Lease Participants and the Company make no representation, warranty or covenant that any such agreement will be made, and (y) any relevant Lease Advances and related Lease Participant Advances shall continue to have Yield accrue thereon at the Base Rate during the continuance of any such negotiations and thereafter should no alternate interest rate be agreed to by the necessary parties.

        Section 5.02 Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as a “Banking Authority” and any such event being referred to as a “Change of Law”), or compliance by any Funding Party (or its Applicable Funding Office) with any request or directive (whether or not having the force of law) of any Banking Authority shall make it unlawful or impossible for any Funding Party (or its Applicable Funding Office) to make, maintain or fund its Lessor Advances or Lease Participant Advances based upon the Adjusted LIBO Rate and such Funding Party (if not the Lessor) shall so notify the Lessor, the Lessor shall forthwith give notice thereof to the other Funding Parties and to the Company and the Guarantor, whereupon until such Funding Party notifies the Lessor (if it is not such Funding Party), the other Funding Parties, the Company and the Guarantor that the circumstances giving rise to such suspension no longer exist, the obligation of such Funding Party to make or maintain Lessor Advances or Lease Participant Advances based upon the Adjusted LIBO Rate shall be suspended. Before giving any notice to the Lessor (or, in the case of the Lessor as a Funding Party, to the Company) pursuant to this Section, such Funding Party shall designate a different Applicable Funding Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Funding Party, be otherwise disadvantageous to such Funding Party. If such Funding Party shall determine that it may not lawfully continue to maintain and fund any of its outstanding Lessor Advances or Lease Participant Advances to maturity and shall so specify in such notice, the Company shall immediately redeem the full amount of the Lessor Advances (if such Funding Party is the Lessor) or an outstanding principal amount of the Lessor Advances in an amount equal to the Lease Participant Advances of such Funding Party other than the Lessor to the Lessor (which shall distribute such amount to such Funding Party), together with accrued Yield thereon. Provided that no Default or Event of Default shall then exist, concurrently with redeeming such Lessor Advances or a portion thereof, the Company shall obtain as a Lessor Advance (and if such Funding Party is not the Lessor, such Funding Party shall be deemed to have made a Lease Participant Advance), but without any requirement for the satisfaction of any of the other conditions precedent set forth herein, in an equal principal amount at a rate based upon the Base Rate plus the Applicable Margin, if any, as set forth in the Pricing Schedule, and the Lessor and each Lease Participant agrees to make such a Lessor Advance or Lease Participant Advance, as applicable, on the foregoing terms. At any time within 90 days after the giving of a notice by any Lease Participant pursuant to this Section 5.02, so long as no Event of Default shall be in existence, and so long as the Lessor has granted its consent (which it may grant or withhold in its sole and absolute discretion), the Company may require by written notice to that Lease Participant that (a) it assign its Lease Participant Commitment to another Lease Participant or to a bank or other financial institution selected by the Company which is willing to accept such assignment or (b) it surrender its Lease Participant Commitment and terminate its rights and obligations as a Lease Participant hereunder, concurrently with a reduction by the Company of the Lessor Commitment and the Lease Participant Commitments by an amount equal to the Lease Participant Commitment held by that Lease Participant.

        Section 5.03 Increased Cost and Reduced Return.

        (a) If after the date hereof, a Change of Law or compliance by any Funding Party (or its Applicable Funding Office) with any request or directive (whether or not having the force of law) of any Banking Authority:

        (i) shall subject any Funding Party (or its Applicable Funding Office) to any tax, duty or other charge on its Lessor Advances or Lease Participant Advances, or maintain its Lessor Advances or Lease Participant Advances or shall change the basis of taxation of payments to any Funding Party (or its Applicable Funding Office) of the principal amount of or interest on its Lessor Advances or Lease Participant Advances, or Yield thereon or any other amounts due under this Agreement or any other Operative Document in respect of its Lessor Advances or Lease Participant Advances (except for changes in the rate of any tax based on the net income, net worth or gross receipts of such Funding Party or its Applicable Funding Office); or

        (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Funding Party (or its Applicable Funding Office); or

        (iii) shall impose on any Funding Party (or its Applicable Funding Office) or on the United States market or the London interbank market any other condition affecting its Lessor Advances or Lease Participant Advances, or obligation to make or maintain Lessor Advances or Lease Participant Advances;

and the result of any of the foregoing is to increase the cost to such Funding Party (or its Applicable Funding Office) of making or maintaining any Lessor Advances or Lease Participant Advances, or to reduce the amount of any sum received or receivable by such Funding Party (or its Applicable Funding Office) under this Agreement or any other Operative Document with respect thereto, by an amount deemed by such Funding Party to be material, then, within fifteen (15) days after demand by such Funding Party (with a copy to the Lessor, if it is not such Funding Party), the Company shall pay to such Funding Party such additional amount or amounts as will compensate such Funding Party for such increased cost or reduction; provided, however, that no such amount may be claimed by any Funding Party which is attributable to periods prior to the date which is 180 days preceding the date on which the officer of the Funding Party having primary responsibility for asset-liability management shall have obtained actual knowledge of such Change of Law or request or directive. At any time within 90 days after payment by the Company of any material amount to any Lease Participant or Lease Participants pursuant to paragraph (a) or (b) of this Section, so long as no Event of Default shall be in existence, and so long as the Lessor has granted its consent (which it may grant or withhold in its sole and absolute discretion), the Company may require by written notice to each such Lease Participant that (i) it assign its Lease Participant Commitment to another Lease Participant or to a bank or other financial institution selected by the Company which is willing to accept such assignment or (ii) it surrender its Lease Participant Commitment and terminate its rights and obligations as a Lease Participant hereunder, concurrently with a reduction by the Company of the Lessor Commitment by an amount equal to the Lease Participant Commitment held by that Lease Participant.

        (b) If any Funding Party shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or official administration thereof, or compliance by any Funding Party (or its Applicable Funding Office) or any Person controlling such Funding Party with any request or directive regarding capital adequacy (whether or not having the force of law) of any Banking Authority, has or would have the effect of reducing the rate of return on such Funding Party's or such controlling Person's capital as a consequence of its obligations hereunder to a level below that which such Funding Party or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Funding Party's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Funding Party or such controlling Person to be material, then from time to time, within 15 days after demand by such Funding Party or such controlling Person, the Company shall pay to such Funding Party such additional amount or amounts as will compensate such Funding Party or such controlling Person for such reduction, subject to the proviso at the end of Section 5.03(a).

        (c) Each Funding Party will promptly notify the Lessor (if such Funding Party is a Lease Participant) and the Company of any event of which its officer having primary responsibility for asset-liability management has knowledge, which occurs or is expected to occur after the date hereof, which will entitle such Funding Party to compensation pursuant to and subject to the limitations contained in this Section and will designate a different Applicable Funding Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Funding Party, be otherwise materially disadvantageous to such Funding Party. A certificate of any Funding Party claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be presumed to be correct in the absence of manifest error. In determining such amount, such Funding Party may use any reasonable averaging and attribution methods. Nothing in this Section shall require any Funding Party to disclose any information about its tax affairs or interfere with, limit or abridge the right of any Funding Party to arrange its tax affairs in any manner it desires, subject to Section 11.16(b).

        (d) The provisions of this Section 5.03 shall (i) be applicable with respect to any Funding Party, assignee or other transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Funding Party, assignee or other transferee and (ii) constitute a continuing agreement and shall survive for a period of one year after the termination of this Agreement and the redemption in full of the Lessor Advances and Lease Participant Advances.

        Section 5.04 Base Rate Substituted for Adjusted LIBO Rate. If (i) the obligation of any Funding Party to make or maintain Lessor Advances or Lease Participant Advances has been suspended pursuant to Section 5.02 or (ii) any Funding Party has demanded compensation under Section 5.03, and the Company shall, by at least 5 Business Days’ prior notice to such Funding Party, with a copy to the Lessor (if it is not such Funding Party), have elected that the provisions of this Section shall apply to such Funding Party, then, unless and until such Funding Party notifies the Lessor (if it is not such Funding Party) and the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply:

        (a) all Lessor Advances or Lease Participant Advances that would otherwise be made or maintained by such Funding Party (and Lessor Advances related thereto, if such Funding Party is a Lease Participant) based upon the Adjusted LIBO Rate shall be made or, from the beginning of the next Yield Period therefor, be maintained instead based upon the Base Rate, plus the Applicable Margin (in all cases Yield and principal or other amounts payable on such Lessor Advances and/or Lease Participant Advances shall be payable contemporaneously with the related or comparable amount payable in respect of the other Funding Parties), and

        (b) after each of the Lessor Advances and/or Lease Participant Advances made or maintained based upon the Adjusted LIBO Rate has been repaid, all payments of principal that would otherwise be applied to redeem such Lessor Advances and/or Lease Participant Advances shall be applied to redeem Lessor Advances and/or Lease Participant Advances made or maintained based upon the Base Rate instead.

        Section 5.05 Compensation. Upon the request of any Funding Party, delivered to the Lessor (if it is not such Funding Party) and the Company, the Company shall pay to such Funding Party such amount or amounts as shall compensate such Funding Party for any loss, cost or expense incurred by such Funding Party as a result of:

        (a) any payment, prepayment or redemption (pursuant to Section 5.02 or otherwise) of a Lessor Advance or Lease Participant Advance on a date other than the last day of the Yield Period therefor; or

        (b) any failure by the Company, as Acquisition/Construction Agent for the Lessor, to obtain or take down (other than due to a refusal by the Lessor to fund under Section 2.02(a) notwithstanding satisfaction of the conditions set forth in Article VI) a Lessor Advance on the date specified therefor in the applicable Advance Notice delivered pursuant to Section 2.02(a), including any such failure resulting from the revocation of such Advance Notice.

        Section 5.06 Payments and Computations. Each determination by the Lessor of Yield, or by any Funding Party of an increased cost or increased capital or of illegality hereunder, shall be presumed to be correct and binding for all purposes (absent manifest error) if made reasonably and in good faith, subject to Section 5.03(c).

ARTICLE VI.

Conditions Precedent

        Section 6.01 Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective when (i) it shall have been executed by the Lessor and the Company and any Lease Participants required by the Lessor as of the Closing Date and delivered to the office of the Lessor in Atlanta, Georgia, (ii) the Lessor either shall have been notified at its office in Atlanta, Georgia by each Lease Participant which it requires to be a Lease Participant as of the Closing Date that it has executed this Agreement or shall have received at its office in Atlanta, Georgia a counterpart of this Agreement executed by such Lease Participant, and (iii) the Lessor (or the Funding Parties, as specified below) shall have received at its office in Atlanta, Georgia the following, each being in form and substance satisfactory to the Lessor and (as to this Agreement and the opinions described below) in sufficient counterparts for each Lease Participant:

        (a) Certificates of Company and Guarantor. Certificates of the Secretary or Assistant Secretary of each of the Company and the Guarantor setting forth (i) resolutions of its board of directors authorizing the execution, delivery and performance of the obligations contained in this Agreement, with respect to the Company, and the other Operative Documents to which it is a party, with respect to the Company and the Guarantor, (ii) the officers of the Company and the Guarantor specified in such Secretary's Certificates that are authorized to sign this Agreement and the other Operative Documents to which the Company or the Guarantor is a party and, until replaced by another officer or officers duly authorized for that purpose, to act as its respective representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the Operative Documents to which it is a party and (iii) true and correct copies of the articles or certificate of incorporation and the bylaws of each of the Company and the Guarantor. The parties to this Agreement may conclusively rely on such certificate until the Lessor (who shall promptly notify all other parties) receives notice in writing from the Company or the Guarantor, as the case may be, to the contrary.

        (b) Opinion of Company's and Guarantor's Counsel. Favorable opinions of Sutherland, Asbill & Brennan LLP, special counsel to the Company and the Guarantor, Balch and Bingham LLP, special Alabama counsel to the Company and the Guarantor, and Deborah Long, Esq., General Counsel of the Company and the Guarantor, in the aggregate covering the matters addressed in Exhibit D, and as to such other matters as any Funding Party, through the Lessor, may reasonably request.

        (c) Execution and Delivery of Operative Documents. Each of the other Operative Documents, including the Guaranty, duly completed and executed in sufficient number of counterparts for recording where appropriate.

        (d) Recordation of Security Instruments. The Security Instruments (to the extent filing thereof is required for perfection or otherwise under applicable law) and all related financing statements and other requisite filing documents shall have been duly filed in the appropriate offices and, to the fullest extent allowed by applicable law, all costs and taxes associated with such filing shall have been paid or provided for by the Company.

        (e) Insurance Certification. The Lessor shall have received a certificate by a firm of independent insurance brokers or consultants chosen by the Company setting forth the insurance obtained, and to be obtained pursuant to the Lease, with respect to the Facility and the Company's operations with respect thereto.

        (f) Receipt of Facility Plan. The Lessor shall have received a copy of the Facility Plan as then in effect; provided, that the Lessor and the Lease Participants agree that the Facility Plan may be revised and finalized after the Closing Date to include changes to the plans and specifications, so long as (x) such changes will not cause the total Facility Cost to exceed $75,000,000, and (y) such final Facility Plan shall be furnished to the Lessor promptly after it is so revised and finalized.

        (g) Environmental Matters. The Funding Parties shall have received an Environmental Assessment on the Site, demonstrating to their satisfaction that there is no evidence of any hazardous or toxic material or substance which has been generated, treated, stored, released or disposed of on the Site, and that there is no evidence of any violation of any Environmental Requirement and no evidence of any Environmental Damages on or pertaining to the Facility, except as are specified on Schedule 7.01(n).

        (h) Soil Tests. The Lessor shall have received the Soil Test Reports.

        (i) Survey. The Lessor shall have received the Survey of the Site.

        (j) Appraisal. The Funding Parties shall have received an Approved Appraisal of the Property, which Approved Appraisal shall be in form and substance satisfactory to the Funding Parties, and shall indicate (i) the estimated fair market value of the Facility and (ii) the projected fair market value of the Facility as of (A) the expiration of the Construction Term and (B) the end of each Rent Payment Date during the Basic Term (in each case after giving effect to the proposed Improvements to be renovated or constructed on the Site in accordance with the Plan).

        (k) Title Insurance. A title insurance company acceptable to the Lessor in its reasonable discretion shall have issued, or provided the Lessor with evidence satisfactory to the Lessor that such title insurance company is irrevocably obligated to issue immediately after closing of the acquisition of the leasehold interest in the Site by the Lessor pursuant to the Ground Lease, an owner's title policy issued to the Lessor insuring the leasehold interest of the Lessor in the Site and, in the event that the Lease is ever deemed to be a mortgage, as mortgagee of the Facility under the Lease.

        (l) Other. Such other documents as the Lessor or any Lease Participant or special counsel to the Lessor may reasonably request.

        Section 6.02 Initial and Subsequent Advances. The obligation of the Lessor to make the Initial Advance (and each Lease Participant to make the related Lease Participant Advances) and each subsequent Lessor Advance (and related Lease Participation Advance) and to continue each Lessor Advance (and related Lease Participation Advance) pursuant to this Agreement is subject to the following further conditions precedent:

        (a) Receipt of Advance Notice. The Lessor shall have received Advance Notice pursuant to a funding request with regard to the Initial Advance, and thereafter, each Lessor Advance, containing the information required by Section 2.02, which shall be true and correct and shall be duly and properly executed and completed by the Company as Acquisition/Construction Agent for the Lessor.

        (b) No Default. The fact that immediately before and after such Lessor Advance, no Default or Event of Default shall have occurred and be continuing.

        (c) Accuracy of Representations, etc. The representations and warranties of the Company contained in this Agreement, and the representations and warranties of the Company and the Guarantor contained in any other Operative Document, are true and correct in all material respects on and as of the date of such Lessor Advance (except for any representations which were correct on the date of this Agreement but are not correct on the date of any Lessor Advance because of a change permitted by the terms of this Agreement or any other Operative Document).

        (d) Title. The Lessor shall have good and marketable title to the Facility; and the Lessor shall have received executed copies of all Related Contracts requested by it.

        (e) Receipt of Applicable Permits. All Permits that are or will become Applicable Permits shall have been obtained, except Applicable Permits customarily obtained or which are permitted by Governmental Requirements to be obtained after the date of the requested Lessor Advance (in which case the Company, having completed all appropriate due diligence in connection therewith, shall have no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Governmental Requirements). All such obtained Permits shall be in proper form, in full force and effect and not subject to any appeal or other unsatisfied contest that may allow modification or revocation thereof.

        (f) Casualties. The Facility shall not have suffered (i) a Loss Event or (ii) a Casualty Occurrence other than a Casualty Occurrence for which a plan reasonably acceptable to the Lessor for replacing, or causing to be replaced, the portions of the Facility that are the subject of such Casualty Occurrence has been provided to the Lessor.

        (g) No Material Adverse Change or Effect. No material adverse change shall have occurred in the financial condition of the Guarantor and the Consolidated Subsidiaries on a consolidated basis since the date of the most recent Fiscal Quarter for which a financial statement of the Guarantor was delivered to the Funding Parties, and no event, act, condition or occurrence shall exist or have occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

        (h) Taxes, Filings, Recordings. All filings or recordings reasonably considered necessary by the Lessor or any Lease Participant have been completed and all taxes and fees in connection therewith, and all Impositions with respect to the Facility that are then due and payable, shall have been paid by the Company.

        (i) Additional Condition for Certain Initial Funding. With respect to the portion of the Site described in Exhibit A as the "Annex Parcel", the initial Lessor Advance (and related Lease Participation Advances) relating thereto, other than those for "soft costs" of the types included in Capitalized Expenses, shall be conditioned upon the Lessor's having received evidence reasonably satisfactory to the Lessor that all utility, storm drainage, sewer and fuel lines, facilities and/or related easements in favor of third parties have been relocated so as not to interfere in the Lessor's reasonable judgment with the location of the building and Improvements to be constructed on such Annex Parcel.

Each acceptance of a funding hereunder shall be deemed to be a representation and warranty by the Company on the date of such funding as to the facts specified in subsections (b), (c), (d), (e), (f), (g), and (h) of this Section 6.02.

        Section 6.03 Conditions Precedent for the Benefit of Funding Parties. All conditions precedent to the obligations of the Funding Parties to make any Lessor Advance or Lease Participation Advance are imposed hereby solely for the benefit of the Funding Parties, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Funding Parties will refuse to make any Lessor Advance or Lease Participation Advance in the absence of strict compliance with such conditions precedent.

        Section 6.04 Closing. On the Closing Date (or in the case of clause (b), as soon thereafter as the applicable closing conditions shall have been satisfied), at such place as the parties hereto shall agree:

        (a) this Agreement and each of the Operative Documents shall be duly executed and delivered by the parties to such documents; and

        (b) subject to the satisfaction of the conditions precedent specified in Section 6.01 and Section 6.02 of this Agreement, the Lessor shall make the Initial Advance in the amounts set forth in the Advance Notice given by the Company, and the Lease Participants shall make related Lease Participant Advances, in immediately available funds to the account of the Lessor at such account of the Lessor as the Company, as Acquisition/Construction Agent for the Lessor, may direct.

ARTICLE VII.

Representations and Warranties

        Section 7.01 Company Representations and Warranties. The Company (and, by execution and delivery of the Guaranty, the Guarantor) represents and warrants to each Person who now is or hereafter becomes a party to this Agreement that:

        (a) Corporate Existence and Power. The Company and the Guarantor are corporations duly incorporated, validly existing and in good standing under the laws of the State of Tennessee and Delaware, respectively. The Company and the Guarantor are each duly qualified to transact business in every jurisdiction where failure to be qualified reasonably could be expected to have a Material Adverse Effect, and has all corporate powers and all government authorizations, licenses, consents and approvals required to engage in its business and operations as now conducted.

        (b) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and by the Guarantor of the Guaranty and the other Operative Documents to which each of them is a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, other than filings contemplated by the Operative Documents, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company and the Guarantor or any material agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor, the Company or any other Subsidiary and (v) do not result in the creation or imposition of any Lien on any asset of the Guarantor, the Company or any other Subsidiary or on the Facility, other than as contemplated by the Operative Documents.

        (c) Binding Effect. This Agreement and each of the other Operative Documents to which the Company or the Guarantor is a party constitutes a valid and binding agreement of the Company and/or the Guarantor, as applicable, enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditor's rights generally.

        (d) Financial Information.

        (i) The consolidated balance sheet of the Guarantor and the Consolidated Subsidiaries as of December 31, 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended, reported on by PricewaterhouseCoopers LLP, copies of which have been delivered to the Funding Parties, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Guarantor and the Consolidated Subsidiaries as of such date and the consolidated results of operations and cash flows for such Fiscal Year.

        (ii) Since December 31, 1998, there has been no event, act, condition or occurrence having a Material Adverse Effect.

        (e) No Litigation. Except as disclosed on Schedule 7.01(e), there is no action, suit or proceeding pending, or to the actual knowledge of the Company and the Guarantor, threatened in writing, against or affecting the Guarantor, the Company or any other Subsidiary before any court or arbitrator or any governmental body, agency or official which would reasonably be expected to have or cause a Material Adverse Effect or which in any manner draws into question the validity of or could reasonably be expected to impair the ability of the Company or the Guarantor to perform its obligations under this Agreement or any of the Operative Documents executed by the Company or the Guarantor.

        (f) Compliance with ERISA.

        Neither the Guarantor nor any member of the Controlled Group has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred.

        (i) Neither the Guarantor nor any member of the Controlled Group is or has during the preceding 6 years been obligated to contribute to any Multiemployer Plan.

        (g) Compliance with Laws; Payment of Taxes. The Guarantor, the Company and each other Subsidiary is in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings or where non-compliance would not have and could not reasonably be expected to cause a Material Adverse Effect. There have been filed on behalf of the Guarantor, the Company and each other Subsidiary, all Federal, state and material local income, excise, property and other tax returns which are required to be filed by them, except where the failure to file has not had, and would not reasonably be expected to have, a Material Adverse Effect, and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Guarantor, the Company or any other Material Subsidiary have been paid or are being contested in good faith or, if unpaid and uncontested, would not have and could not reasonably be expected to cause a Material Adverse Effect. The charges, accruals and reserves on the books of the Guarantor, the Company and each other Material Subsidiary, in respect of taxes or other governmental charges are, in the opinion of the Company, adequate. United States income tax returns of the Guarantor, the Company and each other Material Subsidiary which is a U.S. Person have been examined and closed through the Fiscal Year ended 1993.

        (h) Subsidiaries. Each of the Subsidiaries other than the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where failure to be qualified or to have such powers, licenses, authorizations, consents or approvals would not have and could not reasonably be expected to cause a Material Adverse Effect. As of the date hereof, the Guarantor has no Subsidiaries except for the Company and those other Subsidiaries listed on Schedule 7.01(h), which accurately sets forth each such other Subsidiary's complete name and jurisdiction of incorporation.

        (i) Investment Company Act. Neither the Guarantor nor the Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        (j) Public Utility Holding Company Act. Neither the Guarantor, the Company nor any other Material Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

        (k) Ownership of Property; Liens. The Guarantor, the Company and each of the other Consolidated Subsidiaries has title to or leasehold or other interests in its material properties sufficient for the conduct of its business, and none of such property is subject to any Lien except Permitted Liens.

        (l) No Default. Neither the Guarantor, the Company nor any of the other Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which has had or could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

        (m) Full Disclosure. To the best of the Company's knowledge, all written information heretofore furnished by the Guarantor, the Company, for itself and as Acquisition/Construction Agent for the Lessor, to the Lessor or any Lease Participant for purposes of or in connection with this Agreement, any of the Operative Documents, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Guarantor or the Company, for itself and as Acquisition/Construction Agent for the Lessor, to the Lessor or any Lease Participant will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

        (n) Environmental Matters.

        (i) Neither the Guarantor, the Company nor any other Subsidiary is subject to any Environmental Liability which has had or could reasonably be expected to have a Material Adverse Effect and neither the Guarantor, the Company nor any other Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties of the Company, the Guarantor or any other Material Subsidiary has been identified on any current or proposed (i) National Priorities List under 40 C.F.R.ss.300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

        (ii) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Facility or from any of the Properties owned by the Company, the Guarantor or any other Material Subsidiary or are otherwise present at, on, in or under the Facility or any of the Properties owned by the Guarantor, the Company or any other Material Subsidiary, or, to the best of the actual knowledge of the Company and the Guarantor, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

        (iii) The Guarantor, the Company and each of the other Material Subsidiaries has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of their respective Properties and their respective businesses, except where the failure to procure such authorizations or be in compliance has not had and could not reasonably be expected to have a Material Adverse Effect.

        (iv) Except to the extent specified on Schedule 7.01(n), (a) there are no Hazardous Materials on the Facility, other than minimal amounts of cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business or in management or maintenance of the Facility, (b) no Hazardous Material has migrated from the Facility to, upon, about or beneath other properties, (c) no Hazardous Material has migrated or threatened to migrate from other properties to, upon, about or beneath the Facility, and (d) all Hazardous Materials or solid wastes generated at the Facility have at all times been transported, treated and disposed of in compliance with Environmental Requirements.

        (v) Except to the extent specified on Schedule 7.01(n), (a) there is not, nor has there been, constructed, placed, deposited, stored, disposed of or located on the Facility any asbestos in any form, (b) no underground improvements, including treatment or storage tanks, pumps, or water wells, are or have been located on the Facility, (c) there are no polychlorinated biphenyls (PCBs) or transformers, capacitors, ballasts, machinery, fixtures or other equipment which contain PCBs constructed, placed, deposited, stored, disposed of or located on the Facility, (d) the uses and activities of, on or relating to the Facility have at all times complied in all material respects with all Environmental Requirements, and the use which the Guarantor and/or the Company, and their Affiliates, Subsidiaries and/or Sublessees make of the Facility will not result in the disposal or other Environmental Release of any Hazardous Material, (e) the Company or the Guarantor has obtained for the Facility all permits necessary under applicable Environmental Requirements, and (f) the Facility has not been, and is not now, listed on CERCLIS, the Environmental Protection Agency's list of violating facilities established pursuant to the Clean Water Act or the National Priorities List established pursuant to CERCLA.

        (vi) Except to the extent specified on Schedule 7.01(n), (a) there exists no judgment, decree, order, writ or injunction outstanding, or litigation, action, suit, claim (including citation or directive) or proceeding pending or, to the knowledge of the Guarantor, the Company or any of the other Material Subsidiaries, threatened, relating to the ownership, use, maintenance or operation of the Facility by any person or entity, or arising from any alleged violation of Environmental Requirements with respect to the Facility, or any alleged liability for Environmental Damages with respect to the Facility, (b) there are no existing facts or conditions that could give rise to any such violation or liabilities, (c) there have been no written or, to the knowledge of the Guarantor, the Company or any of the other Material Subsidiaries, oral reports of environmental investigations, audits, studies, tests, reviews or other analyses conducted by or which have been presented to or are in the possession of the Guarantor, the Company, or any of the other Material Subsidiaries, relating to the Facility, which have not been delivered to the Lessor and (d) neither the Guarantor or the Company nor, to the knowledge of the Guarantor and Company, any of the other Material Subsidiaries, any other person or entity has received any notice or other communication concerning any alleged violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate authority, or any notice or other communication concerning alleged liability for Environmental Damages in connection with the Facility.

        (vii) From the date hereof, there shall be no actual or threatened Environmental Release of a Hazardous Material on or from the Facility caused by the Guarantor, the Company or any other Subsidiary.

        (viii) Except to the extent specified on Schedule 7.01(n), the Company: (a) has obtained all permits, licenses, and other authorizations which are required under Environmental Requirements in association with the Facility; and (b) will be in full compliance with all terms and conditions of such required permits, licenses, and other authorizations associated with the Facility.

        (ix) No permits or licenses are required to be obtained or maintained in connection with the use, operation, or ownership of the Facility arising from any portion of the Facility which constitute (i) "wetlands" under any Environmental Requirement, or (ii) habitat for species which is deemed to be endangered under any Environmental Requirement, nor are there any ongoing or continuing obligations regarding any portion of the Facility which constitute wetlands. There are no species of plants or animals located on any portion of the Facility which are classified as threatened or endangered under any Environmental Requirement. There have been no written or, to the knowledge of the Guarantor and the Company or any of the other Subsidiaries, oral wetlands delineations conducted by or which have been presented to or are in the possession of the Guarantor, the Company or any of the other Subsidiaries relating to the Facility which have not been delivered to the Lessor.

        (o) Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Guarantor and the Company presently issued and outstanding are validly and properly issued in accordance with all applicable laws in all material respects, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws, except where non-compliance has not had and would not reasonably be expected to have a Material Adverse Effect. At least a majority of the issued shares of capital stock of each of the other Consolidated Subsidiaries is owned by the Guarantor (directly or indirectly), except that only 49% of the issued shares of capital stock of Matrix Direct, Inc. is so owned.

        (p) Use of Proceeds; Margin Stock. The proceeds of the Lessor Advances are being used to finance or refinance the Facility Cost with respect to the Facility, including the enhancements and improvements to be made thereto and the design, renovation, construction and installation thereof. The Company is not engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Lessor Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulations T, U or X.

        (q) Insolvency. After giving effect to the execution and delivery of the Lease, neither the Company nor the Guarantor will be "insolvent" within the meaning of such term as used in O.C.G.A.ss.18-2-22, as defined inss.101 of Title 11 of the United States Code, Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

        (r) Facility Plan. Subject to the proviso contained in Section 6.01(f), the Facility Plan has been prepared in good faith on the basis of assumptions deemed reasonable by the Company and accurately reflects in all respects all material costs currently anticipated to be incurred in connection with achieving Completion. Subject to the proviso contained in Section 6.01(f), the Facility Plan sets forth the Company's good faith estimation of the schedule for achieving Completion. Subject to the proviso contained in Section 6.01(f), all agreements and instruments comprising the Facility Plan are in full force and effect and the Company is not in default of its obligations thereunder. There are no agreements, instruments, licenses or other rights necessary to own, operate, lease or use the Facility, other than the Applicable Permits, the documents and instruments comprising the Facility Plan, and the Operative Documents; and renovation, construction, ownership, operation, leasing or use of the Facility by the Company (and after the expiration or termination of the Lease, the renovation, construction, ownership, operation, leasing or use of the Facility by the Lessor or its successors or assigns) does not and will not infringe on, or otherwise violate, any patents, patent applications, trademarks (whether registered or not), trademark applications, trade names, proprietary computer software, or copyrights of any Person.

        (s) Y2K Plan. The Guarantor has met its Y2K plan milestones such that all hardware and software systems are Year 2000 Compliant and Ready.

ARTICLE VIII.

Covenants

        The Company (and, by execution and delivery of the Guaranty, the Guarantor) covenants and agrees with the Lessor and each Lease Participant to comply with the following covenants until either (i) the Facility has been purchased by the Company (or one of its Affiliates) for the Purchase Price or (ii) the Lease has been terminated, the Facility has been returned to the Lessor and the Termination Value or the Final Rent Payment or Completion Costs Payment, as the case may be, and all other amounts payable under the Lease and the other Operative Documents upon such occurrence have been paid in full:

        Section 8.01 Information. The Guarantor will deliver to the Lessor and each of the Lease Participants:

        (i) as soon as available and in any event within 120 days after the end of each Fiscal Year, a copy of the unaudited Annual Statement of the Company, and a consolidated balance sheet of the Guarantor and the Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not reasonably acceptable to the Majority Funding Parties;

        (ii) as soon as available and in any event within 60 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Guarantor and the Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the part of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Guarantor;

        (iii) simultaneously with the delivery of each set of financial statements referred to in paragraphs (i) and (ii) above, a certificate, substantially in the form of Exhibit E (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Guarantor (x) setting forth in reasonable detail the calculations required to establish whether the Guarantor was in compliance with the requirements of Section 8.04, Section 8.19 and Sections 8.24 through 8.27, inclusive, on the date of such financial statements, (y) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto and (z) certifying that the Debt Rating as of the most recent Performance Pricing Determination Date has not changed from the prior Performance Pricing Determination Date, or if it has changed, setting forth such changed Debt Rating, and the change in the Applicable Margin in effect as a result thereof;

        (iv) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (i) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

        (v) promptly upon the mailing thereof to the shareholders of the Guarantor generally, copies of all financial statements, reports and proxy statements so mailed;

        (vi) promptly upon the filing thereof, copies of all Forms 10Q, 10K and 8K (other than earnings press releases) which the Guarantor shall have filed with the Securities and Exchange Commission;

        (vii) if and when any member of the Controlled Group (x) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (y) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (z) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

        (viii) promptly, and, in any event, within 5 Business Days after the Company or the Guarantor becomes aware of any Default or Event of Default, a certificate of the chief financial officer or the chief accounting officer of the Company or the Guarantor setting forth the details thereof and the action which the Company or the Guarantor is taking or proposes to take with respect thereto;

        (ix) promptly upon becoming aware of the occurrence of either a Loss Event or a Casualty Occurrence, or any other event or condition requiring notice under either Section 7 or Section 8 of the Lease, the Company shall give the Lessee written notice thereof, which notice shall specify the damage or loss to the Facility in reasonable detail;

        (x) from time to time such additional information regarding the financial position or business of the Company, the Guarantor and the Subsidiaries as the Lessor, at the request of any Funding Party, may reasonably request.

        Section 8.02 Maintenance and Inspection of Property, Books and Records. The Guarantor will cause the Company, and the Company agrees, to keep proper books of record and account regarding the Lease in accordance with GAAP or SAP, as applicable, which books shall include copies of all Related Contracts and any amendments thereto and the book value of the Facility and of each material item of Property comprising or included in the Facility, and shall provide copies of the foregoing to the Funding Parties from time to time on request at the Company’s expense. The Guarantor will cause the Company, and the Company agrees, to (i) keep proper books of record and account in which full, true and correct entries in conformity with GAAP and SAP, shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit representatives of any Funding Party (x) at such Funding Party’s expense and upon reasonable notice prior to the occurrence of a Default and (y) at the Guarantor’s and the Company’s expense after the occurrence of a Default, to visit and inspect the Facility and any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and independent public accountants. The Guarantor and the Company agree to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

        Section 8.03 Related Contracts. The Company, as Acquisition/Construction Agent for the Lessor, will comply with, maintain execution counterparts of, and promptly upon request by the Lessor from time to time deliver copies of, or after the occurrence of an Event of Default, originals of, all Related Contracts.

        Section 8.04 Consolidations, Mergers and Sales of Assets. The Guarantor and the Company will not, nor will the Guarantor or the Company permit any other Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, provided that (a) the Guarantor, or the Company or a Subsidiary may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Company, the Guarantor or a Subsidiary is the corporation surviving such merger (provided that in any merger of the Guarantor or the Company and a Subsidiary, the Guarantor or the Company shall be the corporation surviving such merger) and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiaries (other than the Company) may merge with one another or into the Company or the Guarantor, (c) the foregoing limitation on the sale, lease or other transfer of assets shall not prohibit sales of investment assets in the ordinary course of business, and (d) the foregoing limitation on merger and consolidation and the sale, lease or other transfer of assets shall not prohibit, during any Fiscal Quarter, a merger, consolidation or transfer of assets (in a single transaction or in a series of related transactions) unless the aggregate assets that are the subject of such merger or consolidation or to be so transferred, when combined with all other assets transferred (including as the result of a merger or consolidation) during such Fiscal Quarter and the immediately preceding 3 Fiscal Quarters, constituted more than 15% of Consolidated Total Assets at the end of the most recent Fiscal Year.

        Section 8.05 Maintenance of Existence. The Guarantor and the Company shall, and the Guarantor and the Company shall cause each other Material Subsidiary to, maintain its existence and carry on the major part of its business in substantially the same manner as such business is now carried on and maintained, except as permitted by Section 8.04.

        Section 8.06 Dissolution. The Guarantor and the Company shall not, and the Guarantor and the Company shall cause each other Material Subsidiary to not, suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock, except through corporate reorganization to the extent permitted by Section 8.04.

        Section 8.07 Use of Proceeds. The proceeds of the Lessor Advances will be used to fund the Facility Cost. Without limiting the generality of the foregoing, no portion of the proceeds of the Lessor Advances will be used by the Company (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, except in a negotiated, consensual transaction, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or (iii) for any purpose in violation of any applicable Governmental Requirement.

        Section 8.08 Compliance with Laws; Payment of Taxes. The Guarantor and the Company shall, and the Company shall cause each other Subsidiary to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings or where non-compliance would not have and could not reasonably be expected to cause a Material Adverse Effect. The Guarantor and the Company shall, and the Guarantor and the Company shall cause each other Material Subsidiary to, pay, prior to the date on which penalties attach thereto, all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against the Facility or against Property of the Guarantor, the Company or any other Material Subsidiary, except for liabilities being contested in good faith and against which, if requested by the Lessor, the Guarantor, the Company or such other Subsidiary will set up reserves in accordance with GAAP and except for Permitted Liens.

        Section 8.09 Insurance. The Guarantor and the Company shall, and the Guarantor and the Company shall cause each other Material Subsidiary to, maintain (either in the name of the Lessor, the Guarantor or the Company, as applicable), with financially sound and reputable insurance companies, insurance on such of its property in at least such amounts, and with such deductibles, and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses. Without limitation of the foregoing, the Company shall maintain or cause to be maintained, with Permitted Insurers, insurance with respect to the Facility and its business in connection therewith of the types and in the amounts specified in the Lease. The Company will deliver or cause to be delivered to the Lessor promptly upon request of the Lessor, and in any event on or prior to January 1st of each calendar year, commencing with January 1, 2001, a certificate by a firm of independent insurance brokers or consultants chosen by the Company and acceptable to the Lessor setting forth the insurance or self-insurance obtained pursuant to the Lease, including, without limitation, the amounts thereof, the names of the insurers and the property, hazards and risks covered thereby, and certifying that the same comply with the requirements of the Lease, that all premiums then due and payable thereon have been paid and that the same are in full force and effect, that the Lessor has been named as additional insured and loss payee, as its interests may appear, under each such policy, and is not liable for payment of premiums thereunder, that such policies may not be cancelled without at least 30 days prior notice to the Lessor with an opportunity to cure any default thereunder. The Lessor shall be entitled to rely on such reports without further investigation of the facts and circumstances set forth therein.

        Section 8.10 Maintenance of Property. The Company shall maintain and preserve the Facility in accordance with the requirements of the Lease. The Guarantor and the Company shall maintain and preserve all of their other properties and assets, in good condition, repair and working order, ordinary wear and tear excepted, except to the extent of any failure which would not have and could not reasonably be expected to cause a Material Adverse Effect.

        Section 8.11 Environmental Notices. The Company, for itself and as Acquisition/Construction Agent for the Lessor, shall furnish to the Lessor prompt written notice of all Environmental Liabilities, pending or threatened Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Facility or any of the Properties of the Guarantor, the Company or any other Material Subsidiary, or any adjacent property, except, as to Properties other than the Facility, as to matters which would not have and could not reasonably be expected to cause a Material Adverse Effect, and all facts, events, or conditions actually known to the Company that could reasonably be expected to lead to any of the foregoing.

        Section 8.12 Environmental Matters. The Guarantor and the Company shall not, and the Guarantor and the Company shall cause each other Material Subsidiary to not, and shall not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Facility or the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business or of management or maintenance of the Facility or the Properties in material compliance with all applicable Environmental Requirements, except in each case, as to Properties other than the Facility, as to matters which would not have and could not reasonably be expected to cause a Material Adverse Effect.

        Section 8.13 Environmental Release. The Company agrees that upon the occurrence of an Environmental Release at or on the Facility or any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority, except, as to Properties other than the Facility, as to matters which would not have and could not reasonably be expected to cause a Material Adverse Effect.

        Section 8.14 Transactions with Affiliates. Neither the Guarantor, nor the Company, nor any of the other Material Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Guarantor, the Company or such other Material Subsidiary (which Affiliate is not the Guarantor or the Company or a Wholly Owned Subsidiary), except (a) as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to Guarantor, the Company or such other Material Subsidiary than would be obtained in a comparable arm’s length transaction with a Person which is not an Affiliate and (b) any such transaction that could not reasonably be expected to have a Material Adverse Effect.

        Section 8.15 Further Assurances. The Guarantor and the Company will cure promptly any defects in the due execution and delivery by it of the Operative Documents, including this Agreement. The Guarantor and the Company at their expense will promptly execute and deliver to the Lessor upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Guarantor and the Company in the Operative Documents, including this Agreement, or to further evidence and more fully describe the collateral relating to the Facility intended as security for the Lessor Advances and Lease Participant Advances, or to correct any item that the Company and the Lessor agree constitutes an omission or error in the Operative Documents, or more fully to state the existing security obligations set out herein or in any of the Operative Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Operative Documents, or to make any recordings, to file any notices, or obtain any consents required by the terms of the Operative Documents, all as may be necessary or appropriate in connection therewith.

        Section 8.16 Completion; Etc. The Company, as Acquisition/Construction Agent for the Lessor, will use the proceeds of the Lessor Advances for the purposes specified in Section 7.01(p) and will proceed to achieve Completion on or prior to the Completion Date. The Company, as Acquisition/Construction Agent for the Lessor, will perform and observe its obligations under the agreements and instruments comprising the Facility Plan and all Applicable Permits. The Company, as Acquisition/Construction Agent for the Lessor, will preserve, protect and maintain in effect all Applicable Permits.

        Section 8.17 Maintenance; Etc. The Company shall, as Acquisition/Construction Agent for the Lessor, preserve, protect and maintain in accordance with prudent industry practices their rights in and to the Applicable Permits used in the ordinary course of business of the Facility that are necessary for and material to the operation of the Facility; and the Company shall defend and hold harmless the Lessor and each Lease Participant from and against any cost, liability or expense arising from any claim of infringement, misuse or misappropriation of any of the foregoing.

        Section 8.18 Encroachments. The Facility, when completed, shall be situated wholly within the boundary lines of the Site and shall not encroach upon any contiguous or adjoining Property (other than those portions of the Facility for which the Lessor has the right to locate and operate such portions pursuant to use or operating agreements); and the Facility shall not violate any other easements, rights-of-way, licenses or other agreements affecting the Site.

        Section 8.19 Liens, Etc. The Guarantor and the Company shall not, and the Guarantor and the Company shall cause each other Material Subsidiary to not, create, assume or suffer to exist, any Liens upon any Property now owned or hereafter acquired by it or upon the Facility, except Permitted Liens.

        Section 8.20 Facility Plan. Subject to the proviso contained in Section 6.01(f), the Company shall not amend or revise the Facility Plan in any manner which would materially and adversely affect the operation, design or capacity of the Facility without the prior written consent of the Majority Funding Parties, which will not be unreasonably withheld. The Company shall not under any circumstance undertake to operate or use or otherwise initiate the operations at or use of the Facility except in accordance in all material respects with the Facility Plan and except for the Permitted Use. The Company shall be fully and solely responsible for funding all costs in connection with the acquisition, development, renovation, construction and installation of the Facility in excess of the limits contained in Section 2.01, it being understood and agreed that neither the Lessor nor any Lease Participant shall under any circumstances whatsoever be obligated to fund any amount for any of the Facility Cost in excess of the limits contained in Section 2.01.

        Section 8.21 Change in Fiscal Year. The Guarantor and the Company shall not, and the Guarantor and the Company shall cause each other Consolidated Subsidiary to not, change its Fiscal Year without the consent of the Lessor (acting at the direction of the Majority Funding Parties).

        Section 8.22 Intentionally Omitted.

        Section 8.23 Restrictions on Ability of Subsidiaries to Pay Dividends. Except in accordance with any applicable regulatory requirements, the Company shall not, and the Guarantor and the Company shall not permit any Material Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction not in existence on the Closing Date on the ability of the Company or any such other Subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or any other interest or (ii) make or repay any loans or advances to the Guarantor, the Company or the other direct parent of such Subsidiary.

        Section 8.24 Adjusted Consolidated Net Worth. The Guarantor will maintain at all times Adjusted Consolidated Net Worth equal to not less than the sum of (i) $910,000,000 plus (ii) 25% of the Guarantor’s cumulative Consolidated Net Income, if positive, earned after March 31, 1999, through the last day of the most recent fiscal quarter for which statements were delivered or required to have been delivered to the Lessor and the Lease Participants pursuant to Section 8.01(i) or (ii), taken as one accounting period, minus (iii) the Guarantor’s consolidated allowance for potential future losses on investments at the end of such fiscal quarter.

        Section 8.25 Ratio of Adjusted Consolidated Indebtedness to Consolidated Capitalization. The Guarantor will maintain at all times a ratio of Adjusted Consolidated Indebtedness to Consolidated Capitalization of not more than 0.5 to 1.00.

        Section 8.26 Ratio of Unconsolidated Cash Inflow Available for Interest Expense to Adjusted Consolidated Interest Expense.The Guarantor will maintain, for each fiscal quarter, a ratio of Unconsolidated Cash Inflow Available for Interest Expense to Adjusted Consolidated Interest Expense, in each case calculated for such fiscal quarter, of not less than 1.75 to 1.00.

        Section 8.27 Company’s Total Adjusted Capital. The Company will maintain at all times Total Adjusted Capital in an amount not less than 3.6 times the Company’s Authorized Control Level Risk-Based Capital. As used herein the terms “Total Adjusted Capital” and “Authorized Control Level Risk-Based Capital” have the meanings attributed thereto in the Risk-Based Capital (RBC) for Life and/or Health Insurers Model Act adopted by the NAIC in December 1992, as the same may be modified, supplemented or amended from time to time.

        Section 8.28 Restricted Payments. The Guarantor will not declare or make any Restricted Payment during any Fiscal Year unless it has first provided for payment of all current principal payments on long-term Indebtedness; provided, that after giving effect to the payment of any such Restricted Payments, no Default shall be in existence or be created thereby.

ARTICLE IX.

Events of Default

        Section 9.01 Events of Default. The occurrence and continuation of any one or more of the following events shall constitute an "Event of Default".

        (a) The Company, as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease, shall default in the payment of the principal amount of any Lessor Advance when due; or default in the payment of any Yield on any Lessor Advance when due; or default in the payment of any other amounts payable by it hereunder or under the Operative Documents, to the Funding Parties when due and the continuance of such default for 5 Business Days thereafter; or default in the payment of any other amounts payable hereunder or under any other Operative Documents to agents, attorneys and consultants of the Lessor or any Lease Participant when due and the continuance of such nonpayment for 30 days thereafter; or

        (b) Any representation, warranty, certification or statement made by the Guarantor or the Company in Article VII of this Agreement or in any other Operative Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Operative Document shall prove to have been incorrect or misleading in any material respect when made or reaffirmed (or deemed made or reaffirmed); or

        (c) The Guarantor or the Company shall fail to observe or perform any covenant or agreement contained in clause (iii) of Section 8.01, in clause (ii) of Section 8.02, or in Sections 8.04 through 8.07 inclusive, or in 8.23 through 8.28, inclusive, of this Agreement; or

        (d) The Company shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraphs (a) and (c) above), or the Guarantor shall fail to observe or perform any other covenant or agreement contained or incorporated by reference in the Guaranty, and in either case such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Guarantor and the Company by the Lessor at the request of the Majority Funding Parties or (ii) either the Vice President-Investments or the Controller (or if no person has such title, any other officer having similar functions, regardless of title) of the Guarantor or the Company otherwise becomes aware of any such failure; or

        (e) An "Event of Default" under or as defined in (i) the Lease or (ii) any other Operative Document or (iii) the Revolving Credit Agreement shall occur; or

        (f) The Guarantor, the Company or any other Consolidated Subsidiary shall fail to make any payment in respect of Indebtedness outstanding in an aggregate principal amount equal to or greater than $25,000,000 (excluding Indebtedness incurred pursuant hereto) after the expiry of any applicable grace period; or

        (g) Any other event or condition shall occur which (i) results in the acceleration of the maturity of Indebtedness (other than Indebtedness which would not constitute a "liability" in accordance with GAAP) outstanding of the Guarantor, the Company or any other Consolidated Subsidiary in an aggregate principal amount equal to or greater than $25,000,000 (including, without limitation, any required mandatory prepayment or "put" of such Indebtedness to the Guarantor (other than a "put" which is not predicated solely on the basis of a breach or other default by the Guarantor, the Company or any other Consolidated Subsidiary), the Company or any other Consolidated Subsidiary) or (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Indebtedness or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any required mandatory prepayment or any such "put" of such Indebtedness to the Guarantor, the Company or any other Consolidated Subsidiary); or

        (h) The Guarantor, the Company or any other Consolidated Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

        (i) An involuntary case or other proceeding shall be commenced against the Guarantor, the Company or any other Consolidated Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Guarantor, the Company or any other Consolidated Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

        (j) The Guarantor, the Company or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Section 4041(c) of ERISA by the Company, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated, if the PBGC gives notice of its intention to seek or takes any action seeking to obtain such a decree; or

        (k) One or more judgments or orders for the payment of money in an aggregate amount in excess of $25,000,000 (exclusive of amounts fully covered by insurance) shall be rendered against the Guarantor, the Company or any other Consolidated Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 60 days; or

        (l) A federal tax lien shall be filed against the Guarantor, the Company or any other Consolidated Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Guarantor, the Company or any other Consolidated Subsidiary under Section 4068 of ERISA and if in either case the amount involved is in an aggregate amount in excess of 25,000,000 and such lien shall remain undischarged for a period of 60 days after the date of filing;

        (m) Any of the Operative Documents shall cease, for any reason, to be in full force and effect or the Guarantor or the Company shall so assert;

        (n) The Company shall abandon the Facility or the renovation or construction and development thereof, or Completion shall not have occurred on or before the Completion Date.

        Section 9.02 Remedies. Upon the occurrence and continuation of any Event of Default:

        (a) in the case of an Event of Default (other than one referred to in Sections 9.01(h) or (i)), the Lessor may and, upon request of the Majority Funding Parties, shall, by notice to the Guarantor and the Company, cancel the Lessor Commitment (and upon cancellation of the Lessor Commitment pursuant to this Section 9.02, the Lease Participant Commitments also shall terminate) and/or declare the principal amount then unrecovered of and the accrued Yield on the Lessor Advances and all other amounts payable by the Company hereunder and under the other Operative Documents, to be forthwith due and payable, whereupon such amounts (and the Lease Participant Advances and all accrued Yield thereon) shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Company; and

        (b) in the case of the occurrence of an Event of Default referred to in Sections 9.01(h) or (i), the Lessor Commitment shall be automatically cancelled and the principal amount then unrecovered of and the accrued Yield (including without limitation all Yield accruing during the Construction Term) on the Lessor Advances and all other amounts payable by the Company hereunder and under the other Operative Documents (and the Lease Participant Advances and all accrued Yield thereon), shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Company.

        (c) Notwithstanding Sections 9.02(a) and (b), the Guarantor or the Company may cure any Default or Event of Default under Section 9.01 by paying the Termination Value or purchasing the Facility as provided in Section 15(c) of the Lease for the Purchase Price.

        (d) No Lease Participant may initiate or pursue remedies unless and until the Lessor initiated remedies against the Facility, the Guarantor or the Company. In the event the Lessor has initiated remedies, the Lease Participants may join in enforcement of remedies against the Facility, the Guarantor or the Company.

        (e) If the Majority Funding Parties shall have instructed the Lessor to sell or foreclose on the Facility and other collateral in accordance with the Security Instruments and the Lease, then (i) the net cash sales or foreclosure proceeds to be received must at least equal an amount equal to the Funded Amount, plus all other amounts then owing to the Funding Parties hereunder and under the other Operative Documents; and (ii) the Majority Funding Parties may not, without the consent of the Lessor, instruct the Lessor to sell the Facility or any portion thereof for an amount less than sufficient to pay in full the Unrecovered Lessor Investments pursuant to Section 3.05, or instruct the Lessor to foreclose on the Facility in accordance with the Security Instruments and the Lease for a cash bid which is not sufficient to pay in full the Unrecovered Lessor Investments.

        (f) The Funding Parties agree not to exercise their remedies against the Facility under the Security Instruments unless an Event of Default has occurred and is continuing hereunder and the Lease has terminated and the Guarantor or the Company (or any Affiliate thereof) shall not have purchased the Facility on or before the Cancellation Date.

ARTICLE X.

The Lessor as Servicing Agent for the Lease Participants

        Section 10.01 Appointment, Powers and Immunities. Each Lease Participant hereby appoints and authorizes the Lessor to take such action as servicing agent on its behalf and to exercise such powers under this Agreement as are delegated to the Lessor by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement or collection of the Lessor Investments), the Lessor shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Funding Parties, and such instructions shall be binding upon all Lease Participants; provided, however, that the Lessor shall not be required to take any action which exposes the Lessor to personal liability or which is contrary to this Agreement or applicable law. The Lessor agrees to give to each Lease Participant prompt notice of each notice given to it by the Guarantor or the Company pursuant to the terms of this Agreement or any of the Operative Documents.

        Section 10.02 Reliance by Lessor. Neither the Lessor nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct, or its failure to pay to any Lease Participant its Percentage Share of any Rent or other amounts in which such Lease Participant has an Ownership Interest which the Lessor actually has received. Without limitation of the generality of the foregoing, the Lessor: (a) may treat any Lease Participant as the owner of its Ownership Interest until the Lessor receives and accepts an Assignment and Acceptance entered into by such Lease Participant, as assignor, and an Eligible Assignee, as assignee, as provided in Section 11.06; (b) may consult with legal counsel (including counsel for the Guarantor or the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lease Participant and shall not be responsible to any Lease Participant for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any of the other Operative Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Operative Documents on the part of the Guarantor or the Company or to inspect the Facility or the property (including the books and records) of the Guarantor or the Company; (e) shall not be responsible to any Lease Participant for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Operative Documents or any other instrument or document furnished pursuant hereto; (f) shall incur no liability under or in respect of this Agreement or the Operative Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (g) shall act or refrain from acting, and shall be fully protected in acting or refraining from acting, in selling or otherwise disposing of the Facility in accordance with the Security Instruments, upon receiving instructions signed by the Majority Funding Parties.

        Section 10.03 Defaults. The Lessor shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of Rent) unless the Lessor has received notice from a Lease Participant or the Company specifying such Default and stating that such notice is a “Notice of Default.” In the event that the Lessor receives such a notice of the occurrence of a Default, the Lessor shall give prompt notice thereof to the Lease Participants (and shall give each Lease Participant prompt notice of each such non-payment). The Lessor shall (subject to Section 10.07) take such action with respect to such Default as shall be directed by the Majority Funding Parties, as provided in Section 10.02, provided that, unless and until the Lessor shall have received such directions, the Lessor may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Funding Parties.

        Section 10.04 Rights as a Funding Party. With respect to its Lessor Commitment and its Ownership Interests, the Lessor shall have the same rights and powers under this Agreement as any other Funding Party (except to the extent the rights and obligations of the Lessor as such are different from the rights of the Lease Participants as such) and may exercise the same as though it were not acting as the agent of the Lease Participants as provided herein; and the term “Funding Party” or “Funding Parties” shall, unless otherwise expressly indicated, include the Lessor in its individual capacity. The Lessor and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Guarantor, the Company, any of the other Subsidiaries and any Person who may do business with or own securities of the Guarantor or any of the Subsidiaries, all as if the Lessor were not the agent of the Lease Participants pursuant hereto and without any duty to account therefor to the Lease Participants.

        Section 10.05 Indemnification by Lease Participants. The Lease Participants agree to indemnify the Lessor (to the extent not reimbursed by the Company), ratably according to their respective Ownership Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, orders, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Lessor in any way relating to or arising out of this Agreement or any of the Operative Documents or any action taken or omitted by the Lessor under this Agreement or any of the Operative Documents, provided that no Lease Participant shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, orders, suits, costs, expenses or disbursements resulting from the Lessor’s gross negligence or willful misconduct, or its failure to pay to any Lease Participant its Percentage Share of any Rent or other amounts in which such Lease Participant has an Ownership Interest which the Lessor actually has received. Without limitation of the foregoing, each Lease Participant agrees to reimburse the Lessor promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Lessor in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings, in bankruptcy or insolvency proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or the other Operative Documents, to the extent that the Lessor is not reimbursed for such expenses by the Guarantor or the Company.

        Section 10.06 Indemnification by Lessor. Solely to the limited extent, if any, monies are received by Lessor from Lessee with respect to the Lessor Indemnified Risks and without recourse to the Lessor except with respect to such monies received, the Lessor agrees to indemnify and save harmless each Lease Participant Indemnified Party, from and against all liabilities, Liens, Taxes, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), judgments, orders, sums paid in settlement of claims, and costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys’ fees and expenses and all other expenses incurred, suffered or realized in connection with investigating, defending or preparing to defend any cause of action, suit or proceeding (including any investigations, litigation or inquiries) or claim which may be incurred by or asserted against or involve any of them (whether or not any of them is named as a party thereto) as a result of, arising directly or indirectly out of or in any way related to any of the Lessor Indemnified Risks.

        Section 10.07 Non-Reliance on Lessor and other Lease Participants. Each Lease Participant acknowledges that it has, independently and without reliance upon the Lessor or any other Lease Participant and based on the financial statements referred to in Section 7.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lease Participant also acknowledges that it will, independently and without reliance upon the Lessor or any other Lease Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Except for notices, reports and other documents and information expressly required to be furnished to the Lease Participants by the Lessor hereunder, the Lessor shall not have any duty or responsibility to provide any Lease Participant with any credit or other information concerning the affairs, financial condition or business of the Guarantor, the Company or any affiliates thereof, which may come into the possession of the Lessor or any of its affiliates.

        Section 10.08 Failure to Act. The Lessor shall in all cases be fully justified in failing or refusing to act hereunder or under the Operative Documents unless it shall be indemnified to its satisfaction by the Lease Participants against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.

ARTICLE XI.

Miscellaneous

        Section 11.01 Amendments, Etc. The parties hereby agree that: (1) no amendment, modification or waiver of any provision of this Agreement, and no consent to any departure by the Guarantor or the Company therefrom, shall be effective against the Guarantor and/or the Company, as applicable, the Lessor or the Lease Participants unless it shall be in writing and signed by the Guarantor and/or the Company, as applicable, and the Majority Funding Parties; (2) no amendment, modification or waiver of any provision of the Guaranty, and no consent to any departure by the Guarantor therefrom, shall be effective against the Guarantor, the Lessor or the Lease Participants, unless signed by the Guarantor and the Lessor, with the consent of all of the Lease Participants; and (3) no amendment, modification or waiver of any provision of any other Operative Documents, and no consent to any departure by the Company or the Guarantor, as applicable, therefrom, shall be effective against the Guarantor or the Company, as applicable, or the Lessor or the Lease Participants unless signed by the Persons executing such Operative Document, the Guarantor and/or the Company, as applicable, and the Lessor, with the consent of the Majority Funding Parties, and in any of the foregoing events, any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:

        (i) no such amendment, waiver or consent shall, unless in writing and signed by the Company and all the Funding Parties, be effective to: (a) amend this Section 11.01, (b) except as otherwise permitted in this Agreement or the other Operative Documents, permit the creation of any Lien (other than Permitted Liens) on the Collateral equal to or prior to the interests of the Funding Parties or sell or otherwise dispose of any portion of the Collateral or release any Lien created under the Operative Documents, (c) waive the terms of any payment obligation or amend or modify the order of application of payments and proceeds, or (d) change the requirements set forth in Schedule 1.3 to the Agency Agreement necessary to achieve Completion;

        (ii) no such amendment, waiver or consent shall, unless in writing and signed by all the Funding Parties, be effective to: (a) increase the Lessor Commitment or subject the Funding Parties to any additional obligations, (b) reduce the unrecovered principal of, or Yield on the Lessor Advances or any Commitment Supplemental Rent hereunder, (c) postpone any date fixed for any payment of principal of or Yield on the Lessor Advances or any Commitment Supplemental Rent hereunder, (d) change the definition of Majority Funding Parties or the percentage of the aggregate Ownership Interests which shall be required for the Lessor to take any action under this Agreement, (f) waive any of the conditions specified in Article VI, or (g) affect the rights or duties of the Lessor as agent for the Lease Participants under this Agreement; and

        (iii) no such amendment, waiver or consent shall increase the Lease Participant Commitment of any Lease Participant hereunder, unless signed by such Lease Participant.

        Section 11.02 Notices. Except as otherwise provided in Article II or Article V, all notices and other communications provided for hereunder shall be in writing (including by telecopier and other readable communication) and mailed by certified mail, return receipt requested, telecopied or otherwise transmitted or delivered, for the Guarantor, at 2801 Highway 280 South, Birmingham, Alabama 35223, Attention: Carl Thigpen, Telecopier: 205-868-3609, for any party hereto, at its address set forth under its name on its signature page hereto or, as to a Lease Participant that is not a party hereto as of the date hereof, in an Assignment and Acceptance, or as to each party at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, if so mailed, telecopied or otherwise transmitted, be effective when received, if mailed, or when the appropriate answer back or other evidence of receipt is given, if telecopied or otherwise transmitted, respectively. A notice received by the Lessor by telephone pursuant to Article II or Article V shall be effective if the Lessor believes in good faith that it was given by an authorized representative of the Company and acts pursuant thereto, notwithstanding the absence of written confirmation or any contradictory provision thereof.

        Section 11.03 Payment of Expenses, Indemnities, etc.

        (a) The Company agrees to pay on demand (i) all reasonable fees and out-of-pocket expenses of counsel for the Lessor in connection with the preparation, execution and delivery of this Agreement, the other Operative Documents and the other documents to be delivered hereunder and the fulfillment or attempted fulfillment of conditions precedent hereunder, (ii) all reasonable costs and expenses incurred by Wachovia Capital Investments, Inc. and its Affiliates in initially syndicating to Lease Participants all or any portion of the Lessor Investments hereunder, including, without limitation, the related reasonable fees and out-of-pocket expenses of counsel for Wachovia Capital Investments, Inc. or its Affiliates, travel expenses, duplication and printing costs and courier and postage fees, and excluding any syndication fees paid to other parties joining the syndicate and (iii) all out-of-pocket costs and expenses, if any, incurred by the Lessor and the Lease Participants in connection with the enforcement (whether through negotiations, legal proceedings in bankruptcy or insolvency proceedings, or otherwise) of this Agreement, the other Operative Documents and the other documents to be delivered hereunder and thereunder, including the reasonable fees and out-of-pocket expenses of counsel. In furtherance of and not in limitation of the foregoing, the Company shall pay all fees, costs and expenses incurred in obtaining the Facility Plan, the Approved Appraisal, the Environmental Assessment, the title policy referred to in Section 6.01(k), the Surveys and the Related Contracts. The Company shall indemnify the Lessor and each Lease Participant against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of any of the Operative Documents.

        (b) The Company (in its capacity as Lessee and in its capacity as Acquisition/Construction Agent ) agrees, in addition to any other indemnity obligations set forth in any Operative Document, to indemnify and save harmless (1) as to the Lessor Indemnified Risks, each Lessor Indemnified Party, and (2) as to the Lease Participant Indemnified Risks, each Lease Participant Indemnified Party, from and against all liabilities, Liens, Taxes, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), judgments, orders, sums paid in settlement of claims, and costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys' fees and expenses and all other expenses incurred, suffered or realized in connection with investigating, defending or preparing to defend any cause of action, suit or proceeding (including any investigations, litigation or inquiries) or claim which may be incurred by or asserted against or involve any of them (whether or not any of them is named as a party thereto) as a result of, arising directly or indirectly out of or in any way related to any of the following:

        (i) as to all Indemnified Parties: (A) the failure of the Guarantor or the Company to perform or caused to be performed, or the inadequacy of, the environmental due diligence required under Article IV of the Agency Agreement, (B) the breach of any representation, warranty or agreement set forth under the Operative Documents regarding Environmental Requirements or relating to environmental matters, (C) the failure of the Guarantor or the Company to perform any obligation required to be performed under the Operative Documents pursuant to Environmental Requirements or relating to environmental matters, (D) the failure of the Guarantor or the Company to obtain any Environmental Authorizations required in the management, maintenance and operation of the Facility, or the operation of any business on or related to the Facility or the Site, and (E) any Environmental Damages, Environmental Liabilities and Environmental Proceedings relating to the Facility; provided, however, that no Indemnified Party shall be entitled to indemnity (or any other payment or reimbursement) for any Indemnified Risks pursuant to this clause (i) to the extent such Indemnified Risks result from or arise out of the willful misconduct or gross negligence of such Indemnified Party;

        (ii) as to the Lessor Indemnified Parties only: (A) all acts or omissions by or on behalf of the Company, its contractors, employees, agents, licensees, representatives or any other Person for whose conduct the Company is responsible in connection with this Agreement, any Related Contract or under any Operative Document (individually and collectively, as the context shall require, the "Company Agents"); (B) the breach or failure to perform by the Company (directly or by any of the Company Agents) of any provisions of this Agreement or under any Operative Document, but in each case subject, as to the failure to cause Completion to occur on or before the Completion Date, to the Completion Costs Payment Limitation; (C) any actual or proposed use by the Company of the proceeds of any of the Lessor Advances; (D) the operations of the business of the Company ; (E) the failure of the Company (directly or by any of the Company Agents) to comply with any Governmental Requirement (including, without limitation, design, construction, manufacture, engineering, assembly, installation, use, operation or ownership of the Facility or any portion thereof); (F) the failure of the Company (directly or by any of the Company Agents) to pay any amount required to be paid hereunder or under the Lease or any other Operative Document, including, without limitation (and without duplication), the Lessor Advances and Yield thereon (whether or not the Lease has terminated) and Rent; (G) the Lessor's ownership and leasing of the Facility pursuant to the Lease (other than taxes excluded from the definition of Taxes); (H) the sale of any portion of the Facility either to the Company or any other Person pursuant to the provisions of the Lease; (I) any Imposition, Lien, judgment, order, tax, or other payment owing in respect of the Facility or which the Company is obligated to discharge or pay to any Person; (J) the renovation, construction, leasing, subleasing, operation, occupancy, possession, use or non-use by the Company of the Facility or any portion thereof, or the condition of the Facility or any portion thereof; (K) any Default or Event of Default under the Lease or this Agreement; (L) any act or omission of the Company (directly or by any of the Company Agents) relating to, or in connection with, the ownership, renovation, construction, leasing, subleasing, operation, management, maintenance, occupancy, possession, use, non-use or condition of the Facility or any portion thereof; (M) performance of any labor or services or furnishing of any materials or other Property in respect of the Facility or any portion thereof; (N) any permitted contest referred to in Section 15 of the Lease; or (O) any claims for patent, trademark, trade name or copyright infringement; provided, however, that no Lessor Indemnified Party shall be entitled to indemnity (or any other payment or reimbursement) for any Lessor Indemnified Risks pursuant to this clause (ii) to the extent such Lessor Indemnified Risks result from or arise out of (i) the willful misconduct or gross negligence of such Lessor Indemnified Party or (ii) for any risks arising from any third-party damage claims arising from acts or omissions occurring during the Construction Term, other than third-party damage claims caused by or resulting from the Company's (or any of the Company Agents') own actions or failures to act while in possession or control of the Facility or for any risks beyond the control of the Company during the Construction Term (directly or through the Company Agents), including acts of God, casualty losses and condemnations.

        (c) The risks identified in both clauses (i) and (ii) in this Section 11.03 (b) above are referred to in this Agreement, individually and collectively, as the context shall require, as the "Lessor Indemnified Risks," and the risks identified in clause (ii) in this Section 11.03 (b) above are referred to in this Agreement, individually and collectively, as the context shall require, as the "Lease Participant Indemnified Risks." The Lessor and its successors and assigns, and its officers, directors, incorporators, shareholders, employees, agents, partners, attorneys, affiliates, contractors, subcontractors and servants are referred to in this Agreement individually as a "Lessor Indemnified Party" and collectively as the "Lessor Indemnified Parties." Each Lease Participant and any of their successors and assigns, and their respective officers, directors, incorporators, shareholders, employees, agents, partners, attorneys, affiliates, contractors, subcontractors and servants are referred to in this Agreement individually a "Lease Participant Indemnified Party" and collectively as the "Lease Participant Indemnified Parties." The Lessor Indemnified Risks and the Lease Participant Indemnified Risks sometimes are referred to individually and collectively, as the context shall require, but limited, as to the Lease Participant Indemnified Parties, to the Lease Participant Risks, as the "Indemnified Risks", and the Lease Participant Indemnified Parties and the Lessor Indemnified Parties sometimes are sometimes referred to individually or collectively, as the context shall require, but limited, as to the Lease Participant Indemnified Parties, to the Lease Participant Indemnified Risks, as the "Indemnified Parties."

        (d) If any cause of action, suit, proceeding or claim arising from any of the foregoing is brought against any Indemnified Party, whether such action, suit, proceeding, or claim shall be actual or threatened, or in preparation therefor, the Company will have the right, at its expense, to assume the resistance and defense of such cause of action, suit, proceeding or claim or cause the same to be resisted and defended; provided that such Indemnified Party shall be entitled (but not obligated) to participate jointly in such defense, in which case such Indemnified Party will be responsible for its own legal fees or other expenses, if any, related to such defense incurred subsequent to the joint participation by such party in such defense. Notwithstanding the foregoing, if any Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Company, the Indemnified Party may assume the defense of such action, suit, proceeding, or claim and the Company agrees to reimburse such Indemnified Party on demand for the reasonable fees and expenses of any counsel retained by the Indemnified Party. The Company may settle any action which it defends hereunder on such terms as it may deem advisable in its sole discretion, subject to its ability promptly to perform in full the terms of such settlement. No Indemnified Party may seek indemnification or other reimbursement or payment, including attorneys' fees or expenses, from the Company for any cause of action, suit, proceeding or claim settled, compromised or in any way disposed of by the Indemnified Party without the Company's prior written consent, which will not be unreasonably withheld.

        (e) The obligations of the Company under this Section 11.03 shall survive the expiration or any termination of this Agreement (whether by operation of law or otherwise) and the payment of amounts owed by the Company under this Agreement and the other Operative Documents, and shall also expressly survive any sale, transfer or conveyance of the Facility made by the Lessor pursuant to the Lease for a period of 2 years after the termination of this Agreement and any such sale, transfer or conveyance, except for indemnification obligations of the Company, which shall continue to survive thereafter.

        (f) Upon demand for payment by any Indemnified Party of any Indemnified Risks incurred by it for which indemnification is sought, the Company shall pay when due and payable the full amount of such Indemnified Risks to the appropriate party, unless and only so long as: (i) the Company shall have assumed the defense of such action and is diligently prosecuting the same; (ii) the Company is financially able to pay all its obligations outstanding and asserted against the Company at that time, including the full amount of the Indemnified Risks; and (iii) the Company has taken all action as may be reasonably necessary to prevent (1) the collection of such Indemnified Risks from, or the assertion of any Lien in respect thereof against, the Indemnified Party or its property or assets; (2) the sale, forfeiture or loss of the Facility or any portion thereof, or any property or assets of such Indemnified Party during such defense of such action; and (3) the imposition of any civil or criminal liability for failure to pay such Indemnified Risks when due and payable.

        (g) The Company acknowledges and agrees, subject to the limitations contained in paragraph (b), that its obligations under this Section 11.03 are intended to include and extend to any and all liabilities, Liens, Taxes, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), judgments, orders, sums paid in settlement of claims, costs and expenses (including, without limitation, response and remediation costs, stabilization costs, encapsulation costs, and treatment, storage or disposal costs), imposed upon or incurred by or asserted at any time against any Indemnified Party (whether or not indemnified against by any other party) as a result of, arising directly or indirectly out of or in any way related to (A) the treatment, storage, disposal, generation, use, transport, movement, presence, release, threatened release, spill, installation, sale, emission, injection, leaching, dumping, escaping or seeping of any alleged Hazardous Materials at, under, onto, above, within or from the Facility or any part thereof or any business conducted on or related to the Facility or the Site; (B) the violation or alleged violation of any Environmental Requirements relating to or in connection with the Facility or any part thereof or any acts or omissions thereon or relating thereto; (C) all other federal, state and local laws designed to protect the environment or persons or property therein, whether now existing or hereinafter enacted, promulgated or issued by any governmental authority relating to or in connection with the Facility or any part thereof or any acts or omissions thereon or relating thereto; (D) the Company's failure to comply with its obligations under Section 7 of the Lease; and (E) any abandonment of the Facility by the Company.

        (h) Without limiting the generality of the foregoing provisions of this Section 11.03, the Company agrees to pay or reimburse, promptly upon demand, and protect, indemnify and save harmless, the Lessor following the occurrence of a Termination Event, from any action by any Sublessee or other owner of an interest in the Facility (other than a Co-Lessee) which causes the Lessor any delay in exercising its remedies, or results in the reduction of the Lessor's remedies, under the Lease.

        (i) In case any action shall be brought against any Indemnified Party in respect of which indemnity may be sought against the Company, such Indemnified Party shall promptly notify the Company in writing, but the failure to give such prompt notice shall not relieve the Company from liability hereunder, except to the extent such failure deprives the Company of any material defense otherwise available to the Company in connection therewith.

        Section 11.04 No Waiver; Remedies. No failure on the part of any Funding Party to exercise, and no delay in exercising, any right hereunder or under any Operative Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any Operative Document preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        Section 11.05 Right of Set-Off. Upon the declaration of the principal amount then unrecovered of and the accrued Yield on the Lessor Advances and all other amounts payable by the Company hereunder and under the other Operative Documents, to be due and payable pursuant to the provisions of Section 9.02, each Funding Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Funding Party to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement held as part of its Ownership Interests by such Funding Party, irrespective of whether or not such Funding Party shall have made any demand under this Agreement and although such obligations may be unmatured. Each Funding Party agrees promptly to notify the Company after any such set-off and application made by such Funding Party, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Funding Party under this Section 11.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Funding Party may have. All amounts received by any Funding Party pursuant to this Section 11.05 shall be shared with the other Funding Parties pursuant to Section 4.02(d).

        Section 11.06 Assignments and Participations.

        (a) The Company may not assign its rights or obligations hereunder or under any other Operative Document without the prior consent of all of the Funding Parties.

        (b)

        (i) The Lessor shall have the right at any time to sell Ownership Interests to Lease Participants without the prior consent of the other Lease Participants, but (unless a Default or Event of Default is in existence) subject to the consent of the Lessee, which consent shall not be unreasonably withheld or delayed. The Lessor shall not have the right to assign its Lessor Commitment or its rights and obligations as Lessor hereunder and under the Lease and the other Operative Documents except with the prior written consent of the Lease Participants and (unless a Default or Event of Default is in existence), the Lessee, which consent in either case shall not be unreasonably withheld or delayed, to an Eligible Lessor Assignee (and such Eligible Lessor Assignee shall expressly assume in writing the Lessor Commitment and all such rights and obligations). Upon such assignment, from and after the effective date thereof, (A) the assignee thereunder shall be the Lessor hereunder and have the rights and obligations of the Lessor hereunder (including, without limitation, the obligations with respect to the Lessor Commitment) and (B) the assigning Lessor shall relinquish its rights and be released from its Lessor Commitment under this Agreement, and such assigning Lessor shall cease to be a party hereto).

        (ii) With the prior written consent of the Lessor (which consent shall not be unreasonably withheld or delayed) and, unless a Default or Event of Default is in existence, the Lessee (which consent shall not be unreasonably withheld or delayed), each Lease Participant may at any time assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Lease Participant Commitment and Ownership Interests), and the assignee thereof shall assume all such rights and obligations pursuant to an Assignment and Acceptance executed by such assignee, such assigning Lease Participant and the Lessor); provided, however, that (1) each such assignment shall be of a constant, and not a varying, percentage of its Lease Participant Commitment and Ownership Interests, (2) no interest may be sold by a Lease Participant pursuant to this Section 11.06(b) unless the assignee shall agree to assume ratably equivalent portions of the assigning Lease Participant's Lease Participant Commitment, (3) the amount of the Lease Participant Commitment and Ownership Interests of the assigning Lease Participant being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, or integral multiples of $1,000,000 in excess thereof (or, if less, in either case, the entire Lease Participant Commitment and Ownership Interests of the assigning Lease Participant), (4) each such assignment shall be to an Eligible Assignee, (5) a Lease Participant may not have more than 2 assignees that are not then Lease Participants at any one time and (6) the parties to each such assignment shall execute and deliver to the Lessor, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and shall send to the Lessor an executed counterpart of such Assignment and Acceptance, with a copy to the Company. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lease Participant hereunder and (B) the assigning Lease Participant thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its Lease Participant Commitment under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lease Participant's Lease Participant Commitment and Ownership Interests, such Lease Participant shall cease to be a party hereto).

        (c) By executing and delivering an assignment by the Lessor or an Assignment and Acceptance by a Lease Participant, each assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in assignment by the Lessor or such Assignment and Acceptance by a Lease Participant, such assigning Lessor or Lease Participant makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lessor or Lease Participant makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Guarantor or the Company or the performance or observance by the Company of any of its obligations under this Agreement or any other Operative Document or by the Guarantor under the Guaranty; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 7.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into assignment or such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Lessor (if it is an assignee of a Lease Participant), such assigning Lessor or Lease Participant or any other Lease Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Lessor Assignee or Eligible Assignee, as applicable; (vi) such assignee appoints and authorizes the Lessor (if it is not an assignee of a Lease Participant) to take such action as agent for the Lease Participants on its behalf and to exercise such powers under this Agreement as are delegated to the Lessor by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as either the Lessor or a Lease Participant, as the case may be.

        (d) The Lessor shall maintain at its address referred to in Section 11.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lease Participants and the Lease Participant Commitment of, and principal amount of the Lease Participant Advances owing to, each Lease Participant from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Guarantor, the Company, the Lessor and the other Lease Participants may treat each Person whose name is recorded in the Register as a Lease Participant hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Guarantor, the Company or any Lease Participant at any reasonable time and from time to time upon reasonable prior notice. Upon the acceptance of any Assignment and Acceptance for recordation in the Register, Exhibit E hereto shall be deemed to be amended to reflect the revised Lease Participant Commitments of the parties to such Assignment and Acceptance as well as administrative information with respect to any new Lease Participant as such information is recorded in the Register.

        (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lease Participant and an assignee representing that it is an Eligible Assignee, the Lessor shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Guarantor, the Company, the other Lease Participants. Within 5 Business Days after its receipt of such notice and its receipt of an executed counterpart of such Assignment and Acceptance, the Lessor, at the expense of the Company, shall execute and deliver to each of the Lease Participants a new Ownership Certificate, giving effect to such Assignment and Acceptance and dated the date thereof.

        (f) Each Lease Participant may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Lease Participant Commitment and its Ownership Interests); provided, however, that (i) such Lease Participant's obligations under this Agreement (including, without limitation, its Lease Participant Commitment to the Lessor hereunder) shall remain unchanged, (ii) such Lease Participant shall remain solely responsible to the Lessor for the performance of such obligations, (iii) such Lease Participant shall remain the owner of its Ownership Interests for all purposes of this Agreement, (iv) the Guarantor, the Company, the Lessor and the other Lease Participants shall continue to deal solely and directly with such Lease Participant in connection with its rights and obligations under this Agreement and the other Operative Documents, (v) such Lease Participant shall continue to be able to agree to any modification or amendment of this Agreement or any waiver hereunder without the consent, approval or vote of any such participant or group of participants, other than modifications, amendments and waivers which (A) postpone any date fixed for any payment of, or reduce any payment of, principal of or Yield on the Lessor Advances or (B) increase the amount of such Lease Participant's Lease Participant Commitment in a manner which would have the effect of increasing the amount of a participant's participation, or (C) reduce the Yield payable under this Agreement and such Lease Participant's Ownership Interests, or (D) consent to the assignment or the transfer by the Company or the Lessor of any of its rights and obligations as the Company or the Lessor, respectively, under this Agreement (to the extent such consent is required pursuant to the Agreement) and (vi) except as contemplated by the immediately preceding clause (v), no participant shall be deemed to be or to have any of the rights or obligations of a "Lease Participant" hereunder.

        (g) The Lessor or any Lease Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.06, disclose to the assignee or participant or proposed assignee or participant any information relating to the Guarantor or the Company furnished to the Lessor or such Lease Participant by or on behalf of the Company or the Guarantor; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of the Guarantor and the Company to preserve the confidentiality of any confidential information relating to the Guarantor or the Company received by it from the Lessor or such Lease Participant in a manner consistent with Section 11.13.

        (h) Anything in this Agreement to the contrary notwithstanding, any Lease Participant may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, its Ownership Interests) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System (or any successor regulation) and the applicable operating circular of such Federal Reserve Bank.

        (i) Notwithstanding any other provision of this Agreement or any other Operative Document, neither the Guarantor or the Company nor any of their Affiliates (i) may acquire any of the Ownership Interests unless the Guarantor or the Company or such Affiliate acquires all of the Ownership Interests in a single transaction and thereby becomes bound by the provisions hereof; and unless the Guarantor or the Company or such Affiliate shall have acquired all of the Ownership Interests, it shall not be entitled to exercise any rights or remedies of a Funding Party under any of the Operative Documents.

        (j) Notwithstanding any other provision of this Agreement to the contrary, no assignee or participant shall be entitled to receive any greater payment under Section 4.06 or 5.03 than the transferor Funding Party would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 5.02 or 5.03 hereof requiring such Funding Party to designate a different Applicable Funding Office under certain circumstances or at a time when the circumstances giving rise to such a greater payment did not exist.

        Section 11.07 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other Operative Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other Operative Document.

        Section 11.08 Entire Agreement. This Agreement and the other Operative Documents embody the entire agreement and understanding among the Lessor, the Lease Participants, the Guarantor and the Company and supersede all other agreements and understandings among such parties relating to the subject matter hereof and thereof. This written Agreement and the other Operative Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

        Section 11.09 References. The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to an Article or Section shall be deemed to refer to the applicable Article or Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

        Section 11.10 Successors; Survivals. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The obligations of the Company under Section 4.06, Article V, and Section 11.03 shall survive the redemption of the Lessor Investments and Lease Participant Advances and the termination of the Lessor Commitment and the Lease Participant Commitments.

        Section 11.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

        Section 11.12 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery to the Lessor of a counterpart executed by a Lease Participant shall constitute delivery of such counterpart to all of the Lease Participants. This Agreement may be delivered by facsimile transmission of the relevant signature pages hereof.

        Section 11.13 Confidentiality. Each Funding Party agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Company or the Guarantor to it which is clearly indicated or stated to be confidential information (or when the circumstances under which such information is delivered or when the content thereof would cause a reasonable person to believe that such information is confidential) confidential from anyone other than Persons employed or retained by such Funding Party who are or are expected to become engaged in evaluating, approving, structuring or administering the Lessor Advances, the Lease Participant Advances, the Ownership Interests or the Operative Documents (such Persons to likewise be under similar obligations of confidentiality with respect to such information); provided, however, that nothing herein shall prevent any Funding Party from disclosing such information (a) to any other Funding Party, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Funding Party, (d) which has been publicly disclosed, (e) to the extent reasonably required in connection with any litigation to which any Funding Party or its respective affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Funding Party’s legal counsel and independent auditors, (h) to any actual or proposed Eligible Lessor Assignee, Eligible Assignee or other participant in all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 11.13; provided that should disclosure of any such confidential information be required by virtue of clause (b), (c) or (e) of the immediately preceding sentence, any relevant Funding Party shall, to the extent permitted by applicable law, rule or regulations, promptly notify the Company or the Guarantor of same so as to allow the Company and the Guarantor to seek a protective order or to take any other appropriate action; provided, further, that no Funding Party shall be required to delay compliance with any directive to disclose beyond the last date such delay is legally permissible any such information so as to allow the Company and the Guarantor to effect any such action.

        Section 11.14 GOVERNING LAW; SUBMISSION TO JURISDICTION.

        (a) This Agreement (including, but not limited to, the validity and enforceability hereof and thereof) shall be governed by, and construed in accordance with, the laws of the State of New York, other than the conflict of laws rules thereof, except to the extent that the laws of the State of Alabama mandatorily apply.

        (b) The Company hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding by the Lessor or any Lease Participant in respect of, but only in respect of, any claims or causes of action arising out of or relating to this Agreement or the other Operative Documents (such claims and causes of action, collectively, being "Permitted Claims"), and the Company hereby irrevocably agrees that all Permitted Claims may be heard and determined in such New York State court or in such Federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any aforementioned court in respect of Permitted Claims. The Company hereby irrevocably agrees that service of copies of the summons and complaint and any other process which may be served by the Lessor or the Lease Participants in any such action or proceeding in any aforementioned court in respect of Permitted Claims may be made by delivering a copy of such process to the Company by courier and by certified mail (return receipt requested), fees and postage prepaid, at the Company's address specified pursuant to Section 11.02. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        (c) Nothing in this Section 11.14: (i) shall affect the right of any Lease Participant or the Lessor to serve legal process in any other manner permitted by law or affect any right otherwise existing of any Lease Participant or the Lessor to bring any action or proceeding against the Company or its property in the courts of other jurisdictions or (ii) shall be deemed to be a general consent to jurisdiction in any particular court or a general waiver of any defense or a consent to jurisdiction of the courts expressly referred to in subsection (a) above in any action or proceeding in respect of any claim or cause of action other than Permitted Claims.

        Section 11.15 Yield. It is the intention of the parties hereto that each Funding Party shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Funding Party under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Participant notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or in any other Operative Document or any other agreement entered into in connection with or as security for the Ownership Interests, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Funding Party that is contracted for, taken, reserved, charged or received by such Funding Party under this Agreement or under any of the other aforesaid Operative Documents or other agreements or otherwise in connection with the Ownership Interests shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by such Funding Party on the principal amount of its Ownership Interests (or, to the extent that the principal amount of its Ownership Interests shall have been or would thereby be redeemed in full, refunded by such Lease Participant to the Lessor and by the Lessor to the Lessee); and (ii) in the event that the maturity of the Ownership Interests is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted redemption, then such consideration that constitutes interest under law applicable to any Funding Party may never include more than the maximum amount allowed by such applicable law, and excess Yield, if any, provided for in this Agreement or otherwise shall be cancelled automatically by such Funding Party as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Funding Party on the principal amount of its Ownership Interests (or, to the extent that the principal amount of the Ownership Interests shall have been or would thereby be redeemed in full, refunded by such Lease Participant to the Lessor and by the Lessor to the Lessee). All sums paid or agreed to be paid to any Funding Party for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Funding Party, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Ownership Interests, until payment in full, so that the rate or amount of Yield on account of any Ownership Interests hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of Yield payable to any Funding Party on any date shall be computed at the Highest Lawful Rate applicable to such Funding Party pursuant to this Section 11.15 and (ii) in respect of any subsequent Yield computation period the amount of Yield otherwise payable to such Funding Party would be less than the amount of Yield payable to such Funding Party computed at the Highest Lawful Rate applicable to such Funding Party, then the amount of Yield payable to such Funding Party in respect of such subsequent Yield computation period shall continue to be computed at the Highest Lawful Rate applicable to such Funding Party until the total amount of Yield payable to such Funding Party shall equal the total amount of Yield which would have been payable to such Funding Party if the total amount of Yield had been computed without giving effect to this Section.

        Section 11.16 Characterization.

        (a) In order to protect the rights and remedies of the Funding Parties following a Termination Event or a Cancellation Event, and for the purposes of commercial law and Federal, state and local income and ad valorem taxes and Title 11 of the United States Code (or any other applicable Federal, state or local insolvency, reorganization, moratorium, fraudulent conveyance or similar law now or hereafter in effect for the relief of debtors), the parties hereto intend that (i) the Lease be treated as the repayment and security provisions of a loan by the Lessor to the Company in the amount of the Facility Cost, (ii) all payments of Basic Rent, Supplemental Rent, the Final Rent Payment, the Completion Costs Payment, the Termination Value and the Purchase Price be treated as payments of principal, interest and other amounts owing with respect to such loan and (iii) the Company be treated as entitled to all benefits of ownership of the Facility or any part thereof. In addition, the parties acknowledge that after payment in full of the Ownership Interests, the Yield accrued thereon and any other obligations of the Company under the Operative Documents, any remaining proceeds of the Facility shall be distributed to the Company.

        (b) The Company agrees that neither it nor any of its Affiliates (whether or not consolidated or combined returns are filed for any such Affiliate and the Company for federal, state or local income tax purposes) will at any time take any action, directly or indirectly, or file any return or other document inconsistent with the intended income tax treatment set forth in the preceding clause (a), and the Company agrees that the Company and any such Affiliates will file such returns, maintain such records, take such action and execute such documents (as reasonably requested by the Lessor or the Lease Participants from time to time) as may be appropriate to facilitate the realization of such intended income tax treatment. Each of the Lessor and the Lease Participants agrees that neither it nor any affiliate (whether or not consolidated or combined returns are filed for such affiliate and the Lessor or any Lease Participant, as the case may be, for federal, state or local income tax purposes) will at any time take any action, directly or indirectly, or file any return or other document claiming, or asserting that it is entitled to, the income tax benefits, deductions and/or credits which, pursuant to the intended income tax treatment set forth herein, would otherwise be claimed or claimable by the Company, and that it and any such affiliates will file such returns, maintain such records, take such actions, and execute such documents (as reasonably requested by the Company from time to time) as may be appropriate to facilitate the realization of, and as shall be consistent with, such intended income tax treatment, and if any such filing, maintenance, action or execution requested by the Company or the Guarantor would result in any additional income tax liability payable by it or any affiliate, or could reasonably be expected to result in liability payable by it or any affiliate, unrelated to the intended income tax treatment set forth herein, then the Company will provide an indemnity against such unrelated income tax liability satisfactory to the Lessor or any Lease Participant, as the case may be, in its sole opinion.

        (c) The Company acknowledges that no Lease Participant, the Lessor or any Affiliate of any of the foregoing thereof is making any representation, nor is it required to make any disclosure, now or in the future, with respect to the parties' tax or accounting treatment of the Facility or the financing thereof, nor is any Lease Participant, the Lessor or any Affiliate or any of the foregoing responsible, nor will it be responsible in the future, for tax and accounting advice with respect to the Facility or the financing thereof, and the Company has had or will have the benefit of the advice of its own independent tax and accounting advisors with respect to such matters.

        Section 11.17 Compliance. Neither the Lessor nor any Lease Participant has any responsibility for compliance by the Facility or the Company with any Governmental Requirement or other matters. The Company expressly assumes such responsibilities and shall indemnify and hold harmless the Lessor and the Lease Participants with respect thereto in the manner provided in the Lease.

        Section 11.18 Facility. Upon payment by the Company of the Purchase Price Value in connection with its purchase of all of the Facility in accordance with the Lease or the Agency Agreement, or the repayment in full of all amounts then due and owing by the Company under the Operative Documents, and promptly upon the request of the Company, the Lessor shall convey the Facility to the Company or its designee, free and clear of any Lien or other adverse interest of any kind created by the Lessor or any Person claiming by, through or under the Lessor, including, without limitation, the Lessor and the Lease Participants (except as consented to by the Company).

        Section 11.19 Funding Parties. No recourse under any obligation, covenant or agreement of any Funding Party contained in this Agreement, any Operative Document or any agreement or document executed in connection herewith or therewith or the transactions contemplated hereby or thereby shall be had against any shareholder, employee, officer, director, affiliate or incorporator of the Funding Parties. The obligations, covenants and agreements of the Funding Parties under any of the foregoing agreements and documents are solely the corporate obligations of the Funding Parties, and the Lessor (with respect to the Lease Participants) and the Company and the Lease Participants (with respect to the Lessor) agree to look solely to the Lease Participants or the Lessor, as applicable, for payment of all obligations, including, without limitation, any fees or other amounts due hereunder or thereunder, and claims arising out of or relating to any of the foregoing agreements and documents. The provisions of this Section shall survive the termination of this Agreement.

        Section 11.20 Waiver of Jury Trial. Each of the parties hereto waives, to the fullest extent permitted by applicable law, any right to a trial by jury in any action or proceeding to enforce or to defend any rights under this Agreement or any other Operative Document or under amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any relationship existing in connection with this Agreement or any other Operative Document, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

        Section 11.21 Certain Acknowledgments of the Parties. Each of the parties hereto hereby acknowledges and agrees that (i) this Agreement and the other Operative Documents have not been negotiated by the Lessor or any of the Lease Participants in the State of Alabama, (ii) the closing of the transactions contemplated by this Agreement and the other Operative Documents shall take place at the office of the Lessor in Atlanta, Georgia, and (iii) in addition to the satisfaction of other conditions set forth in Section 6.01 of this Agreement, this Agreement shall not be effective until the Lessor has received at its office in Atlanta, Georgia the documents described in the first sentence of Section 6.01.

        Section 11.22 Consent to Release of Excess Annex Land and Excess Parking Land. Each of the Lease Participants hereto hereby acknowledges that: (i) a portion of the Site pertaining to the annex office building parcel constitutes Excess Annex Land, and is subject to release from the Ground Lease and the Lease at any time upon the request of the Lessee, pursuant to the provisions of Section 27(k)(1) of the Lease, and the Lease Participants hereby consent thereto; and (ii) a portion of the Site pertaining to the parking deck to be constructed thereon constitutes Excess Parking Land, and is subject to release from the Ground Lease and the Lease at any time upon the request of the Lessee, pursuant to the provisions of Section 27(k)(2) of the Lease, and the Lease Participants hereby consent thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

The Company:                        PROTECTIVE LIFE INSURANCE COMPANY

                                    By:/s/A. S. Williams, III
                                            Name:  A. S. Williams, III
                                            Title: EVP, Investments and Treasurer

                                    Principal Place of Business and Chief Executive Office:

                                    2801 Highway 280 South
                                    Birmingham, Alabama 35223
                                    Attention: Carl Thigpen,
                                    Telecopier: 205-868-3609

Lessor:                             Wachovia Capital Investments, Inc.

Lessor
Commitment: $30,000,000             By:/s/Kevin T. McConnell
                                            Name:  Kevin T. McConnell
                                            Title: Senior Vice President

                                    Applicable Funding Office for
                                    Lessor Advances and Address for Notices:

                                    Wachovia Capital Investments, Inc.
                                    191 Peachtree Street, N.E.
                                    27th Floor
                                    Atlanta, Georgia 30303-1757
                                    Attention: Rosalyn Ostler
                                    Telecopier No.: 404-332-4432
                                    Telephone No.: 404-332-1122

Lease Participants:

Lease Participant                   SUNTRUST BANK

Commitment: $25,000,000             By:/s/John Frazer
                                            Name:  John Frazer
                                            Title:  Vice President

                                    Applicable Funding Office for
                                    Lease Participant Advances and Address for Notices:

                                    SunTrust Bank
                                    25 Park Place, 21st Floor
                                    Center Code 1944
                                    Atlanta, Georgia 30308
                                    Attention: John Frazer
                                    Telecopier No.: 404-658-4906
                                    Telephone No.: 404-724-3751

Lease Participant          LASALLE BANK NATIONAL ASSOCIATION

Commitment: $20,000,000             By:George L. Kumis
                                            Name:    George L. Kumis
                                            Title:   Senior Vice President

                                    Applicable Funding Office for
                                    Lease Participant Advances and Address for Notices:

                                    LaSalle Bank National Association
                                    135 South LaSalle Street
                                    Suite 216
                                    Chicago, Illinois 60603
                                    Attention:  Genny Padilla
                                    Telecopier No.: 312-904-6189
                                    Telephone No.: 312-904-8121

EXHIBIT A

Description of Site

ANNEX PARCEL

A parcel of land situated in the S.W.1/4 of the S.E.1/4 and the S.E.1/4 of the S.W.1/4 of Section 8, and the N.W.1/4 of the N.E.1/4 of Section 17, both in Township 18 South,

Range 2 West, Jefferson County, Alabama, being more particularly described as follows: Commence at the Westernmost corner of Lot A according to Parkway Subdivision as recorded in Map Book 88, Page 38 in the office of the Judge of Probate of Jefferson County, Alabama, said point lying on the Northeasterly right-of-way of U.S. Highway #280 and also being the Southernmost corner of that parcel of land described in a Warranty Deed recorded in Instrument #9601/6969; thence in a Northwesterly direction along the Northeasterly right-of-way line of U.S. Highway #280 and the property boundary of the aforementioned parcel a distance of 27.00 feet to the POINT OF BEGINNING of the parcel herein described; thence continue along the last described course along the Northeasterly right-of-way line of U.S. Highway #280 a distance of 231.19 feet to a point 120.00 feet Northeasterly of the T.S. (tangent to spiral) at highway Sta. 75+41.43; thence continue in a Northwesterly direction along the Northeasterly right-of-way line of U.S. Highway #280 along a line which lies 120.00 feet Northeasterly of and parallel to a spiral curve having a LS of 250.00 feet and a (theta)S of 3°07'30” a distance of 75.50 feet to a point; thence 23°06’ to the right (angle measured to chord) in a Northwesterly direction along the Northeasterly right-of-way line of U.S. Highway #280 a distance of 13.50 feet to a point; thence 39°47’ to the left in a Westerly direction along the Northeasterly right-of-way line of U.S. Highway #280 a distance of 13.30 feet to a point; thence 46°23'41” to the right in a Northwesterly direction along the Northeasterly right-of-way line of U.S. Highway #280 a distance of 48.30 feet to a point on a line that is 145.00 feet Northeasterly of and parallel to a spiral curve having a LS of 250.00 feet and a (theta)S of 3°07'30"; thence along the aforementioned line 145.00 feet Northeasterly of and parallel to said spiral curve in a Northwesterly direction along the Northeasterly right-of-way line of U.S. Highway #280 a distance of 99.41 feet to a point that is 145.00 feet Northeasterly of and parallel to the S.C. (spiral to curve) at highway Sta. 77+91.43, said point lying on a curve to the right having a radius of 2146.83 feet and a central angle of 1°57'26"; thence in a Northwesterly direction along the arc of said curve and the Northeasterly right-of-way line of U.S. Highway #280 a distance of 73.34 feet to a point; thence 89°56'26” to the right (angle measured to tangent) in a Northeasterly direction a distance of 182.78 feet to a point; thence 90°00’ to the right in a Southeasterly direction a distance of 2.1 feet to a point; thence 90°00’ to the left in a Northeasterly direction a distance of 18.26 feet to a point; thence 90°06'28" to the right in a Southeasterly direction a distance of 123.34 feet to a point; thence 89°54'32” to the left in a Northeasterly direction a distance of 74.56 feet to a point; thence 90°10'29” to the right in a Southeasterly direction a distance of 126.91 feet to a point; thence 90°13'21” to the left in a Northeasterly direction a distance of 104.53 feet to a point; thence 90°00’ to the right in a Southeasterly direction a distance of 287.09 feet to a point on the boundary of a parcel of land described in a Warranty Deed recorded in Instrument #9601/6969; thence 62°19'15” to the right in a Southerly direction along the boundary of said parcel a distance of 86.47 feet to a point; thence 83°17'32” to the right in a Westerly direction along the boundary of said parcel a distance of 65.00 feet to a point; thence 90°00’ to the left in a Southerly direction along the boundary of said parcel a distance of 20.26 feet to a point; thence 31°54'03” to the right in a Southwesterly direction along the boundary of said parcel a distance of 235.00 feet to the POINT OF BEGINNING.

Containing 3.9 acres, more or less.

        TOGETHER WITH, a non exclusive easement for pedestrian and vehicular ingress and egress to, upon, over and across the Protective Road, Protective Driveway and Orchid Driveway (as the same are described in that certain Reciprocal Easement Agreement by and between Orchid, L.L.C. and Protective Life Insurance Company dated as of January 19, 1996, and recorded as Instrument #9601/6971 in the Probate Office of Jefferson County, Alabama), as the same may be modified or relocated.

PARKING DECK PARCEL

A parcel of land situated in the South 1/2 of the S.E.1/4 of Section 8, Township 18 South, Range 2 West, Jefferson County, Alabama, being more particularly described as follows:

Commence at the Southwesterly corner of Lot 10-A of Parkway Subdivision as recorded in Map Book 88, Page 38 in the office of the Judge of Probate of Jefferson County, Alabama, and run in a Northerly direction along the Westerly line of said Lot 10-A a distance of 24.24 feet to the POINT OF BEGINNING of the parcel herein described, said point lying on the Northwesterly boundary of a parcel described in Real Volume 4452, Page 977; thence 124°24'34” to the left in a Southwesterly direction along the boundary of the aforementioned parcel, a distance of 328.53 feet to a point on the boundary of a parcel of land described in a Warranty Deed recorded in Instrument #9601/6969; thence 87°34'08” to the right in a Northwesterly direction along the boundary of said parcel a distance of 28.37 feet to a point; thence 52°21'40” to the left in a Southwesterly direction along the boundary of said parcel a distance of 315.66 feet to a point; thence 90°00’ to the right in a Northerly direction along the boundary of said parcel a distance of 31.38 feet to a point; thence 83°24'09” to the left in a Northwesterly direction along the boundary of said parcel a distance of 144.00 feet to a point; thence 27°49'53” to the right in a Northwesterly direction a distance of 287.09 feet to a point; thence 90°00’ to the right in a Northeasterly direction a distance of 620.00 feet to a point; thence 90°00’ to the right in a Southeasterly direction a distance of 871.31 feet to a point; thence 110°21'49” to the right in a Southwesterly direction a distance of 107.65 feet to the POINT OF BEGINNING.

        Containing 9.919 acres.

        TOGETHER WITH, a non exclusive easement for pedestrian and vehicular ingress and egress to, upon, over and across the Protective Road, Protective Driveway and Orchid Driveway (as the same are described in that certain Reciprocal Easement Agreement by and between Orchid, L.L.C. and Protective Life Insurance Company dated as of January 19, 1996, and recorded as Instrument #9601/6971 in the Probate Office of Jefferson County, Alabama), as the same may be modified or relocated.

EXHIBIT B

OWNERSHIP CERTIFICATE

EFFECTIVE DATE OF OWNERSHIP CERTIFICATE: ,

THIS OWNERSHIP CERTIFICATE WAS ISSUED PURSUANT TO SECTION 2.02(a)(ii), SECTION 3.02 OR SECTION 11.06 OF THE INVESTMENT AND PARTICIPATION AGREEMENT DATED AS OF FEBRUARY 1, 2000 , AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME (THE "INVESTMENT AGREEMENT"), AMONG PROTECTIVE LIFE INSURANCE COMPANY, AS THE COMPANY, WACHOVIA CAPITAL INVESTMENTS, INC., AS THE LESSOR, AND THE LEASE PARTICIPANTS PARTIES THERETO FROM TIME TO TIME, AND WAS ISSUED BY THE LESSOR THEREUNDER. EACH OWNERSHIP CERTIFICATE WHICH IS ISSUED BY THE LESSOR SUPERSEDES AND REPLACES ALL PRIOR OWNERSHIP CERTIFICATES, AND REFERENCE SHOULD BE MADE TO THE BOOKS AND RECORDS OF THE LESSOR MAINTAINED AT 191 PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30303-1757, ATTENTION: SYNDICATION SERVICES, TELEPHONE: 404-332-4008, FACSIMILE: 404-332-5019, FOR A DETERMINATION AS TO THE OWNERSHIP CERTIFICATE CURRENTLY IN EFFECT AT ANY TIME. CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION HAVE THE MEANINGS SET FORTH IN SCHEDULE 1.02 TO THE INVESTMENT AGREEMENT.

I. TOTAL LESSOR INVESTMENTS(1): $

II. OWNERSHIP INTERESTS AND PERCENTAGE SHARES:

                                                     AMOUNT OF
                                                     OWNERSHIP                        PERCENTAGE
         FUNDING PARTY                               INTEREST                           SHARE
         -------------                               --------                         ----------
         Lessor                                      $                                  ___%

         Lease Participants:

                                                     $                                  ___%

                                                     $                                  ___%

         Total Percentage
         Ownership Interests:                        $

         Lessor's Non-Recourse Amount
         Ownership Interests as
         Percentage of Total
         Lessor Investments                          %(2)

                                            Wachovia Capital Investments, Inc.,
                                            as Lessor

                                            By:
                                                     Name:
                                                     Title:

 -------------------------------
(1)  Include all "deemed" Lessor Advances and Lease Participant Advances pursuant to Section
2.01 (d) since the issuance of the prior Ownership Certificate.

(2)  Must be at least 3%.

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

ASSIGNMENT AND ACCEPTANCE

Dated ___________, _____

        Reference is made to the Investment and Investment Agreement, dated as of February 1, 2000 (as the same may be amended, supplemented or otherwise modified from time to time, the “Investment Agreement”) among Protective Life Insurance Company, a Tennessee corporation (the “Company”), the Lease Participants parties thereto (the “Lease Participant”), and Wachovia Capital Investments, Inc., as Lessor (the “Lessor”). Terms defined in the Investment Agreement are used herein with the same meaning.

        ______________________________ (the "Assignor") and _______________________ (the "Assignee") agree as follows:

The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that Ownership Interest in and to all of the Assignor’s rights and obligations under the Investment Agreement as of the date hereof which represents the Percentage Share specified on Schedule 1 of all outstanding rights and obligations under the Investment Agreement, including without limitation, such Ownership Interest in the Assignor’s Lease Participant Commitment and Lease Participant Advances made by it. After giving effect to such sale and assignment, Assignor’s Ownership Interest in the Lease Participant Commitments and the Lease Participant Advances will be as set forth in Section 2 of Schedule 1.

The Assignor (i) represents and warrants that it is the legal and beneficial owner of the Ownership Interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Investment Agreement or any other Operative Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Investment Agreement or any other Operative Document or other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Guarantor or the Company, or the performance or observance by the Guarantor or the Company of any of their obligations under the Investment Agreement or any other Operative Document or other instrument or document furnished pursuant thereto.

The Assignee (i) confirms that it has received a copy of the Investment Agreement and each other Operative Document, together with copies of the financial statements referred to in Section 8.01 of the Investment Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Lessor, the Assignor or any other Lease Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Investment Agreement or any other Operative Document; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Lessor as its agent to take such action as agent on its behalf and to exercise such powers under the Investment Agreement and the other Operative Documents as are delegated to the Lessor by the terms thereof, together with such powers as are reasonably incidental thereto; (v) assumes the Lease Participant Commitment of the Assignor to the extent of the Ownership Interest assigned to it pursuant hereto and agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Investment Agreement are required to be performed by it as a Lease Participant; [and] (vi) specifies as its address for notices the address set forth beneath its name on the signatures pages hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Investment Agreement, or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].(3)

Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Lessor for the consent and recording by the Lessor. The effective date of this Assignment and Acceptance shall be the date of consent hereto by the Lessor, unless otherwise specified on Schedule 1 hereto (the “Effective Date”). If the Lessor refuses to consent to this Assignment and Acceptance (which it has the right to do, in its sole discretion), this Assignment and Acceptance shall be null and void.

Upon such consent hereto and recording by the Lessor, as of the Effective Date, (i) the Assignee shall be a party to the Investment Agreement as a Lease Participant and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of Lease Participant thereunder and under the other Operative Documents, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and obligations and be released from its Ownership Interests (including its Lease Participant Commitment and Lessor Advances) under the Investment Agreement and the other Operative Documents.

Upon such consent and recording by the Lessor, from and after the Effective Date, the Lessor shall make all payments under the Investment Agreement in respect of the Ownership Interest assigned hereby (including, without limitation, all payments of Rent, principal and Yield with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Investment Agreement for periods prior to the Effective Date directly between themselves.

This Assignment and Acceptance shall be governed by, and construed in accordance with, the LAWS of the State of New York.

        IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

Assignor:                                   ________________________

                                            By:
                                               Name:
                                               Title:

Assignee:                                   ________________________

                                            By:
                                              Name:
                                              Title:

------------------------------
(3) If the Assignee is organized under the laws of a jurisdiction outside the United States.

                                                              Schedule 1
                                                                  to
                                                       Assignment and Acceptance
                                                        Dated ___________, ____

Section 1.

         Percentage Share assigned to Assignee       _______%
         Lease Participant Commitment: assigned to Assignee   $_______
         Aggregate Outstanding Principal Amount of Lessor
          Advances assigned to Assignee     $_______]

Section 2.

         Percentage Share retained by Assignor       _______%
         Lease Participant Commitment: retained by Assignor   $_______
         Aggregate Outstanding Principal Amount of  Lessor
          Advances retained by Assignor     $_______]

Section 3*.

Effective Date:_________, ____

[NAME OF ASSIGNOR]                                   [NAME OF ASSIGNEE]

By:                                                                    By:
Title:                                                                 Title:
                                                                       Address for notices:
                                                                       [Address]

                                                                       Applicable Funding Office:
                                                                       [Address]

Consented to:

[Name of Company]                                             Wachovia Capital Investments, Inc.,  as Lessor
[If required by Investment Agreement]

By:                                                           By:
         Title:                                                        Title:

EXHIBIT D

FORM OF LEGAL OPINION OF COUNSEL

TO THE COMPANY AND THE GUARANTOR

[NOTE: RATHER THAN SUTHERLAND, ASBILL & BRENNAN’S FURNISHING A COMPREHENSIVE OPINION IN RELIANCE ON ATTACHED OPINIONS OF DEBORAH LONG AND BALCH & BINGHAM, THIS OPINION MAY BE SPLIT INTO SEVERAL OPINIONS, WITH EACH OF THE FOREGOING COUNSEL FURNISHING OPINIONS AS TO DISCRETE PARTS.]

February 1, 2000

To the Lessor and the Lease
Participants Referred to Below
c/o Wachovia Capital Investments, Inc.,
as Lessor
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757

Dear Sirs:

      We are special counsel for Protective Life Corporation, a Delaware corporation (the “Guarantor”), and Protective Life Insurance Company, a Tennessee corporation (the “Company”; the Guarantor and the Company sometimes being collectively referred to herein as the “Obligors”). This opinion is being delivered pursuant to Section 6.01(b) of the Investment and Investment Agreement dated as of even date herewith (the “Investment Agreement”), among the Company, the Lease Participants listed on the signature pages thereof, and Wachovia Capital Investments, Inc., as Lessor (the “Lessor”), and in connection with the execution and delivery of the other Operative Documents (as defined in the Investment Agreement). Terms defined in the Investment Agreement or in Schedule 1.02 to the Investment Agreement are used herein as therein defined, unless otherwise indicated.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. In addition, we have reviewed the following documents (collectively, the “Subject Documents”):

      i. the Investment Agreement;

      ii. the Lease;

      iii. the Agency Agreement;

      iv. the financing statements (executed by the Company in connection with the Lease (the "Financing Statements");

      v. the Ground Lease; and

      vi. the Guaranty.

The documents referred to in i through v above are referred to herein collectively as the “Company Documents.”

      Upon the basis of the foregoing, we are of the opinion that:

      (1) Each of the Company and the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Tennessee and Delaware, respectively, and has all corporate powers required to carry on its business as it is now conducted.

      (2) The execution, delivery and performance by the Company of the Company Documents and the other Operative Documents to which the Company is a party, and by the Guarantor of the Guaranty (a) are within each the such Obligor's corporate powers, (b) have been duly authorized by all necessary corporate action, (c) require no action by or in respect of, or filing with, any governmental body, agency or official, (d) do not contravene, or constitute a default under, any provision of any applicable law, statute, rule or regulation or of the certificate of incorporation or by-laws of either of the Obligors or of any material agreement, judgment, injunction, order, decree or other instrument relating to Indebtedness which is binding upon either of the Obligors and (e) except as provided in the Operative Documents, do not result in the creation or imposition of any Lien on any asset of either of the Obligors.

      (3) The Company Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, and the Guaranty constitutes the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, in each case except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (including, without limitation, the availability or non- availability of equitable remedies), whether considered in a proceeding at law or in equity.

      (4) In the course of our representation of the Obligors, no facts have come to our attention that would cause us to believe that there is any action, suit or proceeding pending, or threatened, against or affecting either of the Obligors or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Guarantor, the Company and the other Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of any of the Operative Documents.

      (5) Neither of the Obligors is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      (6) Neither of the Obligors nor any of the other Material Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Company Act of 1935, as amended.

      (7) The obligations of the Company under the Lease with respect to the payment of Basic Rent, the Final Rent Payment, the Completion Costs Payment and the Supplemental Rent under the Lease and all other payment obligations of the Company under the Lease including without limitation the payment of the Termination Value or the Purchase Price by the Company or its designee pursuant to the exercise or deemed exercise of the Company's option under Section 15 of the Lease or pursuant to any other provisions of the Lease would constitute the valid and binding obligations of the Company and would be enforceable against the Company in accordance with the terms of the Lease, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and general principles of equity.

      (8) If a court of the State of Alabama (the "State") held the Lease to be a financing transaction instead of a true lease, (a) the Lease would constitute the valid and binding obligations of the Company and would be enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and general principles of equity, (b) the obligations of the Company under the Lease with respect to the payment of Basic Rent, the Final Rent Payment or the Completion Costs Payment, as applicable, and Supplemental Rent under the Lease and all other payment obligations of the Company under the Lease including without limitation the payment of the Termination Value or the Purchase Price by the Company or its designee pursuant to the exercise of the Company's option under Section 15 of the Lease or pursuant to any other provision of the Lease would constitute the valid and binding obligations of the Company and would be enforceable against the Company in accordance with the terms of the Lease, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and general principles of equity, (c) the "loan" to the Company evidenced by the Lease and the Investment Agreement would not be contractually usurious under the laws of the State and (d) the Lease would be enforceable as a mortgage under the laws of the State and the Lessor would be entitled to foreclose the Liens granted under the Lease following an Event of Default in accordance with the power of sale and foreclosure provisions therein granted.

      (9) Upon the recordings and filings as provided in paragraph (j) below, the Lease is effective to convey in favor of the Lessor, for the repayment of the aggregate unpaid Lessor Investments and all Yield with respect thereto and (without duplication) all Rent and other amounts payable pursuant to the Operative Documents, a valid security title in and to all of the Company's right, title and interest, if any, in and to the Site, the Improvements and any other portion of the Facility constituting real property and a perfected security interest in all of the Company's right, title and interest, if any, in and to the portion of the Facility constituting personal property.

      (10) The Lease, including the acknowledgements thereto, are in form satisfactory for recording. The Financing Statements comply with all applicable provisions of the Uniform Commercial Code of the State (the "UCC") and are in appropriate form for filing. The property descriptions of the real property contained in the Lease, if accurate and complete, are in the proper form for the purposes of applicable recording and filing laws. Except as set forth in paragraph 11, the recording of the Lease, to the extent the Lease would be characterized as a "financing transaction," in the public records of Jefferson County, Alabama (the "Recording Office") against the name of the Company and the filing of the Financing Statements executed by the Company in the Recording Office and in the office of the Secretary of State of Tennessee against the Company are the only recordings, registrations or filings which are required for the perfection of the Liens created by the Lease on the property described in paragraph 9 above.

      (11) After the recordings and filings specified in paragraph 10 have occurred, no instrument need be recorded, registered or filed or re-recorded, re-registered or re-filed in any public office in the State in order to maintain the perfection of the liens and security interests created by the Lease, other than continuation statements as required by the UCC.

      (12) No state or local recording tax, documentary stamp tax, intangibles tax or other similar fee, tax or governmental charge (other than statutory filing and recording fees and intangibles taxes to be paid upon the filing of the Lease for record and the filing of the Financing Statements as reflected in the closing disbursement statement executed by the Company bearing even date herewith) is required to be paid to the State in connection with the filing and recording of the Lease and the Financing Statements.

      (13) The execution, delivery and performance by the Guarantor of the Guaranty, and the execution, delivery and performance by the Company of the Company Documents do not conflict with or result in a violation of any law, statute, rule or regulation of the State or the State of Tennessee (or any subdivision thereof), or, except as contemplated by paragraph 10 above, require any consent of or filing or registration with an Governmental Authority of the State (or any subdivision thereof) which has not been obtained and which is necessary for the validity and enforceability thereof.

      We are duly admitted and qualified to practice law in the State and do not purport to be expert on, or admitted to practice in, any other state. As to paragraphs 2 and 4, we are relying solely on the opinion of Deborah Long, General Counsel of the Obligors, a copy of which is attached hereto, and as to paragraphs 7 through 10, and as to paragraphs 13 and 14 with respect to the State, we are relying solely on the opinions of Balch & Bingham LLP, special State counsel to the Obligors, a copy of which is attached hereto. For purposes of paragraph 3, insofar as the laws of the State of Tennessee are applicable, we are assuming that the laws of the State of Tennessee are the same as those of the State of Delaware. Except as set forth in the immediately preceding sentence, we are opining herein only as to the effect on the subject transactions of the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We are not opining as to the effect on any of the matters covered herein of the laws of any other jurisdiction.

      In rendering the opinions above, we have assumed, with your permission, that each of the Operative Documents has been duly authorized, executed and delivered by each party thereto other than the Obligors and, to the extent provided therein, constitutes the legal, valid and binding obligation of each such party enforceable in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (including, without limitation, the availability or non-availability of equitable remedies), whether considered in a proceeding at law or in equity.

      This opinion is delivered to you at the request of the Obligors in connection with the transaction referenced above and may not, without our prior written consent, be communicated to or relied upon by anyone other than you, your successors and assigns, except that it may be relied upon by and may be communicated to Jones, Day, Reavis & Pogue, as the Lessor’s special counsel.

      This opinion speaks only as of the date hereof, and we do not undertake any duty to advise you of any change herein.

                                                                                                                         Very truly yours

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

        Reference is made to the Investment and Participation Agreement dated as of February 1, 2000 (as modified and supplemented and in effect from time to time, the “Investment Agreement”) by and among Protective Life Insurance Company, as the Company, the Lease Participants from time to time parties thereto, and Wachovia Capital Investments, Inc., as Lessor. Capitalized terms used herein shall have the meanings ascribed thereto in the Investment Agreement; all amounts shown herein, unless expressly set forth to the contrary, shall be without duplication.

        Pursuant to Section 8.01(iii) of the Investment Agreement, _____________, the duly authorized __________ of the Guarantor, hereby (i) certifies to the Lessor and the Lease Participants that the information contained in Schedule 1 attached hereto is true, accurate and complete as of _________, _____, and that, to the best of our knowledge, no Default is in existence on and as of the date hereof, (ii) restates and reaffirms that the representations and warranties contained in Article VII of the Investment Agreement are true on and as of the date hereof as though restated on and as of this date (except to the extent any such representation or warranty is expressly made as of a prior date) and (iii) certifies that the Debt Rating as of the date of this Compliance Certificate [has not changed from the prior Performance Pricing Determination Date] [has changed to ____ by Moody’s and ___ by S&P and the Applicable Margin in effect as a result thereof is ___%] .

PROTECTIVE LIFE CORPORATION
a Delaware corporation
By:
Its:

SCHEDULE I TO COMPLIANCE CERTIFICATE

                                             Schedule of Compliance as of ________________
                               with provisions of 8.04, 8.19, 8.24, 8.25, 8.26 and 8.27 of the Agreement

1.       Section 8.04 - Sales of Assets

      A. Aggregate amount of assets sold during fiscal quarter just
         ended                                                                                  ______________
      B.  Aggregate amount of assets sold during 3 prior fiscal
         quarters                                                                               ______________
      C. Sum of A and B                                                                         ______________
      D. Consolidated Total Assets                                                              ______________
      E. 15% of D                                                                               ______________
           Limitation: C may not exceed  E
      Complies ________  Does Not Comply

2.       Section 8.19 - Liens on Properties other than the Facility

      A. Amount secured by Liens not permitted by items (a) through
         (l) of clause (ii) of the definition of Permitted Liens                                ______________
      B. Adjusted Consolidated Net Worth (from line C of Paragraph 3
         below)                                                                                 ______________
      C. 15% of B                                                                               ______________
            Limitation: A may not exceed C
           Complies ________  Does Not Comply

3. Section 8.24 - Adjusted Consolidated Net Worth

      A. Consolidated Net Worth                                                                 ______________
      B. Adjustments, if any, for unrealized net gains and losses on assets held for sale pursuant to SFAS No. 115 and other
         accumulated comprehensive income pursuant to SFAS No. 133                              ______________
      C. Adjusted Consolidated Net Worth (A excluding B)
                                                                                                ______________
      D. $910,000,000                                                                             $910,000,000
      E. Cumulative Consolidated Net Income earned after March 31,
         1999 (if positive)
                                                                                                _______________
      F. 25% of E                                                                               _______________
      G. Consolidated allowance for uncollectible amounts on
         investments                                                                            _______________
      H. D plus F minus G                                                                       _______________
      I. C minus H
         (Must be greater than or equal to 0)                                                   _______________
             Complies ______________                  Does not comply _____________

4. Section 8.25 - Ratio of Adjusted Consolidated Indebtedness
     to Consolidated Capitalization

      A. Consolidated Indebtedness                                                              _______________
         1. Borrowed money, obligations secured by liens and obligations           _____________
              evidenced by notes acceptances, and other instruments
         2. Deferred purchase of property or services                      _____________________
         3. Capitalized Lease Obligations                                  _____________________
         4. Synthetic Lease Obligations                                    _____________________
         5. Letters of Credit                                              _____________________
         6. Guaranteed Obligations                                         _____________________
      B. Short-Term Indebtedness for advance fundings of guaranteed investment contracts, annuities and other similar insurance
         and investment products                                                                _______________
      C. Adjusted Consolidated Indebtedness
         (A minus B)                                                                            _______________
      D. Consolidated Capitalization
         1. Adjusted Consolidated Net Worth                                                     _______________
         2. Adjusted Consolidated Indebtedness
                                                                                                _______________
         3. Sum of  D.1 and D.2                                                                 _______________
      E. Ratio of C to D.3                                                                      ___ : 1.0
      F. Permitted Ratio                                                                        Less than 0.5 : 1.0
           Complies __________       Does not comply _____________

5. Section 8.26 - Ratio of Unconsolidated Cash Inflow Available
     for Interest Expense to Adjusted Consolidated Interest Expense

      A. Unconsolidated Cash Inflow Available for Interest Expense
         (for most recent fiscal quarter)
         1. Interest and principal received by Guarantor from
            Subsidiaries during quarter                                                 ______________________
            i.  Interest                                     _____________________
            ii. Principal                                    _____________________
         2. Gross management fees received by Guarantor from
            Subsidiaries during quarter
                                                                                         ______________________
         3. Guarantor's operating and administrative expenses during quarter (excluding interest expense)

                                                                                         ______________________
         4. Net management fees received by Guarantor from Subsidiaries during quarter (2 minus 3)
                                                                                         ______________________
         5. Dividends available to be distributed by Subsidiaries to
            Guarantor during this year (see attached Exhibit A)

                                                                                         ______________________
         6. A.5 divided by 4                                                             ______________________
         7. Other income (investment income - $_____ Miscellaneous -
            $____                                                                        ______________________
         8. Sum of A.1, A.4, A.6 and A.7                                                 ______________________
      B. Consolidated Interest Expense                                                   ______________________
      C. Interest on Short-Term Indebtedness for advance fundings of guaranteed investment contracts, annuities and other similar insurance and investment products
                                                                                         ______________________
      D. Adjusted Consolidated Interest Expense (B minus C)
                                                                                         ______________________
      E. Ratio of A.8 to D                                                                      __ : 1.0
      F. Permitted Ratio                                                                     Greater than 1.75 : 1.0
            Complies __________      Does not comply _____________

6. Section 8.27 - Company's Total Adjusted Capital

      A. Company's Total Adjusted Capital
         (See attached Exhibit B)                                                        ______________________
      B. Company's Authorized Control Level Risk-Based Capital
                                                                                         ______________________
      C. 3.6 times B                                                                     ______________________
      D. A minus C (must be greater than or equal to 0)
                                                                                         ______________________
                   Complies __________      Does not comply _____________

EXHIBIT A

                                                                                                 [Quarter end date]
Dividends Available to be Distributed

   Protective Life Insurance Company
Prior Year Stat Net Gain from Operations                                                        $___________
Prior Year End 10% of Policyholder Surplus                                                      $___________
Greater of Above                                                                                $___________

Year-to-Date Dividends Actually Distributed
                                                                                                $___________
   Protective Life Insurance Company
   Protective Life and Annuity Insurance Company                                                $___________
   Investment Distributors Advisory Services, Inc.                                              $___________
   National Health Care Systems, Inc.                                                           $___________
   United Dental Care Inc.                                                                      $___________

EXHIBIT B

                                                                                             [Quarter end date]
Total Adjusted Capital

Protective Life Insurance Company
   Capital and Surplus                                                                         $____________
   Asset Valuation Reserve                                                                      ____________

American Foundation Life Insurance Company
   Capital and Surplus                                                                          ____________
   Asset Valuation Reserve                                                                      ____________

Empire General Life Assurance Corporation
   Capital and Surplus                                                                          ____________
   Asset Valuation Reserve                                                                      ____________

Wisconsin National Life Insurance Company
   Capital and Surplus                                                                          ____________
   Asset Valuation Reserve                                                                      ____________

Protective Life Insurance Company of Kentucky
   Capital and Surplus                                                                          ____________
   Asset Valuation Reserve                                                                      ____________

Capital Investors Life Insurance Company
   Capital and Surplus                                                                          ____________
   Asset Valuation Reserve                                                                      ____________

Western Diversified
   Capital and Surplus                                                                          ____________
   Asset Valuation Reserve                                                                      ____________

West Coast Life Insurance Company
   Capital and Surplus                                                                          ____________
   Asset Valuation Reserve                                                                      ____________

Protective Life Insurance Co of Ohio
   Capital and Surplus                                                                          ____________
   Asset Valuation Reserve                                                                      ____________
                                                                                                ____________
Eliminate life subsidiary capital included in Company capital
                                                                                               $____________

EXHIBIT F

GUARANTY

        THIS GUARANTY (this “Guaranty”) is made as of February 1, 2000 by PROTECTIVE LIFE CORPORATION, a Delaware corporation (the “Guarantor”), in favor of Wachovia Capital Investments, Inc. (the “Lessor”), for the ratable benefit of the Lessor and the Lease Participants.

RECITALS

        WHEREAS, the Lessor has acquired a ground lease of the Site, and intends to construct on the Site a building, nearby parking deck and related enhancements and improvements (including furniture, fixtures and equipment), which, with the Site, will comprise the Facility; and

        WHEREAS, the Lessor has leased the Facility to Protective Life Insurance Company (together with any successor or permitted assign under the terms of the Participation Agreement, the Lease or any other applicable Operative Document (as defined in Schedule 1.02 to the Investment Agreement), the “Company”), pursuant to a Lease Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the “Lease”); and

        WHEREAS, the Company, acting as the Lessor’s Acquisition/Construction Agent under an Acquisition, Agency, Indemnity and Support Agreement dated of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the “Agency Agreement”), will, on behalf of the Lessor, complete the construction and installation of all such enhancements and improvements on the Site and provide operations, maintenance and management support for the Facility; and

        WHEREAS, in order to finance the acquisition of the Lessor’s ground lease of the Site and the construction of the building, nearby parking deck and related enhancements and improvements (including furniture, fixtures and equipment) on the Site for the ultimate use and benefit of the Company in accordance with the Lease, the Company, the Lessor and the Lease Participants parties thereto have entered into a certain Investment and Participation Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the “Investment Agreement”), whereby the Company has requested that the Lessor make Lessor Advances to the Company in an aggregate principal amount of up to $75,000,000, and the Lessor has requested that the Lease Participants purchase Ownership Interests from the Lessor in an aggregate principal amount of up to $50,000,000; and

        WHEREAS, to induce the Lessor and the Lease Participants to enter into the Investment Agreement and the other Operative Documents, the Guarantor has agreed to guarantee the obligations of the Company to the Lessor under the Investment Agreement, the Lease, the Agency Agreement and the other Operative Documents; and

        WHEREAS, the Lease Participants have agreed to purchase Ownership Interests from the Lessor upon the terms and conditions set forth in the Investment Agreement;

        NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

        SECTION 1. Definitions. Terms defined in the Investment Agreement or in Schedule 1.02 to the Investment Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

        SECTION 2. Incorporation of Representations, Warranties and Covenants. The representations, warranties and covenants of the Guarantor contained in Articles VII and VIII of the Investment Agreement are incorporated herein by reference, and the Guarantor shall be bound thereby as fully as if they were set forth herein.

        SECTION 3. The Guaranty. The Guarantor, as primary obligor and not merely as surety, hereby irrevocably and unconditionally guarantees  the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) when due of all obligations of, and all amounts owing by, the Company (but not of the Lessor) under the Lease, the Investment Agreement, the Agency Agreement and all other Operative Documents, including, without limitation:

        (a) all obligations to pay Rent, Impositions, Taxes, Other Taxes, Support Expenses, the Termination Value where the Company has not elected to acquire the Facility by payment of the Purchase Price upon the occurrence of a Cancellation Event, the Purchase Price where the Company elects to acquire the Facility, increased costs and compensation for reduced returns under Section 5.03 of the Investment Agreement, compensation under Section 5.05 of the Investment Agreement, expenses and indemnities under Section 11.03 of the Investment Agreement and Article 5 of the Agency Agreement and otherwise, and Yield or interest at the Default Rate in respect of overdue Rent, Yield and all other amounts owing or payable of whatever nature, and

        (b) the full and punctual performance when due of all obligations and agreements of the Company to or in favor of the Lessor or the Lease Participants under the Lease, the Investment Agreement, the Agency Agreement and all other Operative Documents, including, without limitation, all obligations of the Company to cause Completion to occur in accordance with the terms of the Agency Agreement and the other Operative Documents and the Company's obligation to return the Facility to the Lessor in accordance with Section 16 of the Lease if the Company has not elected to acquire the Facility (all of the foregoing obligations in clauses (a) and (b) above being referred to collectively as the "Guaranteed Obligations"; provided, that notwithstanding anything herein to the contrary, if no Cancellation Event has occurred, and the Company has elected to pay the Final Rent Payment or the Completion Costs Payment, as applicable, in accordance with Section 15(a)(ii)(B) of the Lease, the Company shall have no obligation to pay the Non-Recourse Amount, which under such circumstances shall not constitute a part of the Guaranteed Obligations), and agrees to pay any and all expenses (including reasonable attorneys' fees and expenses) incurred by the Lessor, the Lease Participants and their respective successors, transferees and assigns in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Lessor or the Lease Participants but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar case or proceeding involving the Company. For purposes of determining when an obligation is "due" for purposes of this Guaranty, such term shall be interpreted to mean due in accordance with the terms of this Guaranty and without regard to the amendment, modification or rejection of any Guaranteed Obligation in any bankruptcy or other reorganization case or proceeding.

        SECTION 4. Guaranty Unconditional The Guarantor guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with their terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Company with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Company or any of its Affiliates or whether the Company or any of its Affiliates is joined in any such action or actions. The obligations of the Guarantor hereunder shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

        (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Lease, the Investment Agreement, the Agency Agreement or any other Operative Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Guaranteed Obligations;

        (b) any modification or amendment of or supplement to the Lease, the Investment Agreement, or any other Operative Document;

        (c) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Company under the Lease, the Investment Agreement, the Agency Agreement, any other Operative Document or any obligations of any other guarantor of any of the Guaranteed Obligations;

        (d) any change in the corporate existence, structure or ownership of the Company, or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar case or proceeding affecting the Company, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Company, or any other guarantor of any of the Guaranteed Obligations;

        (e) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, any other guarantor of any of the Guaranteed Obligations, the Lessor, any Lease Participant or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

        (f) any invalidity or unenforceability relating to or against the Company, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Investment Agreement, the Agency Agreement, any other Operative Document or any other guaranty of the Guaranteed Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by the Company, or any other guarantor of the Guaranteed Obligations, of amounts due under the Lease or any other amount payable by the Company under the Investment Agreement, the Agency Agreement or any other Operative Document, or purporting to limit the claim of the Lessor against the Company under the Lease; or

        (g) any other act or omission to act or delay of any kind by the Company, any other guarantor of the Guaranteed Obligations, the Lessor or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder, including, without limitation, any failure, omission, delay or inability on the part of the Lessor or the Lease Participants to enforce, assert or exercise any right, power or remedy conferred on the Lessor or the Lease Participants under the Lease, the Investment Agreement, the Agency Agreement or any other Operative Document.

        SECTION. 5 Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Investment Agreement shall have terminated or expired. If at any time any payment of Rent or Yield or any other amount payable by the Company under the Investment Agreement, the Agency Agreement, or any other Operative Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

        SECTION 6. Waiver of Notice by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company, any other guarantor of the Guaranteed Obligations or any other Person. The Lessor shall, to the extent reasonably practicable, provide prior written notice to the Guarantor of any intentional action (or, in the case of an unintentional action, such notice shall be provided upon discovery thereof by the Lessor) taken by the Lessor referred to in Section 3, provided, however, that the failure to provide such notice shall not affect the Guarantor’s obligations under this Guaranty.

        SECTION 7. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under the Lease, the Agency Agreement, the Investment Agreement or any other Operative Document is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Lease, the Agency Agreement, the Investment Agreement or any other Operative Document shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Lessor.

        SECTION 8. Notices. All notices and other communications provided for hereunder shall be given in accordance with the provisions of Section 11.02 of the Investment Agreement.

        SECTION 9. No Waivers. No failure or delay by the Lessor in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Lease, the Agency Agreement, the Investment Agreement and the other Operative Documents shall be cumulative and shall not be exclusive of any other rights or remedies provided by law.

        SECTION 10. Successors and Assigns. This Guaranty is for the benefit of the Lessor and its successors and assigns, including the Lease Participants, to the extent of their Ownership Interests. This Guaranty may not be assigned by the Guarantor without the prior written consent of the Lessor and each Lease Participant and shall be binding upon the Guarantor and its successors and permitted assigns.

        SECTION 11. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantor and the Lessor (with the consent of all of the Funding Parties).

        SECTION 12. GOVERNING LAW; SUBMISSION TO JURISDICTION.

        (a) This Guaranty (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York, other than the conflict of laws rules thereof.

        (b) The Guarantor hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding by the Lessor in respect of, but only in respect of, any claims or causes of action arising out of or relating to this Guaranty or the other Operative Documents (such claims and causes of action, collectively, being "Permitted Claims"), and the Guarantor hereby irrevocably agrees that all Permitted Claims may be heard and determined in such New York State court or in such Federal court. The Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any aforementioned court in respect of Permitted Claims. The Guarantor hereby irrevocably agrees that service of copies of the summons and complaint and any other process which may be served by the Lessor in any such action or proceeding in any aforementioned court in respect of Permitted Claims may be made by delivering a copy of such process to the Guarantor by courier and by certified mail (return receipt requested), fees and postage prepaid, at the Guarantor's address determined pursuant to Section 8. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        (c) Nothing in this Section 12: (i) shall affect the right of the Lessor to serve legal process in any other manner permitted by law or affect any right otherwise existing of the Lessor to bring any action or proceeding against the Guarantor or its property in the courts of other jurisdictions or (ii) shall be deemed to be a general consent to jurisdiction in any particular court or a general waiver of any defense or a consent to jurisdiction of the courts expressly referred to in Subsection (a) above in any action or proceeding in respect of any claim or cause of action other than Permitted Claims.

        SECTION 13. Taxes, Etc. All payments required to be made by the Guarantor hereunder shall be made without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority as required pursuant to Section 4.06 of the Investment Agreement.

        SECTION 14. Subrogation. The Guarantor hereby agrees that it will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, unless and until all of the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Lessor and shall forthwith be paid to the Lessor to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Investment Agreement.

        SECTION 15. Waiver of Jury Trial. Each of the Guarantor and the Lessor waives, to the fullest extent permitted by applicable law, any right to a trial by jury in any action or proceeding to enforce or to defend any rights under this Guaranty or any other Operative Document or under amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any relationship existing in connection with this Guaranty or any other Operative Document, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

        IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the date first above written.

        [SEAL]

PROTECTIVE LIFE CORPORATION
a Delaware corporation
By:
Name:

SCHEDULE 1.02

Defined Terms

The following terms shall have the following meanings when used in the “Investment Agreement”, the “Lease”, the “Agency Agreement” and all other “Operative Documents” (all terms defined in the singular to have the same meanings when used in the plural and vice versa):

        “Acquisition/Construction Agent”: the Company, as acquisition and construction agent for the Lessor with respect to the Facility pursuant to the Agency Agreement.

        “Adjusted Consolidated Indebtedness”: (i) Consolidated Indebtedness, less (ii) Short-Term Indebtedness for advance fundings of guaranteed investment contracts, annuities and other similar insurance and investment products.

        “Adjusted Consolidated Interest Expense”: for any period of calculation, (i) Consolidated Interest Expense, less (ii) interest on Short-Term Indebtedness for advance fundings of guaranteed investment contracts, annuities and other similar insurance and investment products.

        “Adjusted Consolidated Net Worth”: at any date of determination, Consolidated Net Worth excluding all unrealized net losses and gains on assets held for sale pursuant to SFAS 115 and other accumulated comprehensive income pursuant to SFAS No. 133, to the extent such unrealized net losses and gains have been taken into account in determining Consolidated Net Worth.

        “Adjusted LIBO Rate”: with respect to any Yield Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable LIBO Rate for such Yield Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.

        "Administrative Supplemental Rent": as defined in Section 2.04(c) of the Investment Agreement.

        “Advance Notice”: in connection with any Lessor Advance, notice given by telecopy or telephone (and if by telephone, confirmed promptly by telecopier) to be received by the Lessor not later than 12:00 noon, Atlanta, Georgia time, on the 3rd Business Day before the requested date of such Lessor Advance or continuation.

        “Affiliate”: with respect to the Guarantor or the Company, as the case may be, (i) any Person that, directly or indirectly, through one or more intermediaries, controls the Guarantor or the Company, as the case may be (a “Controlling Person”), (ii) any Person (other than the Guarantor, the Company or another Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Guarantor owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        “Agency Agreement”: the Acquisition, Agency, Indemnity and Support Agreement, of even date with the Investment Agreement, between the Lessor and the Company, as Acquisition/Construction Agent, as amended, supplemented or otherwise modified from time to time.

        “Aggregate Construction Costs”: the aggregate amount of all Facility Costs, including all acquisition costs for the Improvements and Capitalized Expenses, excluding, however, the cost of the acquisition of the Site; provided, however, that only for purposes of this definition and the calculation of the Completion Costs Payment Limitation, “Aggregate Construction Costs” shall include individual items included in Capitalized Expenses only to the extent such items are required to be capitalized in accordance with GAAP.

        “Annual Statement” means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary’s jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements recommended by the NAIC to be used for filing annual statutory financial statements and shall contain the type of information recommended by the NAIC to be disclosed therein, together with all exhibits or schedules filed therewith.

        “Applicable Funding Office”: for each Funding Party, the funding office of such Funding Party (or an affiliate of such Funding Party) designated for any Lessor Advance or Lease Participant Advance on the signature pages of the Investment Agreement (or in an Assignment and Acceptance executed by a Lease Participant pursuant to Section 11.06 of the Investment Agreement) or such other offices of such Funding Party (or of an affiliate of such Funding Party) as such Funding Party may from time to time specify to the Lessor (if it is not such Funding Party) and the Company as the office by which its Lessor Advances or Lease Participant Advances, as applicable, are to be made and maintained.

        "Applicable Margin": with respect to the Lessor Advances, the applicable rate per annum determined in accordance with the Pricing Schedule.

        “Applicable Permit”: any Permit that is or may be necessary to own, renovate, construct, install, start-up, test, maintain, modify, expand, remove, operate, lease or use all or any part of the Facility (including, without limitation, the Site or any business conducted on or related to the Facility or the Site) in accordance with the Operative Documents, and the failure to obtain or maintain which would have a Material Adverse Effect.

        “Approved Appraisal”: any appraisal, ordered by the Lessor, but at the Company’s cost, from an appraiser or appraisers reasonably acceptable to the Lessor, which: (i) complies with Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, 12 U.S.C. 3331, et seq., and The Regulations and Statements of General Policy on Appraisals promulgated by the Federal Deposit Insurance Corporation, 12 C.F.R. Part 32, as amended, (ii) is performed by a state-certified real estate appraiser certified under the laws of any State, (iii) reflects the Market Value of the Facility on an “as completed” basis and (iv) estimates the Market Value of the Facility as of the expiration of the Basic Term.

        "Arranger's Supplemental Rent": as defined in Section 2.04(c) of the Investment Agreement.

        "Assignment and Acceptance": an Assignment and Acceptance Agreement, in the form of Exhibit C to the Investment Agreement entered into by a Lease Participant and an Eligible Assignee.

        “Authorized Officers”: with respect to the Guarantor or the Company, the officers whose signatures and incumbency shall have been certified to the Lessor in a certificate certified by the Secretary or an Assistant Secretary of the Guarantor or the Company, as applicable, in form and substance reasonably satisfactory to the Lessor that are authorized to sign the Lease and the other Operative Documents to which the Lessee is a party and, until replaced by another Authorized Officer duly authorized for that purpose, to act as its respective representative for the purposes of signing documents and giving notices and other communications in connection with the Lease and the Operative Documents to which it is a party.

        "Banking Authority": as defined in Section 5.02 of the Investment Agreement.

        “Base Rate”: for any day, the rate per annum equal to the higher as of such day of (I) the Prime Rate, and (II) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

        “Basic Rent”: with respect to: (i) any Yield Period during the Construction Term, the amount of Yield accruing during the Construction Term which is payable by the deemed making of Lessor Advances and Lease Participant Advances pursuant to Sections 2.01(d) and 3.03(a); and (ii) any Rental Period during the Basic Term, for each day during such Rental Period (whether or not a Business Day), the amount of all Yield (excluding Yield on Supplemental Rent payable pursuant to Section 2.04) accruing for such day pursuant to and in accordance with the Investment Agreement.

        “Basic Term”: with respect to the Lease, and subject to the terms and conditions set forth therein and in the other Operative Documents, the period commencing on the Completion Date and ending on the earlier to occur of (i) the Option Date, (ii) the Cancellation Date, or (iii) the Scheduled Lease Termination Date.

        “Business Day”: (i) for all purposes other than as set forth in clause (ii) below, any day except Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia or Birmingham, Alabama are authorized or required by law or other government action to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal of and interest on, the Lessor Advances, and notices and determinations in connection with and payments of Basic Rent, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in the London interbank eurodollar market.

        "Cancellation Date": as defined in Section 15(b) of the Lease.

        "Cancellation Event": as defined in Section 15(b) of the Lease, and shall include a Loss Event.

        “Capitalized Expenses”: all acquisition, design and construction costs and all legal, architectural, engineering and other professional fees and expenses, brokerage fees, appraisal fees, environmental assessment fees, title insurance, survey expenses, mortgage recording fees and taxes, intangibles taxes, and other “soft costs” of a nature ordinarily and reasonably incurred in connection with the acquisition, design, engineering, construction, assembly, installation, testing, improvement and completion of property substantially similar to the Facility (including soft and hard costs previously incurred as mutually agreed, not to exceed 10% of all Facility Cost) and all Basic Rent and Yield capitalized pursuant to the Operative Documents, and Commitment Supplemental Rent and other Supplemental Rent accrued prior to the Completion Date.

        “Capitalized Lease Obligations”: of a Person means the amount of the obligations of such Person under leases that would be shown as a liability on a balance sheet such Person prepared in accordance with GAAP, including obligations under the Lease.

        “Capital Stock” means any nonredeemable capital stock, membership interests or partnership interests of the Guarantor or any Consolidated Subsidiary (to the extent issued to a Person other than the Guarantor), whether common or preferred.

        “Casualty Occurrence”: any of the following events in respect of the Facility, (i) any material loss of the Facility or material loss of use thereof which does not constitute a Loss Event, or (ii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any material part of the Facility which action does not constitute a Loss Event.

        "CERCLA": the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.ss.9601 et. seq., and its implementing regulations and amendments.

        "CERCLIS": the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

        “Change of Control”: the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of voting stock of the Guarantor.

        "Change of Law": as defined in Section 5.02 of the Investment Agreement.

        "Closing Date": February 1, 2000.

        "Code": the Internal Revenue Code of 1986, as amended, and any successor Federal tax code.

        "Collateral": as defined in Section 26 of the Lease.

        "Co-Lessee": as defined in Section 21(b) of the Lease.

        "Commitment": as to the Lessor, its Lessor Commitment, and as to each Lease Participant, an amount equal to such Lease Participant's Lease Participant Commitment, then in effect.

        "Commitment Supplemental Rent": as defined in Section 2.04(a) of the Investment Agreement.

        “Company”: Protective Life Insurance Company, a Tennessee corporation, and its successors, and such term shall refer to it, as the context shall require, as (i) the Company hereunder, (ii) the Acquisition/Construction Agent for the Lessor under the Agency Agreement, or (iii) as the Lessee under the Lease.

        "Company Agents": as defined in Section 11.03(b)(ii) of the Investment Agreement.

        "Completion": the occurrence and satisfaction of all of the events and conditions described on Schedule 1.3 to the Agency Agreement on a single date to the reasonable satisfaction of the Majority Funding Parties.

        "Completion Certificate": a certificate of the Acquisition/Construction Agent in substantially the form of Exhibit A to the Agency Agreement, certifying that Completion of the Facility has occurred.

        “Completion Costs”: at any time the sum of (x) the Aggregate Construction Costs (including acquisition costs, except with respect to the Site, and soft costs) expended or incurred as of the time of a Non-Completion Event and which it will be necessary thereafter to expend in order to achieve Completion, plus (y) all Impositions thereon.

        “Completion Costs Payment”: an amount, which is payable upon the occurrence of a Non-Completion Event, equal to the sum of (i) the acquisition cost of the leasehold interest in the Site, (ii) the aggregate amount of all Completion Costs, up to but not in excess of the Completion Costs Payment Limitation, and (iii) all Supplemental Rent and other amounts owing by the Company under the Operative Documents (other than any Completion Costs in excess of the Completion Costs Payment Limitation).

        “Completion Costs Payment Limitation” means an amount, determined as of a time of the Non-Completion Event, equal to 89% of the difference between (i) Aggregate Construction Costs less (ii) all Rent payments which have actually been paid in cash.

        “Completion Date”: the earlier to occur of (i) the date on which the Company, as Acquisition/Construction Agent for the Lessor, delivers the Completion Certificate and (ii) February 1, 2002 (or, in the event of a Casualty Occurrence during the Construction Term and the Lessee is exercising its replacement rights pursuant to Section 14(d) of the Lease, July 1, 2002).

        “Compliance Certificate" : as defined in Section 8.01(iii) of the Investment Agreement.

        “Consolidated Capitalization”: at any date of determination, the sum of (i) Adjusted Consolidated Net Worth as at such date plus (ii) Adjusted Consolidated Indebtedness as at such time.

        “Consolidated Indebtedness”: the Indebtedness of the Guarantor and the Subsidiaries determined on a consolidated basis in accordance with GAAP, including, without limitation, Synthetic Lease Obligations.

        “Consolidated Interest Expense”: for any period of calculation, interest expense, whether paid or accrued, of the Guarantor and the Subsidiaries calculated on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income": for any period of calculation, the net income of the Guarantor and the Subsidiaries calculated on a consolidated basis in accordance with GAAP.

        "Consolidated Net Worth": at any date of determination, the amount of consolidated common shareholders' equity of the Guarantor and the Subsidiaries, determined as at such date in accordance with GAAP (or SAP, with respect to the Insurance Subsidiaries).

        "Consolidated Operating Profits": for any period, the Operating Profits of the Guarantor and the Consolidated Subsidiaries.

        “Consolidated Subsidiary”: a Subsidiary, the accounts of which are customarily consolidated with those of the Guarantor, for the purpose of reporting to stockholders of the Guarantor, or to the Lessor and each of the Lease Participants, or, in the case of a recently acquired Subsidiary, the accounts of which would, in accordance with the Guarantor’s regular practice, be so consolidated for that purpose.

        “Consolidated Total Assets”: at any time, the total assets of the Guarantor and the Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Guarantor and the Consolidated Subsidiaries, prepared in accordance with GAAP and delivered to the Lessor and the Lease Participants pursuant to Section 8.01(i) or (ii) of the Investment Agreement.

        "Construction Term": the period commencing on the Lease Commencement Date and ending on the Completion Date.

        “Controlled Group”: all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Guarantor, are treated as a single employer under Section 414 of the Code.

        “Debt Rating”: at any time whichever is the higher of the rating of the Guarantor’s senior unsecured, unenhanced debt (or, if no such debt exists, its issuer credit rating for debt of such type) by Moody’s or S&P  (provided, that in the event of a double or greater split rating, the rating immediately above the lowest rating shall apply), or if only one of them rates the Guarantor’s senior unsecured, unenhanced debt, such rating.

        “Default”: any condition or event that constitutes an Event of Default or that with the giving of notice or the lapse of time or both would, unless cured or waived, become an Event of Default.

        “Default Rate”: with respect to any Lessor Advance, Rent or any other amount payable under any Operative Document, on any day, the sum of 2% plus the Adjusted LIBO Rate.

        “Dollars” and “$": dollars in lawful currency of the United States of America.

        “Eligible Assignee”: with respect to any particular assignment under Section 11.06 of the Investment Agreement, any bank or other financial institution consented to by the Company and the Lessor if such bank or other financial institution is not already a Lease Participant or an affiliate of a Lease Participant; provided that (i) the Lessor’s consent may be granted or withheld in its sole and absolute discretion, and (ii) the Company’s consent shall not be unreasonably withheld and, provided, further, that such consent of the Company shall not be required if a Default or Event of Default is in existence.

        “Eligible Lessor Assignee”: means a commercial bank or other financial institution, or an affiliate of either, which: (i) is a diversified company which has (x) significant assets and significant activities other than its Ownership Interests, and (y) has and is reasonably expected to continue to have, during the period it holds its Ownership Interests, significant equity (in any case in excess of 3%) in relationship to its Indebtedness; (ii) is not a “special-purpose entity” for purposes of EITF Issue No. 90-15, “Impact of Nonsubstantive Lessors, Residual Value Guarantees, and Other Provisions in Leasing Transactions”, EITF Issue No. 96-21, “Implementation Issues in Accounting for Leasing Transactions Involving Special-Purpose Entities”, or EITF Issue No. 97-1, “Implementation Issues in Accounting for Lease Transactions, including Those involving Special-Purposed Entities”, of the Emerging Issues Task Force of the Financial Accounting Standards Board of the Financial Accounting Foundation (the “FASB”), and (iii) agrees in writing not to pledge its Ownership Interests.

        “Environmental Assessment”: collectively, a Phase 1 report conducted by an independent engineering firm reasonably acceptable to the Lessor in scope and substance satisfactory to the Lessor, and in any event satisfying the minimum standards set forth in ASTME 1527-94 (and, if recommended in or indicated by the Phase 1 report, a Phase 2, environmental soil test or other environmental report or reports), reflecting compliance of the Facility in all material respects with all applicable Environmental Requirements.

        “Environmental Authority”: any foreign, federal, state, local or regional Governmental Authority that exercises any form of jurisdiction or authority under any Environmental Requirement.

        “Environmental Authorizations”: all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Guarantor, the Company or any other Subsidiary, or for the uses and activities of, on or relating to the Facility, required by any Environmental Requirement.

        “Environmental Damages”: any and all claims, losses, costs, damages, penalties and expenses which are incurred at any prior or subsequent time as a result of the existence or release of Hazardous Materials upon, about or beneath the Facility or migrating or threatening to migrate to or from the Facility, or the existence of a violation of Environmental Requirements pertaining to the Facility, regardless of whether the existence of such Hazardous Materials or the violation of Environmental Requirements arose prior to the present ownership or operation of the Facility.

        “Environmental Judgments and Orders”: all Judgments, arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a Judgment.

        "Environmental Liabilities": any liabilities or Liens, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

        “Environmental Notices”: written notice from any Environmental Authority or by any other Person, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

        "Environmental Proceedings": any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

        "Environmental Release": any actual or threatened release defined in CERCLA or under any state or local environmental law or regulation.

        "Environmental Requirements": any statue, rule, regulation, ordinance, permit, license administration or judicial decision or order (whether by consent or otherwise) or the requirement of law with respect to: (i) the protection of human health and/or the environment; (ii) the existence, handling, use, generation, treatment, storage, packaging, labeling, removal or Environmental Release of Hazardous Materials on, under, about and/or from any real property, including the Facility; and (iii) the effects on the environment of any activity now, previously, or hereinafter conducted on any real property, including the Facility. The Environmental Requirements shall include, but not be limited to, the following: CERCLA; the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613; the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901, et seq.; the Toxic Substances Control Act, 15 U.S.C.ss.ss.2601, et seq.; the Federal Water Pollution Control Act, 33 U.S.C.ss.ss.1251, et seq.; the Clean Air Act, 42 U.S.C.ss.ss.7401, et seq.; the Occupational Safety and Health Act, 29 U.S.C.ss.ss.651, et seq.; the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C.ss.ss.11001, et seq.; the state and local analogies thereto, all as amended or superseded from time to time; and any common-law doctrine, including but not limited to, negligence, nuisance, strict liability, trespass, personal injury, or property damage related to or arising out of the presence, Environmental Release or exposure to a Hazardous Material; and all federal, state and local ordinances, regulations, orders, writs and decrees.

        “ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law and the regulations promulgated and rulings issued from time to time thereunder. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

        "Eurocurrency Liabilities": as defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        “Eurodollar Reserve Percentage”: for any day the percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on loans made at the LIBO Rate is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Funding Party to United States residents). The Adjusted LIBO Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

        "Event of Default": as defined in Section 9.01 of the Investment Agreement or in Section 17 of the Lease.

        "Excess Parking Land": as defined in Section 27(k)(2) of the Lease.

        "Facility": the collective reference to (i) the Lessor's leasehold interest in the Site, (ii) the Improvements, and (iii) all plans, specifications, warranties and related rights and operating, maintenance and repair manuals related thereto and all replacements of any of the above.

        "Facility Cost": an aggregate amount equal to the lesser of: (i) the sum (without duplication) of (a) all costs associated with the Lessor's acquisition of a ground lease of the Site and any refinancing thereof, and (b) all Capitalized Expenses to be provided by the Lessor and the Lease Participants; and (ii) $75,000,000.

        “Facility Plan”: the architectural and engineering plans and specifications for the Facility and list of Facility Plan documents furnished to the Lessor pursuant to Section 6.01(f) of the Investment Agreement, as the same may be amended, supplemented or otherwise modified from time to time as provided in such Section 6.01(f) or otherwise with the consent of the Lessor.

        “Federal Funds Rate”: for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Lessor on such day on such transactions, as determined by the Lessor.

        “Final Rent Payment”: an amount equal to the sum of (i) the aggregate amount of the Unrecovered Lessor Investments, excluding the Non-Recourse Amount, plus (ii) all accrued, unpaid Supplemental Rent through the end of the Lease Term, plus (iii) all accrued, unpaid Yield on the Lessor Investments through the end of the Lease Term, plus (iv) all other amounts owing by the Company under the Operative Documents (other than the Unrecovered Lessor Investments attributable to the Non-Recourse Amount).

        "Fiscal Quarter": any fiscal quarter of the Guarantor or the Company, as the case may be.

        "Fiscal Year": any fiscal year of the Guarantor or the Company, as the case may be.

        “Funded Amount”: the aggregate amount of Lessor Investments, Yield thereon, Supplemental Rent pursuant to Section 2.04, expenses and indemnities owing or to be owing to the Lessor and the Lease Participants, and (without duplication) all other amounts owing by the Company to the Lessor or the Lease Participants pursuant to the Investment Agreement or any other Operative Document.

        “Funding Party”: Any one, or more, or all, as the context shall require, of the Lessor and the Lease Participants collectively, the “Funding Parties”.

        “GAAP”: generally accepted accounting principles in the United States of America applied on a basis consistent with those which, in accordance with Section 1.03 of the Investment Agreement, are to be used in making the calculations for purposes of determining compliance by the Guarantor with the provisions of the Operative Documents applicable thereto.

        “Governmental Authority”: to include the country, state, county, city and political subdivisions in which any Person or any such Person’s property is located or that exercises valid jurisdiction over any such Person or any such Person’s property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities that exercise valid jurisdiction over any such Person or any such Person’s property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Guarantor, the Company, the Site, the Facility, the Lessor, any Lease Participant, any Applicable Funding Office or any Operative Document.

        “Governmental Requirement”: any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, writ, order, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (whether or not having the force of law), including, without limitation, Environmental Requirements, and occupational, safety and health standards or controls, of any Governmental Authority.

        “Guaranteed Obligations”: of a Person, without limitation, such Person’s guaranties, endorsements, assumptions and other contingent obligations with respect to, or to purchase or to otherwise pay or acquire, Indebtedness of others.

        "Guarantor": Protective Life Corporation, a Delaware corporation, and its successors.

        “Guaranty”: the Guaranty, in the form of Exhibit F, of even date with the Investment Agreement, from the Guarantor to the Lessor for the benefit of the Lessor and the Lease Participants, pursuant to which the Guarantor, as primary obligor, guarantees and is liable for all of the Lessee’s obligations under all Operative Documents, as amended, supplemented or otherwise modified from time to time.

        “Hazardous Materials”: to include, without limitation, (i) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. § 6901 et seq., and its implementing regulations and amendments, or in any applicable state or local law or regulation, (ii) “hazardous substance”, “pollutant”, or “contaminant” as defined in CERCLA, or in any applicable federal, state or local law or regulation, (iii) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof, (iv) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or local law or regulation, as each such Act, statute or regulation may be amended from time to time, or (v) any toxic or hazardous materials, wastes, polychlorinated biphenyls (“PCBs”), lead-containing materials, asbestos or asbestos-containing materials, urea formaldehyde, radioactive materials, pesticides, the discharge of sewage or effluent, or any other materials or substances defined as or included in the definition of “hazardous materials,” “hazardous waste,” “contaminants” or similar terms under any Environmental Requirement.

        “Highest Lawful Rate”: with respect to each Funding Party, the maximum non-usurious Yield that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Lessor Advances and the Lease Participant Advances or on other amounts owing hereunder under laws applicable to such Funding Party which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious Yield rate than applicable laws now allow.

        “Impositions”: without duplication, as to any Person, (i) all Taxes, assessments, levies, fees, water and sewer rents and charges, inspection fees and other authorization fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every character (including all penalties and interest thereon) that, at any time prior or subsequent to the Closing Date, are imposed or levied upon or assessed against or may be or constitute a Lien upon such Person or such Person’s Property, or that arise in respect of the ownership, operation, occupancy, possession, use, non-use, condition, leasing or subleasing of such Person’s Property; (ii) all charges, levies, fees, rents or assessments for or in respect of utilities, communications and other services rendered or used on or about such Person’s Property; (iii) payments required in lieu of any of the foregoing; but excluding any penalties or fines imposed on any Funding Party for violation by it of any banking laws or securities law; and (iv) any and all taxes, recording fees and other charges (including penalties and interest) relating to or arising out of the execution, delivery or recording of any of the Operative Documents for the amounts evidenced, secured or referred to be paid thereby, including without limitation, documentary stamp taxes, intangible taxes, recording fees and sales and rent taxes.

        “Improvements”: collectively, the building and nearby parking deck to be constructed and related enhancements and improvements, including furniture, fixtures and equipment to be constructed or installed on the Site in accordance with the Facility Plan, together with all accessions thereto and replacements thereof, and together with all accessories, equipment, parts and devices necessary to achieve Completion, and all fixtures now or hereafter included in or attached to the Site, the building and such enhancements and improvements and modifications, but excluding the Site.

        “Indebtedness”: of a Person means, without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations evidenced by notes, acceptances or other instruments, (v) Capitalized Lease Obligations, (vi) obligations for reimbursement of drafts drawn or available to be drawn under letters of credit, (vii) Synthetic Lease Obligations and (viii) Guaranteed Obligations.

        "Indemnified Party": as defined in Section 11.03(c) of the Investment Agreement.

        "Indemnified Risks": as defined in Section 11.03(c) of the Investment Agreement.

        “Initial Funding Date”: March 1, 2000, or, at the option of the Company, on the first day of any calendar month thereafter (or the next succeeding Business Day, if such day is not a Business Day), provided that the conditions precedent set forth in Sections 6.01 and 6.02 of the Investment Agreement have been satisfied.

        "Initial Advance": the initial Lessor Advance made pursuant to Section 2.01 of the Investment Agreement on or after the Initial Funding Date.

        “Insurance Requirements”: all terms of any insurance policy (including, without limitation, casualty and general liability) covering or applicable to the Facility or any portion thereof maintained in accordance with Section 14 of the Lease and all requirements of the issuer of any such policy.

        "Insurance Subsidiary": any Subsidiary that is engaged in the business of insuring risk, including the Company.

        “Investment”: any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

        “Investment Agreement”: the Investment and Participation Agreement, dated as of the Closing Date, among the Company, the Lessor and the Lease Participants, as amended, supplemented, renewed, extended or otherwise modified from time to time.

        “Judgment”: any judgment, decree, writ, order, determination, injunction, rule or other direction or requirement of any arbitrator or any court, tribunal or other Governmental Authority.

        “Lease”: the Lease Agreement, dated as of the Closing Date, as amended, supplemented or otherwise modified from time to time, pursuant to which the Company, as Lessee, has agreed to lease the Facility on and after the Lease Commencement Date for the Permitted Use in accordance with the terms and conditions set forth in the Lease.

        "Lease Commencement Date": the Closing Date.

        "Lease Participant": any Person who is listed as a Lease Participant on the signature pages of the Investment Agreement, or who from time to time becomes a Lease Participant pursuant to an Assignment and Acceptance; collectively, the "Lease Participants".

         "Lease Participant Advance": Each funding of a purchase from the Lessor of Ownership Interests by a Lease Participant pursuant to Section 2.01(b) of the Investment Agreement.

        “Lease Participant Commitment”: For each Lease Participant, the amount set forth as such on the signature pages of the Investment Agreement next to the signature of such Lease Participant, or in an Assignment and Acceptance, and in the most recent Ownership Certificate as the same may be reduced in accordance with Section 2.03 of the Investment Agreement.

        "Lease Participant Indemnified Party": as defined in Section 11.03(c) of the Investment Agreement.

        "Lease Participant Indemnified Risks": as defined in Section 11.03(c) of the Investment Agreement.

        "Lease Term": the period of time commencing on the Lease Commencement Date and ending on the Lease Termination Date.

        "Lease Termination Date": the earlier to occur of (i) the Option Date, (ii) the Cancellation Date (iii) the date of termination as a result of a Termination Event and (iv) the Scheduled Lease Termination Date.

        "Lessee": the Company in its capacity as Lessee under the Lease and any successor or permitted assign in such capacity.

        "Lessor": the Lessor and any successor or Eligible Lessor Assignee permitted by the terms of the Investment Agreement and the Lease.

        "Lessor Advance": Each funding of Facility Cost made by the Lessor as a Lessor Investment pursuant to Section 2.01(a) of the Investment Agreement.

        “Lessor Equity Interest”: Unrecovered Lessor Investments consisting of the portion of the Non-Recourse Amount which is attributable to the 3% of the aggregate Ownership Interests owned and retained by the Lessor as Non-Recourse Amount Ownership Interests and referred to in clauses (i) and (iii) of the definition of “Required Percentage Composition”.

        "Lessor Indemnified Party": as defined in Section 11.03(b) of the Investment Agreement.

        "Lessor Indemnified Risks": as defined in Section 11.03(b) of the Investment Agreement.

        "Lessor Investments": The aggregate of all amounts of Facility Cost funded by the Lessor or capitalized as part of Facility Cost pursuant to the Investment Agreement.

        “Lessor Investment Commitment”: The amount set forth as such on the signature pages of the Investment Agreement next to the signature of the Lessor, as the same may be reduced by the sale of Ownership Interests to the Lease Participants or at the request of the Company in accordance with Section 2.03 of the Investment Agreement (which amount is net of the aggregate amount of the Lease Participant Commitments).

        “LIBO Rate”: with respect to any Lessor Advance or the Lessor Investments for the applicable Yield Period therefor, or any other amount, the rate per annum determined on the basis of the offered rate for deposits of three months in Dollars of amounts equal or comparable to the principal amount of such Lessor Advance or the Lessor Investments, or any such other amount, as applicable, which rates appear on Dow Jones Markets, Inc. Page 3750 as of 11:00 A.M., London time, two Business Days prior to the first day of such Yield Period, provided that will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16th of 1%) of such offered rates; (b) if no such offered rates appear on such page, the “LIBO Rate” for such Yield Period, as applicable, will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Lessor, at approximately 10:00 A.M., New York City time, two Business Days prior to the first day of such Yield Period, as applicable, for deposits in Dollars offered to leading European banks for a period comparable to such Yield Period, in an amount comparable to the principal amount of such Lessor Advance or the Lessor Investments, or any such other amount.

        “Lien”: with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of any Indebtedness or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this definition, each of the Company, the Guarantor, and any Subsidiary thereof shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

        “Loss Event”: any of the following events in respect of the Facility: (i) the total loss of the Facility or the total loss of use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of the Facility permanently unfit for normal use for any reason whatsoever; (ii) any damage to the Facility which results in an insurance settlement with respect to the Facility on the basis of a total loss; (iii) the permanent condemnation, confiscation or seizure of, or requisition of title to or use of, all or substantially all of the Facility including, but not limited to, a permanent taking by eminent domain of such scope that the untaken part of the Facility is insufficient to permit the restoration of the Facility for continued use in the Company’s business or that causes the remaining part of the Facility to be incapable of being restored to a condition that would permit the remaining portion of the Facility (without the portion of the Facility taken by eminent domain) to continue to have the capacity and functional ability to perform on a continuing basis (subject to normal interruptions in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the function for which the Facility (as a whole) was designed as specified in the Facility Plan or a temporary taking of such nature for a period exceeding 180 consecutive days; or (iv) the occurrence of any event or the discovery of any condition in, on, beneath or involving the Facility or any portion thereof (including, but not limited to the presence of hazardous substances or the violation of any applicable Environmental Requirement) that would have a material adverse effect on the use, occupancy, possession, condition, value or operation of the Facility or any portion thereof, which event or condition requires remediation (A) the cost of which is anticipated, in the opinion of the Lessor, in consultation with an independent environmental engineering firm, to exceed 15% of the Termination Value, and (B) that could not reasonably be expected to be completed substantially in its entirety prior to the date that is 30 days prior to the then-applicable Scheduled Lease Termination Date or is not actually completed substantially in its entirety on or before the date that is 30 days prior to the then-applicable Scheduled Lease Termination Date.

        “Majority Funding Parties”: at any time Funding Parties owning at least 51% of the aggregate amount of the Ownership Interests (without regard to any sale by a Lease Participant of a participation in its Ownership Interest under Section 11.06(f) of the Investment Agreement).

        “Margin Stock”: “margin stock” as defined in Regulations U or G of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        “Market Value”: as defined in Section 323.2(f) of the Regulations and Statements of General Policy on Appraisals promulgated by the Federal Deposit Insurance Corporation, 12 C.F.R. § 323.2(f), as amended from time to time.

        “Material Adverse Effect”: with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (i) the financial condition, operations, business, or properties of the Guarantor and the Consolidated Subsidiaries taken as a whole, (ii) the rights and remedies of the Funding Parties under the Operative Documents, or the ability of the Company or the Guarantor to perform its obligations under the Operative Documents to which it is a party, (iii) the legality, validity or enforceability of any Operative Document, or (iv) the use, occupancy, possession, condition, value or operation of the Facility.

        "Material Subsidiary": any Subsidiary the assets of which constitute 15% or more of Consolidated Total Assets.

        “Maturity Date”: the earlier of (a) the Completion Date, in the event the Basic Term does not commence for any reason, or (b) following the commencement of the Basic Term, the earlier to occur of (i) the Option Date, (ii) the Cancellation Date, or (iii) the Lease Termination Date.

        "Moody's": means Moody's Investor Service, Inc.

        "Multiemployer Plan": has the meaning set forth in Section 4001(a)(3) of ERISA.

        “NAIC”: the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissions and similar Governmental Authorities of the various states of the United States of America toward the promotion of uniformity in the practices of such Governmental Authorities.

        “Non-Completion Event”: the failure of both (i) Completion and (ii) the commencement of the Basic Term to occur on or before the Completion Date.

        “Non-Recourse Amount” means at any time an amount of Facility Cost equal to a percentage of the aggregate original Facility Cost, and Ownership Interests, Lessor Advances, Lessor Investments and Lease Participant Investments attributable thereto, which shall be not less than 12% nor more than 19%, which percentage shall be determined by the Lessor (in consultation with the Company) and notified to the Company and the Lease Participants on or promptly after the Completion Date, after identification of the aggregate amount of the Facility Cost as of such time, and which will be the minimum percentage permitted for classification of the Lease as an operating lease under Statement of Financial Accounting Standards No. 13, Accounting for Leases, and other applicable accounting rules.

        “Non-Recourse Amount Ownership Interests” means that portion of the Ownership Interests, Lessor Advances, Lessor Investments and Lease Participant Advances attributable to the Non-Recourse Amount.

        "Non-U.S. Domestic Participant": as defined in Section 4.06(b) of the Investment Agreement.

        "Operating Profits": as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

        “Operative Documents”: collectively, the Investment Agreement, the Lease, the Agency Agreement, the Guaranty, and the other Security Instruments and any and all other agreements or instruments now or hereafter executed and delivered, or required to be executed and delivered, by the Company or the Guarantor in connection with the Investment Agreement or the other Operative Documents, as such agreements or instruments may be amended, supplemented, renewed, extended, increased or otherwise modified from time to time.

        "Option Date": as defined in Section 15(c) of the Lease.

        “Other Taxes”: all taxes (other than Taxes), assessments, levies, fees, water and sewer rents and charges, inspection fees and other authorization fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every character (including all penalties and interest thereon) and all recording fees and other charges (including penalties and interest) relating to or arising out of (i) the execution, delivery, recording or enforcement of any of the Operative Documents, whether for the amounts evidenced, secured or referred to be paid thereby, or otherwise, or (ii) to the ownership, use, operation or transfer of the Facility or any other Property or (iii) any other event or circumstance, including without limitation, transfer taxes, documentary stamp taxes, intangible taxes, recording fees and sales, use and rent taxes.

        "Other Transaction Expenses": as defined in Section 3.05(a)(i) of the Investment Agreement.

        "Ownership Certificate": as defined in Section 2.02(a)(ii) of the Investment Agreement.

        “Ownership Interest”: an undivided ownership interest, in an amount equal to its Percentage Share, in the Lessor’s rights in Lessor Advances and Lessor Investments, and in all rights to payments of Rent, Yield, the Commitment Supplemental Rent, the Upfront Supplemental Rent (but not the Arranger’s Supplemental Rent or the Administrative Supplemental Rent) and other amounts payable with respect thereto under the Agreement, the Lease and the other Operative Documents, and with reference to the Lessor and each Lease Participant, its Ownership Interest in the Lessor Advances, Lessor Investments, and such rights to payment, after giving effect to the sale by the Lessor to, and the purchase by such Lease Participant of, an Ownership Interest pursuant to Section 2.01(b), or to the assignment by a Lease Participant pursuant to an Assignment and Acceptance, in each case as set forth in the most recent Ownership Certificate. The title of the Lessor in and to the Facility shall be held in trust by the Lessor for the Lease Participants, to the extent of their respective Ownership Interests, subject to the Lease, and in the event the Facility is sold (either to the Lessee or a third party, pursuant to Section 15 of the Lease or upon the exercise by the Lessor of rights and remedies pursuant to Section 26 of the Lease), the net sale proceeds thereof also shall be held in trust by the Lessor for the Lease Participants, to the extent of their respective Ownership Interests attributable to the Non-Recourse Amount.

        "PBGC": the Pension Benefit Guaranty Corporation or any successor thereto.

        “Percentage Share”: (i) until the Commitments have terminated entirely pursuant to Section 2.03 or 9.02, (x) with respect to the Lessor, the percentage which the sum of its Lessor Commitment, less the aggregate Lease Participant Commitments, bears to the Lessor Commitment, and, (y) with respect to each Lease Participant, the percentage which its Lease Participant Commitment bears to the Lessor Commitment; and (ii) thereafter, for the Lessor and each Lease Participant, the percentage which its Ownership Interest bears to all of the Ownership Interests.

        “Performance Pricing Determination Date” means each date on which the Debt Rating changes.

        “Permit”: any approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority or other Person.

        “Permitted Insurers”: insurers with ratings of A or better and Class VIII or better according to Best’s Insurance Reports, or other insurers acceptable to the Lessor.

        “Permitted Liens”: (i) with respect to the Lease or the Facility (including without limitation, the Site) or any Property included in or comprising the Facility or any portion thereof, any of the following:

        (a) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license, permit or provision of law affecting the Facility to (1) terminate, or take any other action which has the effect of modifying, such right, power, franchise, grant, license, permit or provision of law, provided that such termination or other action, when taken, shall not have resulted in a Loss Event and shall not have had a Material Adverse Effect, or (2) purchase, condemn, appropriate or recapture, or designate a purchaser of, the Facility;

        (b) any Liens thereon for Impositions or taxes and any Liens of mechanics, materialmen and laborers for work or services performed or materials furnished which (i) are not overdue, or (ii) are being contested in good faith in the manner described in Section 13 of the Lease;

        (c) Liens of mechanics, materialmen and laborers for work or services performed or materials furnished during the Construction Term;

        (d) rights reserved to or vested in any Governmental Authority to control or regulate the use of such Property or to use the Facility in any manner;

        (e) in the case of the Site, encumbrances, easements, and other similar rights existing on the Closing Date the existence or exercise of which do not have a Material Adverse Effect; and

        (f) any Liens created under the Operative Documents and any financing statements filed in connection therewith;

and

        (ii), with respect to any other Property, any of the following:

        (a) Liens existing on the Closing Date securing Indebtedness outstanding on the Closing Date in an aggregate principal amount with respect to Indebtedness for borrowed money and capital leases not exceeding $3,000,000;

        (b) any Lien existing on any asset of any (a) corporation or partnership at the time such corporation or such partnership becomes a Consolidated Subsidiary, or (b) Subsidiary at the time it becomes a Subsidiary, and in either case not created in contemplation of such event;

        (c) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

        (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or the Guarantor or a Consolidated Subsidiary and not created in contemplation of such event;

        (e) any Lien existing on any asset prior to the acquisition thereof by the Guarantor, the Company or another Consolidated Subsidiary and not created in contemplation of such acquisition;

        (f) Liens securing Indebtedness owing by any Subsidiary to the Guarantor or the Company;

        (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this subsection (ii), provided that (a) such Indebtedness is not secured by any additional assets, and (ii) the amount of such Indebtedness secured by any such Lien is not increased;

        (h) Liens incidental to the conduct of the business of the Guarantor, the Company or any of the Subsidiaries or the ownership of their respective assets which (a) do not secure Indebtedness and (b) do not in the aggregate materially detract from the value of their respective assets or materially impair the use thereof in the operation of their respective businesses;

        (i) any Lien on Margin Stock;

        (j) Liens for Impositions or Taxes either not yet delinquent or which are being contested in good faith by appropriate proceedings;

        (k) Liens not securing Indebtedness which are created by or relate to any legal proceedings which at the time are being contested in good faith by appropriate proceedings;

        (l) any other statutory or inchoate Lien securing amounts other than Indebtedness which are not delinquent; and

        (m) Liens not otherwise permitted by the foregoing paragraphs of this subsection (ii) securing Indebtedness and other obligations in an aggregate principal amount at any time outstanding not to exceed 15% of Adjusted Consolidated Net Worth.

        “Permitted Use”: with respect to the Facility, the occupation and use of the Site and the Improvements as a corporate office building in compliance with all applicable Governmental Requirements and Insurance Requirements.

        “Person”: an individual, a corporation, a partnership, a limited liability company, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or other Governmental Authority.

        “Phase 1 Environmental Assessment”: an investigation conducted by an independent engineering firm reasonably acceptable to the Lessor in scope and substance satisfactory to the Lessor and in any event satisfying the minimum standards set forth in ASTME 1527-94, reflecting compliance of the Facility in all material respects with all applicable Environmental Requirements.

        “Plan”: at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

        "Pricing Schedule": the Pricing Schedule attached as Schedule 1.02(b) to the Investment Agreement.

        “Prime Rate”: that rate of interest so denominated and set by Wachovia Bank from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia Bank, and is set by Wachovia Bank as a general reference rate of interest, taking into account such factors as Wachovia Bank may deem appropriate, it being understood that many of Wachovia Bank’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Wachovia Bank may make various commercial or other loans at rates of interest having no relationship to such rate.

        "Principal Office": the principal office of the Lessor presently located at 191 Peachtree Street, N. E., Atlanta, Georgia 30303 or any other office designated by the Lessor.

        "Property": any kind of property or asset, whether real, personal or mixed, or tangible or intangible, and any interest therein.

        "Purchase Closing Date": as defined in Section 15(e) of the Lease.

        “Purchase Price”: at any time of determination, an amount equal to the sum, as of the purchase date of (i) the aggregate amount of the Unrecovered Lessor Investments, plus (without duplication) (ii) all accrued, unpaid Supplemental Rent through the end of the Lease Term, plus (iii) all accrued, unpaid Yield on the Lessor Investments through the end of the Lease Term, plus (iv) all other amounts owing by the Company under the Operative Documents).

        "Real Property": as defined in Section 26(i)(2) of the Lease.

        “Recourse Amount”: at any time that portion of the Ownership Interests, Lessor Advances, Lessor Investments and Lease Participant Advances attributable to Facility Cost equal to the excess of (i) the Unrecovered Facility Cost over (ii) the Non-Recourse Amount.

        “Redeemable Preferred Stock”: of any Person means any preferred stock issued by such Person (i) required (by the terms of the governing instruments or at the option of the holder thereof) to be mandatorily redeemed for cash at any time prior to the Maturity Date (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof at any time prior to the Maturity Date.

        "Register": as defined in Section 11.06(d) of the Investment Agreement.

        “Regulation A”: Regulation A of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

        “Regulation D”: Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

        “Regulation T”: Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

        “Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

        “Regulation X”: Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

        “Related Contract”: any agreement, contract, bill of sale, receipt or Vendor’s warranty relating to or for the purchase, acquisition, design, engineering, testing, manufacture, renovation, assembly, construction or installation of the Facility or any portion thereof or the provision of enhancements and improvements to the Facility, or otherwise in connection with the acquisition, ownership, use, operation or sale or other disposition of the Facility, made, entered into or received by the Acquisition/Construction Agent on behalf of the Lessor pursuant to the Agency Agreement or by the Guarantor or the Company and assigned to the Lessor pursuant to the Agency Agreement, with or from one or more Vendors or other Persons.

        "Rent": Basic Rent, Supplemental Rent and the Final Rent Payment, collectively.

        “Rent Payment Date”: with respect to Basic Rent, each March 31st, June 30th, September 30th and December 31st of each year, commencing on the first such date occurring after the Completion Date, and the Lease Termination Date.

        “Rental Period”: with respect to Basic Rent, the period beginning on the Completion Date and ending on the first Rent Payment Date occurring after the Completion Date and, thereafter, each subsequent period commencing on the day following each Rent Payment Date and ending on the next Rent Payment Date or on the Lease Termination Date.

        “Required Percentage Composition”: (i) with respect to the Lessor’s Ownership Interests, a requirement that (x) at all times, not less than 3% of the aggregate amount of the Ownership Interests be owned by the Lessor (and not sold to Lease Participants) as Non-Recourse Amount Ownership Interests and (y) during the Construction Term and the Lease Term, a requirement that not less than 3% of Facility Cost, and not less than 3% of Ownership Interests, be funded and owned by the Lessor (and not sold to Lease Participants) as Non-Recourse Amount Ownership Interests; (ii) with respect to each Lessor Advance and related Lease Participant Advance, a requirement that after giving effect thereto, the aggregate outstanding amount of Lessor Advances shall not exceed the sum of the Lessor Investment Commitment and Lease Participant Commitments; and (iii) with respect to the Completion Date, a requirement that on such date, after giving effect to all Lessor Advances and Lease Participant Advances to be made and outstanding at the close of business on such date, 3% of the aggregate amount of the Ownership Interests be owned by the Lessor (and not sold to Lease Participants) as Non-Recourse Amount Ownership Interests.

        "Reported Net Income": for any period, the Net Income of the Guarantor and the Consolidated Subsidiaries determined on a consolidated basis.

        “Restricted Payment”: (i) any dividend or other distribution on any shares of the Guarantor’s Capital Stock (except dividends payable solely in shares of its Capital Stock or additional rights to acquire its Capital Stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Guarantor’s Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock) or (b) any option, warrant or other right to acquire shares of the Guarantor’s Capital Stock.

        “Revolving Credit Agreement”: The Credit Agreement dated as of July 30, 1993 among the Guarantor, as the Borrower, and AmSouth Bank N.A., Central Bank of the South, First Alabama Bank, First Commercial Bank, SouthTrust Bank of Alabama, N.A., Third National Bank in Nashville, as the Lenders, and AmSouth Bank N.A., as the Agent, as amended or supplemented from time to time.

        "S & P": means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

        "SAP": with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) as of the Closing Date in the jurisdiction of incorporation of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary.

        "Scheduled Lease Termination Date": the date that is 5 years after the Completion Date.

        "Secured Amount": as defined in Section 26 of the Lease.

        "Secured Party": as defined in Section 26 of the Lease.

        “Security Instruments”: collectively, the Lease and any and all agreements or instruments, including, without limitation, financing statements, now or hereafter executed and delivered by the Company as security for the payment or performance of the Secured Amount, as such agreements or instruments may be amended, supplemented or otherwise modified from time to time.

        “Short-Term Indebtedness”: all Indebtedness that by its terms matures within one year from, and that is not renewable at the option of the obligor to a date later than one year after, the date such Indebtedness was incurred. Any Indebtedness which is extended or renewed (other than pursuant to the option of the obligor) shall be deemed to have been incurred at the date of such extension or renewal.

        “Site”: certain real property located in Birmingham, Alabama, described in greater detail on Exhibit A to the Investment Agreement and the Lease, less and except (i) the Excess Annex Land, from and after the release thereof pursuant to the provisions of Section 27(k)(1) of the Lease and (ii) the Excess Parking Land, from and after the release thereof pursuant to the provisions of Section 27(k)(2) of the Lease.

        “Soil Test Reports”: soil test reports as to soil borings on the Site by a soil testing firm satisfactory to the Lessor, including (a) the number and location of such borings shall be in accordance with the recommendations of the soil testing firm and also satisfactory to the Lessor and (b) the recommendations of the soil testing firm as to the preparation of the soil needed to adequately support the Facility.

        “Stockholders’ Equity”: at any time, the stockholders’ equity of the Guarantor and the Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Guarantor and the Consolidated Subsidiaries prepared in accordance with GAAP; but excluding any Redeemable Preferred Stock of the Guarantor or any of the Consolidated Subsidiaries. Stockholders’ Equity generally would include, but not be limited to: (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (a) purchases of treasury stock, (b) valuation allowances, (c) receivables due from an employee stock ownership plan, (d) employee stock ownership plan debt guarantees and (e) translation adjustments for foreign currency transactions.

        "Sublessee": as defined in Section 21(c) of the Lease.

        “Subsidiary”: any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Guarantor. A separate account established pursuant to SAP or any applicable insurance regulatory requirement shall be deemed not to be a Subsidiary.

        "Supplemental Rent": as defined in Section 3(c) of the Lease.

        "Support Expenses": as defined in Section 3.2(k) of the Agency Agreement.

        “Surplus Note”: a promissory note executed by an Insurance Subsidiary to the Guarantor of the type generally described in the insurance industry as a “surplus note”, the principal amount of which is properly recorded by the issuer as an addition to capital and surplus rather than as a liability in accordance with SAP.

        “Survey”: a current ALTA-ACSM boundary survey of the Site and existing improvements in form and substance satisfactory to the Lessor, and containing such certifications as the Lessor may request.

        “Synthetic Lease Obligations”: of a Person means the amount of the obligations of such Person under any lease that would not be shown as a liability, but would be treated as an operating lease, in accordance with GAAP, but which arise under a transaction in which the property subject to such lease is owned by the lessee for purposes of the Code. Obligations under the Lease are Synthetic Lease Obligations.

        "Taxes": as defined in Section 4.06(a) of the Investment Agreement.

        "Termination Event": as defined in Section 15(a) of the Lease.

        "Termination Value": at any time will be an amount equal to the sum of (i) the Final Rent Payment, plus (ii) the Unrecovered Lessor Investments attributable to the Non-Recourse Amount.

        "Third Party": any Person other than (i) the Lessor, (ii) the Company, (iii) the Guarantor, or (iv) any Affiliate of any of the foregoing.

        "UCC": the Uniform Commercial Code as in effect in the State of Alabama and any other jurisdiction whose laws may be mandatorily applicable.

        “Unconsolidated Cash Inflow Available for Interest Expense”: for any period of calculation, the sum (without duplication) of (a) all amounts received by the Guarantor from the Subsidiaries during such period as (i) interest and principal on Indebtedness (including but not limited to Surplus Notes) and (ii) management fees (net of expenses incurred in providing the services for which such management fees were paid), (b) all amounts that the Subsidiaries were permitted, under applicable laws and regulations, to distribute to the Guarantor during such period as dividends, whether or not so distributed, and (c) other income.

        “Unrecovered Facility Cost”: at any time the sum of (i) the aggregate original Facility Cost, less (ii) the aggregate amount of any voluntary prepayments of Facility Cost and casualty and condemnation proceeds received by the Lessor.

        "Unrecovered Lessor Investments": at any time an amount equal to the Unrecovered Facility Cost at such time.

        "Upfront Supplemental Rent": as defined in Section 2.04(b) of the Investment Agreement.

        "Vendor": any designer, supplier, manufacturer or installer of, or provider of Property or services with respect to, the Facility or any Property included therein or any part thereof.

        "Wachovia Bank": Wachovia Bank, N.A., a national banking association, in its individual capacity, and its successors.

        "Wholly Owned Subsidiary": any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Guarantor.

        “Year 2000 Compliant and Ready” means that (a) the Company’s and the Consolidated Subsidiaries’ hardware and software systems with respect to the operation of its business and its general business plan are able to do each of the following, except in each case where the inability to do any of them does not have and could not reasonably be expected to cause a Material Adverse Effect: (i) process date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any deterioration in performance of the functions critical to normal business operations; (iii) store and provide date input information without creating any ambiguity as to the century and; (b) the Guarantor has developed alternative plans to ensure business continuity in the event of the failure of any or all of items (i) through (iii) in clause (a) above in this definition.

        “Yield”: all yield accruing from time to time with respect to the Lessor Investments, Yield to include without limitation all Yield accrued during the Construction Term on Yield which has previously been capitalized by the deemed making of Lessor Advances and Lease Participant Advances pursuant to Sections 2.01(d) and 3.03(a) and, with respect to Supplemental Rent accruing during the Construction Term pursuant to Section 2.04 of the Investment Agreement, all yield accruing from time to time with respect to such Supplemental Rent.

        “Yield Period”: with respect to each Lessor Advance or the Lessor Investments, and with respect to Yield on Supplemental Rent which accrues during the Construction Term pursuant to Section 2.04 of the Investment Agreement: (1) during the Construction Term, the period beginning on the date of such Lessor Advance (or, with respect to Supplemental Rent which accrues during the Construction Term pursuant to Section 2.04 of the Investment Agreement, on the Initial Funding Date) and ending on the numerically corresponding date (or, if applicable, last calendar date) one month thereafter and, thereafter, each subsequent period commencing on the last day of the immediately preceding Yield Period and ending on the numerically corresponding date (or, if applicable, last calendar date) one month (or, if applicable, last calendar date) thereafter; and (2) during the Basic Term, each Rental Period; provided, however, that:

        (i) the duration of any Yield Period that commences before the Scheduled Lease Termination Date and would otherwise end after the Scheduled Lease Termination Date shall end on the Scheduled Lease Termination Date;

        (ii) the duration of the last Yield Period with respect to each Lessor Advance which commenced just prior to the Completion Date shall end on the Completion Date; and

        (iii) if the last day of such Yield Period would otherwise occur on a day that is not a Business Day, such last day shall be extended to the next succeeding Business Day, except if such extension would cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day.

SCHEDULE 1.02(b)

Pricing Schedule

        The terms "Applicable Margin" means, for any day, the rate per annum set forth below corresponding to the Pricing Level that applies on such day:

--------------------------------------- ------------ ------------ ------------- ------------ ------------ ------------
            Pricing Level                 Level I     Level II     Level III     Level IV      Level V     Level VI
--------------------------------------- ------------ ------------ ------------- ------------ ------------ ------------
Applicable Margin for Lessor Advances
and Lessor Investments on:
--------------------------------------- ------------ ------------ ------------- ------------ ------------ ------------
   1.  Adjusted LIBO Rate basis           0.625%       0.750%        0.875%       1.000%       1.250%       1.750%
--------------------------------------- ------------ ------------ ------------- ------------ ------------ ------------
   2.  Base Rate basis                     0.00%        0.00%        0.00%         0.00%        0.00%        0.00%
--------------------------------------- ------------ ------------ ------------- ------------ ------------ ------------

        For purposes of this Pricing Schedule, the following terms have the following meanings:

        “Level I Pricing” applies if the Debt Rating at the most recent Performance Pricing Determination Date was equal to or better than A+ or A1.

        “Level II Pricing” applies if the Debt Rating at the most recent Performance Pricing Determination Date was equal to A or A2.

        “Level III Pricing” applies if the Debt Rating at the most recent Performance Pricing Determination Date was equal to A- or A3.

        “Level IV Pricing” applies if the Debt Rating at the most recent Performance Pricing Determination Date was equal to or less than BBB+ or Baa3, but greater than BBB- or Baa3.

        “Level V Pricing” applies if the Debt Rating at the most recent Performance Pricing Determination Date was equal to BBB- or Baa3.

        “Level VI Pricing” applies if the Debt Rating at the most recent Performance Pricing Determination Date was less than BBB- or Baa3 or if there is no Debt Rating.

All determinations hereunder shall be made by the Lessor unless the Majority Funding Parties shall object to any such determination. The Guarantor shall promptly notify the Lessor of any change in the Debt Rating.

SCHEDULE 7.01(e)

Litigation

NONE

The following is disclosed as a matter of information, but the Company does not believe that it would have or cause a Material Adverse Effect.

        A number of civil jury verdicts have been returned against insurers in the jurisdictions in which the Company does business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. Increasingly these lawsuits have resulted in the award of substantial judgments against the insurer that are disproportionate to the actual damages, including material amounts of punitive damages. In addition, in some class action and other lawsuits involving insurers' sales practices, insurers have made material settlement payments. In some states, including Alabama (where the Company maintains its headquarters), juries have substantial discretion in awarding punitive and non-economic compensatory damages, which creates the potential for unpredictable material adverse judgments in any given lawsuit. The Company, like other insurers, in the ordinary course of business, is involved in such litigation or alternatively in arbitration. The outcome of any such litigation or arbitration cannot be predicted with certainty.

SCHEDULE 7.01(n)

Environmental Matters

NONE.